As filed with the Securities and Exchange Commission on January 19, 2021

Registration No. 333-251897

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

First Amendment

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

STEM HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-55751	61-1794883
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

2201 NW Corporate Blvd., Suite 205 Boca Raton, FL	33431
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 948-5410

n/a

(Former name or former address, if changed since last report)

Approximate date of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

(Check one):

Large accelerated filer [ ]	Accelerated Filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share(1)	Proposed maximum aggregate offering price	Amount of registration fee

Warrants to purchase shares of Common Stock (included with sale of shares)	—	—	—	—
Shares of Common Stock underlying Warrants	20,000,000	$0.53	$10,600,000	$1,156.46
Total Registration Statement Fee	20,000,000	$0.53	$10,600,000	$1,156.46

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(e) under the Securities Act of 1933.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Neither the Securities Exchange Commission nor any state securities commissions have approved or disapproved of these securities or passed upon the adequacy of the Prospectus. Any representation to the contrary is a criminal offense.

Explanatory Note

This First Amendment is filed in response to a Comment Letter issued by the U.S. Securities and Exchange Commission on January 14, 2021.

Filed Pursuant to Rule 424(b)(3)

Registration No. 333-251897

Dated January__, 2021

STEM HOLDINGS, INC.

20,000,000 Shares of Common Stock

Par Value $0.001 Per Share

This prospectus relates to the offering by the Company of up to 20,000,000 Warrants to purchase shares of Common Stock at an exercise price of $0.53 per shares and the shares of our Common Stock underlying Warrants. We will not receive any proceeds from the sale of Warrants, but will receive the proceeds of the exercise of the Warrants, if exercised.

The Warrants and shares of common stock underlying the Warrants will be sold from time to time in broker’s transactions, in the open market, on the OTCQX, in privately negotiated transactions or a combination of these methods, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices. We will pay the expenses incurred to register the shares for resale, but the selling stockholders will pay any underwriting discounts, commissions or agent’s commissions related to the sale of their shares of common stock.

Our common stock is traded on the OTCQX under the symbol “STMH”. On January 15, 2021, the closing sale price of our common stock was $0.5153 per share.

The offering of Warrants to purchase Common Stock of Stem Holdings, Inc. (OTCQX: STMH; CSE: STEM) and shares of Common Stock issued on the exercise of Warrants are included in our offering of Units at a fixed price of $0.43 per Unit, which includes up to 20,000,000 Common Shares and Warrants to purchase a like number of shares at a fixed price of $0.53 per Unit prior to January 31, 2021. The offering of the Units by the Company shall terminate on the earlier of (i) January 31, 2021 (unless extended by the Company), (ii) the date when the sale of all 20,000,000 shares is completed or (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 20,000,000 shares registered under two Registration Statements which went effective on October 26, 2020 and November 4, 2020, respectively. No Units will be sold until this Registration Statement on Form S-1 is declared effective by the U.S. Securities and Exchange Commission. The sale of the shares and warrants are a “primary offering” and not an offering by selling shareholders.

Our Common Shares are traded on the OTCQX market in the United States and on the CSE market in Canada. To maintain eligibility for quotation on such markets, issuers must remain current in their quarterly and annual filings with the SEC. We are not a blank check company as defined in Rule 419 of Regulation C under the Securities Act and have no plans or intentions to engage in a business combination after the offering.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED “RISK FACTORS” BEFORE BUYING ANY COMMON SHARES OF STEM HOLDINGS, INC.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information contained in this prospectus is not complete and may be changed. This prospectus is included in the registration statement that was filed by STEM HOLDINGS, INC. with the U.S. Securities and Exchange Commission. where the offer or sale is not permitted.

Our common stock is traded on the OTCQX under the symbol “STMH” and the CSE under the symbol “STEM”. On January 15, 2021, the closing sale price of our common stock was $0.5153 per share on the OTCQX.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment. We have not authorized anyone to provide you with different information.

Investing in these securities involves significant risks. See “Risk Factors” beginning on page 39.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January __, 2021.

The information contained in this prospectus is not complete and may be changed. This prospectus is included in the registration statement that was filed by STEM HOLDINGS, INC. with the Securities and Exchange Commission. The Company may not sell these securities until the registration statement becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

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SUMMARY INFORMATION AND RISK FACTORS

The items in the following summary are described in more detail later in this prospectus. This summary provides an overview of selected information and does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements, and the notes to the financial statements.

For purposes of this prospectus, unless otherwise indicated or the context otherwise requires, all references herein to “Stem”, “the Company”, “we,” “us,” and “our,” refer to STEM HOLDINGS, INC., a Nevada corporation.

SUMMARY OF THE COMPANY

Corporate Structure

Stem Holdings, Inc. was organized on June 7, 2016 as a Nevada corporation under Chapter 78 of the Nevada Revised Statutes. The Company’s principal office is located at 2201 NW Corporate Blvd, Suite 205, Boca Raton, FL 33431. The Company has six wholly-owned subsidiaries, Stem Group Oklahoma, Inc., Opco LLC, Stem Holdings, Florida, Inc., Stem Holdings Oregon, Inc. and Stem Holdings, IP Inc. and Stem Agri, LLC.

Overview of the Business

Stem is a multi-state, vertically integrated, cannabis company that, through its subsidiaries and its investments, is engaged in the manufacture, possession, use, sale, distribution or branding of cannabis and/or holds licenses in the adult use and/or medical cannabis marketplace in the states of Oregon, Nevada, California, Oklahoma and Massachusetts. Stem has ownership interests in 22 state issued cannabis and industrial hemp licenses, including ten licenses for cannabis cultivation, four licenses for cannabis processing (including two hemp authorizations), one license for cannabis wholesale distribution, one license for hemp production and processing, five cannabis dispensary licenses, one license that permits both dispensary and cultivation activities.

The Company is also currently working towards acquiring additional entities and assisting certain joint ventures with obtaining licenses and permits for cannabis production, distribution and sale in additional US states and foreign countries. Should it be successful in these endeavors, the Company will transform into a multi-state and worldwide, vertically integrated, cannabis company that purchases, improves, leases, operates and invests in properties for use in the production, distribution and sales of cannabis and cannabis-infused products licensed under the laws of the states of Oregon, Nevada, California and Oklahoma.

Stem’s partner consumer brands are award-winning, nationally known and include: cultivators, TJ’s Gardens, Travis X James, and Yerba Buena; retail brands, Stem and TJ’s; infused product manufacturers, Cannavore and Supernatural Honey; and a CBD company, Dose-ology. As of September 30, 2020, the Company has acquired six commercial properties and leased a seventh property, located in Oregon and Nevada, and has entered into leases to related entities for these properties. As of September 30, 2020, the buildout of these properties to support cannabis related operations was either complete or near completion.

The Company has ten wholly-owned subsidiaries, including Stem Holdings Oregon, Inc., Stem Holdings IP, Inc., Opco, LLC, Stem Agri, LLC., Stem Group Oklahoma, Inc., Opco LLC., Stem Holdings Florida, Inc., Consolidated Ventures of Oregon, Inc., Opco Holdings, Inc., and Stem Holdings Florida, Inc. Stem, through its subsidiaries, is currently in the process of finalizing the investment in and acquisition of entities that engage directly in the production and sale of cannabis, thereby transitioning from a real estate company, with a focus on cannabis industry tenants, to a vertically integrated, multi-state cannabis operating company.

The Company’s stock is publicly traded and is listed on the Canadian Securities Exchange under the symbol “STEM” and the OTCQX exchange under the symbol “STMH”.

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Recent Developments

COVID-19

In December 2019, an outbreak of a novel strain of coronavirus (COVID-19) originated in Wuhan, China, and has since spread to a number of other countries, including the United States. On March 11, 2020, the World Health Organization characterized COVID-19 as a pandemic. In addition, as of the time of the Document, several states in the United States have declared states of emergency, and several countries around the world, including the United States, have taken steps to restrict travel. The existence of a worldwide pandemic, the fear associated with COVID-19, or any, pandemic, and the reactions of governments in response to COVID-19, or any, pandemic, to regulate the flow of labor and products and impede the travel of personnel, may impact the Company’s ability to conduct normal business operations, which could adversely affect the Company’s results of operations and liquidity. Disruptions to the Company’s supply chain and business operations, disruptions to the Company’s retail operations and its ability to collect rent from the properties which it owns, personnel absences, or restrictions on the shipment of the Company’s products or the Company’s suppliers’ or customers’ products, any of which could have adverse ripple effects throughout the Company’s business. If the Company needs to close any of its facilities or a critical number of its employees become too ill to work, the Company’s production ability could be materially adversely affected in a rapid manner. Similarly, if the Company’s customers experience adverse consequences due to COVID-19, or any other, pandemic, demand for the Company’s products could also be materially adversely affected in a rapid manner. Global health concerns, such as COVID-19, could also result in social, economic, and labor instability in the markets in which the Company operates. Any of these uncertainties could have a material adverse effect on the Company’s business, financial condition, or results of operations.

Industrial Hemp

Industrial hemp is now legal in the U.S., which advocates hope could eventually loosen laws around the popular marijuana extract CBD.

The 2018 farm bill which legalized hemp including a variety of cannabis that does not produce the psychoactive component of marijuana, paved the way to legitimacy for an agricultural sector that has been operating on the fringe of the law. Industrial hemp has made investors and executives swoon because of the potential multibillion-dollar market for cannabidiol, or CBD, a non-psychoactive compound that has started to turn up in beverages, health products and pet snacks, among other products.

Currently, it appears that CBD will remain largely off-limits for ingestible products. The Food and Drug Administration issued a statement saying that despite the new status of hemp, CBD is still considered a drug ingredient and remains illegal to add to food or health products without the agency’s approval, disappointing many hemp advocates, who said they will continue to work to convince the FDA to loosen its CBD rules. The FDA said some hemp ingredients, such as hulled hemp seeds, hemp seed protein and hemp seed oil, are safe in food and won’t require additional approvals.

The farm bill places industrial hemp, which is defined as a cannabis plant with under 0.3% of tetrahydrocannabinol, or THC, under the supervision of the Agriculture Department and removes CBD from the purview of the Controlled Substances Act, which covers marijuana. The law also “explicitly” preserved the Food and Drug Administration’s authority to regulate products containing cannabis, or cannabis-derived compounds.

Regulation of Cannabis in the United States Federally

Under U.S. federal law, cannabis is classified as a Schedule I drug. The CSA has five different tiers or schedules. A Schedule I drug means the United States Drug Enforcement Administration (“DEA”) considers it to have a high potential for abuse, no accepted medical treatment, and lack of accepted safety for the use of it even under medical supervision. Other Schedule I drugs include heroin, LSD and ecstasy. In June 2018, the FDA approved Epidiolex, a purified form of CBD derived from the cannabis plant and used to treat two rare, intractable forms of epilepsy. The Company believes cannabis’s categorization as a Schedule I drug is thus not reflective of the medicinal properties of cannabis or the public perception thereof, and numerous studies show cannabis is not able to be abused in the same way as other Schedule I drugs, has medicinal properties, and can be safely administered. In this respect, 33 states, the District of Columbia, Guam, Puerto Rico and the U.S. Virgin Islands have passed laws authorizing comprehensive, publicly available medical cannabis programs, and 15 of those states and the District of Columbia have passed laws legalizing cannabis for adult use (and several other states are actively considering such laws).

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In an effort to address incongruities between cannabis prohibition under the CSA and legalization under various state laws, the federal government issued guidance to law enforcement agencies and financial institutions during the Obama Administration through DOJ memorandum. The most recent such memorandum is the Cole Memo. The Cole Memo provided guidance to federal enforcement agencies as to how they should prioritize civil enforcement, criminal investigations and prosecutions regarding cannabis in all states. The Cole Memo shielded individuals and businesses participating in state-legal cannabis operations from prosecution under federal drugs laws, excepting cannabis related conduct that fell into one of the following enumerated prosecution priorities:

1.	Preventing the distribution of cannabis to minors;

2.	Preventing revenue from the sale of cannabis from going to criminal enterprises, gangs and cartels;

3.	Preventing the diversion of cannabis from states where it is legal under state law in some form to other states;

4.	Preventing the state-authorized cannabis activity from being used as a cover or pretext for the trafficking of other illegal drugs or other illegal activity;

5.	Preventing the violence and the use of firearms in the cultivation and distribution of cannabis;

6.	Preventing the drugged driving and the exacerbation of other adverse public health consequences associated with cannabis use;

7.	Preventing the growing of cannabis on public lands and the attendant public safety and environmental dangers posed by cannabis production on public lands; and

8.	Preventing cannabis possession or use on federal property.

On January 4, 2018, then U.S. Attorney General Jeff Sessions issued a memorandum (the “Sessions Memorandum”), which rescinded the Cole Memo. Rather than provide nationwide guidance respecting cannabis-related crimes in jurisdictions where certain cannabis activity was legal under state law, the Sessions Memorandum instructs that “[i]n deciding which cannabis activities to prosecute. with the DOJ’s finite resources, prosecutors should follow the well-established principles that govern all federal prosecutions.” Namely, these include the seriousness of the offense, history of criminal activity, deterrent effect of prosecution, the interests of victims, and other principles. Former U.S. Attorney General Jeff Sessions resigned in November 2018 and was replaced by Matthew Whitaker as interim Attorney General. In February 2019, William Barr was sworn in as Attorney General. It is unclear what position Attorney General Barr will take with respect to enforcing federal drugs laws in jurisdictions with state-legal cannabis operations. However, in a written response to questions from U.S. Senator Cory Booker in connection with his confirmation, Attorney General Barr stated, “I do not intend to go after parties who have complied with state law in reliance on the Cole Memo.”

Despite rescission of the Cole Memo, the Company remains mindful of the common-sense prosecution priorities set forth therein and has not modified policies or procedures intended to support its underlying safety-focused intent. To this end, the Company and its operating subsidiaries adhere to industry best practices for operations, mandate strict compliance with applicable state and local laws, rules, regulations, ordinances, guidance and like authority, implement procedures designed to ensure operations do not exceed what is authorized under applicable licenses, perform stringent diligence on third-parties with whom it does business, performs background checks on employees, and maintains state-of-the-art inventory tracking and other security infrastructure. Regular reviews of the foregoing and related operations, premises, documentation and the like are performed to ensure compliance with the Company’s safety, security and compliance standards.

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Although the Cole Memo has been rescinded, one legislative safeguard for the medical cannabis industry remains in place: Congress has passed a so-called “rider” provision in the FY 2015, 2016, 2017, 2018, 2019 and 2020 Consolidated Appropriations Acts to prevent the federal government from using congressionally appropriated funds to enforce federal cannabis laws against state regulated medical cannabis actors operating in compliance with state and local law (the “Rohrabacher-Farr Amendment”). In signing the 2019 Consolidated Appropriations Act, President Trump issued a signing statement noting that the Consolidated Appropriations Act “provides that the DOJ may not use any funds to prevent implementation of medical marijuana laws by various states and territories,” and further stating “[he] will treat this provision consistent with the President’s constitutional responsibility to faithfully execute the laws of the United States.” While the signing statement can fairly be read to mean that the executive branch intends to enforce the CSA and other federal laws prohibiting the sale and possession of medical cannabis, President Trump did issue a similar signing statement in 2017 and no major federal enforcement actions followed. On September 27, 2019 the Rohrabacher-Farr Amendment was temporarily renewed through a stopgap spending bill and was similarly renewed again on November 21, 2019. The FY 2020 omnibus spending bill was ultimately passed on December 20, 2019, making the Rohrabacher-Farr Amendment effective through September 30, 2020. In signing the spending bill, President Trump again released a statement similar to the ones he made May 2017 and February 2019 regarding the Rohrabacher-Farr Amendment. On October 1, 2020, the Rohrabacher-Farr Amendment was temporarily renewed through the signing of a stopgap spending bill, effective through December 11, 2020; however, it is uncertain whether Congress will extend the Rohrabacher-Farr Amendment beyond December 11, 2020. Notably, the Rohrabacher-Farr Amendment has applied only to medical cannabis programs and has not provided the same protections to enforcement against adult-use cannabis activities.

There is a growing consensus among cannabis businesses and numerous congressmen and congresswomen that guidance is not law and temporary legislative riders, such as the Rohrabacher-Farr Amendment, are an inappropriate way to protect lawful medical cannabis businesses. Given current political trends, the Company considers recent efforts at comprehensive reform unlikely in the near-term. For the time being, cannabis remains a Schedule I controlled substance at the federal level, and neither the Cole Memo nor its rescission nor the continued passage of the Rohrabacher-Farr Amendment has altered that fact. The federal government of the United States has always reserved the right to enforce federal law regarding the sale and disbursement of medical or adult-use cannabis, even if state law sanctions such sale and disbursement. If the United States federal government begins to enforce United States federal laws relating to cannabis in states where the sale and use of cannabis is currently legal, or if existing applicable state laws are repealed or curtailed, the Company’s business, results of operations, financial condition and prospects could be materially adversely affected.

Due to the CSA categorization of cannabis as a Schedule I drug, U.S. federal law makes it illegal for financial institutions that depend on the Federal Reserve’s money transfer system to take any proceeds from cannabis sales as deposits. Banks and other financial institutions could be prosecuted and possibly convicted of money laundering for providing services to cannabis businesses under the Bank Secrecy Act. Under U.S. federal law, banks or other financial institutions that provide a cannabis business with a checking account, debit or credit card, small business loan, or any other service could be found guilty of money laundering or conspiracy.

While there has been no change in U.S. federal banking laws to account for the trend towards legalizing medical and adult use cannabis by U.S. states, the Financial Crimes Enforcement Network (“FinCEN”) bureau of the U.S. Treasury Department has issued guidance in 2014 to prosecutors handling money laundering and other financial crimes advising them not to focus enforcement efforts on banks and other financial institutions servicing cannabis-related businesses so long as such businesses are legally operating under state law and not engaging in conduct within the scope of a Cole Memo prosecution priority (such as keeping cannabis away from minors and out of the hands of organized crime). The 2014 FinCEN guidance also clarifies how financial institutions can provide services to cannabis-related businesses consistent with their Bank Secrecy Act obligations, including thorough customer due diligence, but makes it clear that they are doing so at their own risk. The customer due diligence steps include:

1.	Verifying with the appropriate state authorities whether the business is duly licensed and registered;

2.	Reviewing the license application (and related documentation) submitted by the business for obtaining a state license to operate its cannabis-related business;

3.	Requesting from state licensing and enforcement authorities available information about the business and related parties;

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4.	Developing an understanding of the normal and expected activity for the business, including the types of products to be sold and the type of customers to be served (e.g., medical versus adult use customers);

5.	Ongoing monitoring of publicly available sources for adverse information about the business and related parties;

6.	Ongoing monitoring for suspicious activity, including for any of the red flags described in this guidance; and

7.	Refreshing information obtained as part of customer due diligence on a periodic basis and commensurate with the risk.

With respect to information regarding state licensure obtained in connection with such customer due diligence, the 2014 FinCEN guidance allows financial institutions to reasonably rely on the accuracy of information provided by state licensing authorities where states make such information available.

Unlike the Cole Memo, 2014 FinCEN guidance remains effective as of the date of this AIF, and Secretary Mnuchin has publicly voiced his intent to leave such guidance in force and effect. Despite FinCEN’s guidance, most banks and other financial institutions are still unwilling to provide banking or other financial services to cannabis businesses resulting in largely cash-based operations. While the FinCEN guidance decreased some risk for banks and financial institutions that accept cannabis business, it has not increased the industry’s access to banking services because financial institutions are required to perform extensive, continuous customer diligence respecting cannabis customers and are not immune from prosecution based transacting business with such customers. In fact, some banks that had been servicing cannabis businesses have been closing the cannabis businesses’ accounts and are now refusing to open accounts for new cannabis businesses due to cost, risk, or both.

Though there is no guarantee the Trump Administration or a future administrations will not change relevant federal policy, as a practical matter, the legal cannabis industry has not seen a material change in federal enforcement activities since rescission of the Cole Memo. However, it is possible existing appropriation rider protection and existing prosecutorial discretion not to enforce federal drugs laws against state-legal cannabis business could change at any time.

Finally, revenue from the Company cannabis operations is subject to Section 280E of the Code. Section 280E of the Code prohibits cannabis businesses from deducting ordinary and necessary business expenses, resulting in a materially higher effective federal income tax rate than businesses in other industries Therefore, businesses in the legal cannabis industry may be less profitable than they would otherwise be in a different industry.

On December 20, 2018, the Farm Bill became law in the United States. Under the Farm Bill, industrial and commercial hemp is no longer to be classified as a Schedule I controlled substance in the United States. Hemp includes the plant cannabis sativa L and any part of that plant, including seeds, derivatives, extracts, cannabinoids and isomers. To qualify under the Farm Bill, hemp must contain no more than 0.3% of delta-9-THC. The Farm Bill explicitly allows interstate commerce of hemp which will enable the transportation and shipment of hemp across state lines, thus, the Farm Bill fundamentally changed how hemp and hemp-derived products (such as those containing CBD extracted from hemp) are regulated in the U.S.

The risk of federal enforcement and other risks associated with the Company’s business are described under “Risk Factors” in this Document.

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Regulation of the Cannabis Market at State and Local Levels

The following chart sets out, for each of the subsidiaries and other entities through which the Company conducts is operations, the U.S. state(s) in which it operates, the nature of its operations (adult-use/medicinal), whether such activities carried on are direct, indirect or ancillary in nature (as such terms are defined in Staff Notice 51-352), the number of sales, cultivation and other licenses held by such entity and whether such entity has any operational cultivation or processing facilities.

State	Entities	Adult-Use / Medical	Direct / Indirect / Ancillary	Dispensary Licenses	Cultivation / Processing / Distribution Licenses	Operational Dispensaries	Operational Cultivation / Processing Facilities
California	ILCA & 7LV USA	Medical	Direct and Indirect(1)	1	1	1	0
Massachusetts	CGP	Adult-Use	Indirect(2)	1	1	1	0
Nevada	YMY	Both	Indirect(3)	N/A	4	N/A	1
Oklahoma	SOK 1 & Cultivate ADA	Medical	Indirect(4)	1	1	1	1
Oregon	Various	Both	Direct and Ancillary(1)	3	9	3	5

Notes:

(1)	The Company’s wholly-owned subsidiary, 7LV USA, operates a cannabis dispensary in Sacramento, California. The Company holds a 51% interest in ILCA, which is building a cannabis facility in San Diego, California.
(2)	The Company holds a 7% interest in CGP, which operates a cannabis dispensary in Great Barrington, Massachusetts. CGP is also building a cannabis facility in Northampton, Massachusetts.
(3)	The Company holds a 50% interest in YMY, which operates a cannabis facility in North Las Vegas, Nevada.
(4)	The Company holds 7% interests in SOK 1 and Cultivate ADA, which operate a cannabis dispensary and cannabis facility, respectively.
(5)	The Company holds all licenses in Oregon directly, through wholly-owned subsidiaries, except for a producer license held by Alternative Organics. Pursuant to an operating agreement between the Company and Alternative Organics, the Company acts as director and management of all day-to-day business operations.

Following the completion of the Merger, the Company will also hold three non-storefront retail licenses and two seller’s permits in the State of California.

California

History

In 1996, California voters passed a medical cannabis law allowing physicians to recommend cannabis for an inclusive set of qualifying conditions including chronic pain and providing immunity/defense to criminal proceedings. The law was amended in 2003 to expand the criminal defense to groups of patients/caregivers, but there was no state licensing authority to oversee the businesses that emerged as a result of the system. In September 2015, the California legislature passed three bills, collectively known as the “Medical Marijuana Regulation and Safety Act” (“MMRSA” later referred to as MCRSA after an amendment changed the word “Marijuana” to “Cannabis”). In 2016, California voters passed the “Adult Use of Marijuana Act” (“AUMA”), which legalized adult-use cannabis for adults 21 years of age and older and created a licensing system for commercial cannabis business. On June 27, 2017, Governor Brown signed SB-94 into law. SB-94 combines California’s medicinal and adult-use regulatory framework into one licensing structure under the Medicinal and Adult-Use of Cannabis Regulation and Safety Act (“MAUCRSA”).

Regulatory Summary

Pursuant to MAUCRSA: (i) the California Department of Food and Agriculture, via CalCannabis, issues licenses to cannabis cultivators, (ii) the California Department of Public Health, via the Manufactured Cannabis Safety Branch (the “MCSB”) issues licenses to cannabis manufacturers and (iii) the California Department of Consumer Affairs, via the Bureau of Cannabis Control (the “BCC”), issues licenses to cannabis distributors, testing laboratories, retailers, and micro-businesses. These agencies also oversee the various aspects of implementing and maintaining California’s cannabis landscape, including the statewide track and trace system. All three agencies released their emergency rulemakings at the end of 2017 and have begun issuing licenses.

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In July, 2017, the State of California established the MCSB to develop statewide standards, regulations, and licensing procedures in relation to cannabis, and is addressing policy issues in support of cannabis manufacturers. MCSB is responsible for issuing licenses to manufacturers of cannabis products.

To operate legally under state law, cannabis operators must obtain the requisite state licensure and local approval. Local authorization is a prerequisite to obtaining state licensure, and local governments are permitted to prohibit or otherwise regulate the types and number of cannabis businesses allowed in their locality. The state license approval process is not competitive and there is no limit on the number of state licenses an entity may hold. Although vertical integration across multiple license types is allowed under the MAUCRSA, testing laboratory licensees may not hold any other licenses aside from a laboratory license. However, a licensee is not prohibited from performing testing on the licensee’s premises for the purposes of quality assurance of a cannabis product in conjunction with reasonable business operations (testing conducted on a licensee’s premises by the licensee does not meet the testing requirements required under the MAUCRSA). There are also no residency requirements for ownership under MAUCRSA.

California License Types

Once an operator obtains local approval, the operator must obtain state licenses before conducting any commercial cannabis activity. There are 12 different license types that cover all commercial activity. License types 1-3 and 5 authorize the cultivation of medical and/or adult use cannabis plants. Type 4 licenses are for nurseries that cultivate and sell clones and “teens” (immature cannabis plants that have established roots but require further vegetation prior to being sent into the flowering period). Type 6 and 7 licenses authorize manufacturers to process cannabis biomass into certain value-added products such as shatter or cannabis distillate oil with the use of volatile or non-volatile solvents, depending on the license type. Type 8 licenses are held by testing facilities who test samples of cannabis products and generate “certificates of analysis,” which include important information regarding the potency of products and whether products have passed or failed certain threshold tests for pesticide and microbiological contamination. Type 9 licenses are issued to “non-storefront” retailers, commonly called delivery services, who bring cannabis products directly to customers and patients at their residences or other chosen deliver location. Type 10 licenses are known as “Transport-Only” distribution licenses, and they allow the distributor to transport cannabis and cannabis products between licensees, but not to retailers. Type 12 licenses are issued to distributors who move cannabis and cannabis products to all license types, including retailers.

Company Licenses

On March 29, 2019, the Company executed a definitive agreement to acquire Western Coast Ventures, Inc. (“WCV”), an arm’s length private corporation incorporated under the laws of Nevada. Other than approximately $2,000,000 in cash, WCV’s sole asset was a 51% ownership interest in ILCA. ILCA was issued a limited conditional use permit for a cannabis production facility by the City of San Diego. Upon issuance of the final cannabis production facility permit and the completed construction of the facility, the ILCA will: (i) operate an advanced cannabis facility to grow and cultivate cannabis; (ii) manufacture cannabis-derived products; and (iii) distribute cannabis and cannabis-derived products state-wide throughout California.

On March 6, 2020, the Company closed the acquisition of Seven Leaf Ventures Corp. (“7LV”), an arm’s length private corporation incorporated under the laws of Alberta, and its subsidiaries, pursuant to the terms of a share purchase agreement dated March 6, 2020. A subsidiary of 7LV, 7LV USA, owns Foothills Health and Wellness, a medical dispensary, in the greater Sacramento, California area.

The table below lists the licences directly and indirectly held by the Company in the State of California:

Holding Entity	Permit/License	City, State	Expiration Date	Description
ILCA(1)	2058040	San Diego, California	August 31, 2021	Conditional Use Permit - Production
7LV USA	C10-0000679-LIC	Sacramento, California	January 14, 2021	Medicinal Retailer License (Provisional)

Note:

(1)	The Company holds a 51% interest in ILCA, which is building a cannabis facility in San Diego, California.

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Following the completion of the Merger, the Company will hold the following licenses:

Holding Entity	Permit/License	City, State	Expiration Date	Description
ILCA(1)	2058040	San Diego, California	August 31, 2021	Conditional Use Permit – Production
7LV USA	C10-0000679-LIC	Sacramento, California	January 14, 2021	Medicinal Retailer License (Provisional)
Budee	C9-0000167-LIC	Oakland, CA	July 4, 2021	Adult-Use and Medical – Retailer Nonstorefront License
Budee	103038629-0001	Oakland, CA	N/A	Seller’s Permit
Herbalcure	C12-0000205-LIC	Gardena, CA	July 4, 2012	Adult-Use and Medical – Retailer Nonstorefront License
Herbalcure	102-517344	Gardena, CA	N/A	Seller’s Permit
Ganjarunner	C9-0000185-LIC(2)	Sacramento, CA	N/A	Adult-Use and Medical – Retailer Nonstorefront License

Notes:

(1)	The Company holds a 51% interest in ILCA, which is building a cannabis facility in San Diego, California.
(2)	License is in final stage of approval.

California Agencies Regulating the Commercial Cannabis Industry

There are three agencies tasked with regulating the cannabis industry in California. The California Department of Food and Agriculture (“CDFA”) oversees nurseries and cultivators; the California Department of Public Health (“CDPH”) oversees manufacturers, and the newly created Bureau of Cannabis Control (BCC) oversees distributors, retailers, delivery services and testing laboratories. Operators must apply to one or more of the agencies for their licenses, and each agency has released regulations specific to the operation of the types of businesses they oversee. The BCC has a number of regulations that apply to all licensees, but the CDFA and CDPH regulations only apply to the licensees in their charge.

California Transportation

Transporting cannabis goods between licensees and a licensed facility may only be performed by persons holding a distributor license. The vehicle or trailer used must not contain any markings or features on the exterior which may indicate or identify the contents or purpose. All cannabis products must be locked in a box, container, or cage that is secured to the inside of the vehicle or trailer. When left unattended, vehicles must be locked and secured. At a minimum, the vehicle must be equipped with an alarm system, motion detectors, pressure switches, duress, panic, and hold-up alarms.

California Inventory/Storage

Each licensee is required to assign an account manager to oversee the track and trace system. The account manager is fully trained on the system and is accountable to record all commercial cannabis activities accurately and completely. The licensee is expected to correct any data that is entered into the track and trace system in error within three business days of discovery of the error. The licensee is required to report information in the track and trace system for each transfer of cannabis or non-manufactured cannabis products to, or cannabis or non-manufactured cannabis products received from, other licensed operators. Licensees must use the track and trace system for all inventory tracking activities at a licensed premise, including, but not limited to, reconciling all on-premise and in-transit cannabis or non-manufactured cannabis product inventories at least once every 14 business days. The licensee must store cannabis and cannabis products in a secure place with locked doors.

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California Record-keeping/Reporting

The cultivation, processing, and movement of cannabis within the state is tracked by the METRC system, into which all licensees are required to input their track and trace data (either manually or using another software that automatically uploads to METRC). Immature plants are assigned a Unique Identifier number (UID), and this number follows the flowers and biomass resulting from that plant through the supply chain, all the way to the consumer. Each licensee in the supply chain is required to meticulously log any processing, packaging, and sales associated with that UID.

Retail Compliance in California

California requires that certain warnings, images and content information be printed on all cannabis packaging. BCC regulations also include certain requirements about tamper-evident and child-resistant packaging. Distributors and retailers are responsible for confirming that products are properly labeled and packaged before they are sold to a customer.

Consumers aged 21 and up may purchase cannabis in California from a dispensary with an “adult-use” license. Some localities still only allow medicinal dispensaries. Consumers aged 18 and up with a valid physician’s recommendation may purchase cannabis from a medicinal-only dispensary or an adult-use dispensary. Consumers without valid physician’s recommendations may not purchase cannabis from a medicinal-only dispensary. All cannabis businesses are prohibited from hiring employees under the age of 21.

California Security

Each local government in California has its own security requirements for cannabis businesses, which usually include comprehensive video surveillance, intrusion detection and alarms and limited-access areas where only employees and other authorized individuals may enter. All licensee employees must wear employee badges. The limited-access areas must be locked with “commercial-grade, non-residential door locks on all points of entry and exit to the licensed premises.”

Each licensed premises must have a digital video surveillance system that can “effectively and clearly” record images of the area under surveillance. Cameras must be “in a location that allows the camera to clearly record activity occurring within 20 feet of all points of entry and exit on the licensed premises.” The regulations list specific areas which must be under surveillance, including places where cannabis goods are weighed, packed, stored loaded and unloaded, security rooms and entrances and exits to the premises. Retailers must record point of sale areas on the video surveillance system.

Licensed retailers must hire security personnel to provide on-site security services for the licensed retails premises during hours of operation. All security personnel must be licensed by the Bureau of Security and Investigate Services.

California Inspections

All licensees are subject to annual and random inspections of their premises. Cultivators may be inspected by the California Department of Fish and Wildlife, the California Regional Water Quality Control Boards, and the California Department of Food and Agriculture. Manufacturers are subject to inspection by the California Department of Public Health, and Retailers, Distributors, Testing Laboratories, and Delivery services are subject to inspection by the Bureau of Cannabis Control. Inspections can result in notices to correct, or notices of violation, fines, or other disciplinary action by the inspecting agency.

Cannabis taxes in California

Several taxes are imposed at the point of sale and are required to be collected by the retailer. The State imposes an excise tax of 15%, and a sales and use tax is assessed on top of that. Cities and Counties apply their sales tax along with the State’s sales and use tax, and many cities and counties have also authorized the imposition of special cannabis business taxes which can range from 2% to 10% of gross receipts of the business.

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U.S. Attorney Statements in California

To the knowledge of management of Stem, other than as disclosed in this Document, there have not been any statements or guidance made by federal authorities or prosecutors regarding the risk of enforcement action in California. See “Risk Factors”.

Massachusetts

History

The Massachusetts Medical Use of Marijuana Program (the “MA Program”) was formed pursuant to the Act for the Humanitarian Medical Use of Marijuana (the “MA ACT”). The MA Program allows registered persons to purchase medical cannabis and applies to any patient, personal caregiver, Registered Marijuana Dispensary (each, a “RMD”), and RMD agent that qualifies and registers under the MA Program. To qualify, patients must suffer from a debilitating condition as defined by the MA Program. Currently there are eight conditions that allow a patient to acquire cannabis in Massachusetts, including AIDS/HIV, ALS, cancer and Crohn’s disease. The MA Program is administrated by the Department of Public Health, Bureau of Health Care Safety and Quality. In November 2016, Massachusetts voted affirmatively on a ballot petition to legalize and regulate cannabis for adult-use. The Massachusetts legislature amended the law on December 28, 2016, delaying the date adult-use cannabis sales would begin by six months. The delay allowed the legislature to clarify how municipal land-use regulations would treat the cultivation of cannabis and authorized a study of related issues. After further debate, the state House of Representatives and state Senate approved H.3818 which became Chapter 55 of the Acts of 2017, An Act to Ensure Safe Access to Marijuana, and established the Cannabis Control Commission (the “MA CCC”). The MA CCC consists of five commissioners and regulates the Massachusetts Recreational Marijuana Program. Adult-use of cannabis in Massachusetts started in July 2018.

Regulatory Summary (Medical)

Under the MA Program, RMDs are heavily regulated. Vertically integrated RMDs grow, process, and dispense their own cannabis. As such, each RMD is required to have a retail facility as well as cultivation and processing operations, although retail operations may be separate from grow and cultivation operations. A RMD’s cultivation location may be in a different municipality or county than its retail facility. RMD’s are required to be Massachusetts non-profit corporations.

The MA Program mandates a comprehensive application process for RMDs. Each RMD applicant must submit a Certificate of Good Standing, comprehensive financial statements, a character competency assessment, and employment and education histories of the senior partners and individuals responsible for the day-to-day security and operation of the RMD. Municipalities may individually determine what local permits or licenses are required if an RMD wishes to establish an operation within its boundaries.

Each Massachusetts dispensary, grower and processor license is valid for one year and must be renewed no later than 60 calendar days prior to expiration. As in other states where cannabis is legal, the MA CCC can deny or revoke licenses and renewals for multiple reasons, including (a) submission of materially inaccurate, incomplete, or fraudulent information, (b) failure to comply with any applicable law or regulation, including laws relating to taxes, child support, workers compensation and insurance coverage, (c) failure to submit or implement a plan of correction (d) attempting to assign registration to another entity, (e) insufficient financial resources, (f) committing, permitting, aiding, or abetting of any illegal practices in the operation of the RMD, (g) failure to cooperate or give information to relevant law enforcement related to any matter arising out of conduct at an RMD, and (h) lack of responsible RMD operations, as evidenced by negligence, disorderly or unsanitary facilities or permitting a person to use a registration card belonging to another person. Additionally, license holders must ensure that no cannabis is sold, delivered, or distributed by a producer from or to a location outside of this state.

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Regulatory Summary (Adult-Use)

Many of the same application requirements exist for a marijuana establishment license as a RMD application, and each owner, officer or member must undergo background checks and fingerprinting with the CCC. Applicants must submit the location and identification of each site, and must establish a property interest in the same, and the applicant and the local municipality must have entered into a host agreement authorizing the location of the adult-use marijuana establishment within the municipality, and said agreement must be included in the application. Applicants must include disclosure of any regulatory actions against it by the Commonwealth of Massachusetts, as well as the civil and criminal history of the applicant and its owners, officers, principals or members. The application must include the RMD applicant’s plans for separating medical and adult-use operations, proposed timeline for achieving operations, liability insurance, business plan, and a detailed summary describing and/or updating or modifying the RMD’s existing medical marijuana operating policies and procedures for adult-use including security, prevention of diversion, storage, transportation, inventory procedures, quality control, dispensing procedures, personnel policies, record keeping, maintenance of financial records and employee training protocols.

No person or entity may own more than 10% or “control” more than three licenses in each marijuana establishment class (i.e., marijuana retailer, marijuana cultivator, marijuana product manufacturer). Additionally, there is a 100,000 square foot cultivation canopy for adult-use licenses; however, there is no canopy restriction for RMD license holders relative to their cultivation facility.

Company Licenses

The Company holds a minority interest in an entity that holds one cultivation and one dispensary license in the State of Massachusetts. The table below lists the licenses indirectly held by the Company:

Holding Entity	Permit/License	City, State	Expiration Date	Description
CGP(1)	MR282695	Massachusetts	September 2, 2021	Dispensary and Cultivation License

Note:

(1)	The Company holds a 7% interest in CGP, which operates a cannabis dispensary in Great Barrington, Massachusetts. CGP is also building a cannabis facility in Northampton, Massachusetts.

Massachusetts Transportation

A licensee transporting cannabis must ensure the product is in a secure, locked storage compartment. If a cannabis establishment, pursuant to a cannabis transporter license is transporting cannabis products for more than one cannabis establishment at a time, the cannabis products for each cannabis establishment must be kept in separate locked storage compartments during transportation and separate manifests are required for each cannabis establishment. Vehicles transporting cannabis must be equipped with an approved alarm system and functioning heating and air conditioning systems appropriate for maintaining correct temperatures for storage of cannabis products.

Massachusetts Inventory

Through the track and trace system, licensees are required to record all actions related to each individual cannabis plant. This robust inventorying requirement includes tracking how each plant is handled and processed from seed and cultivation, through growth, harvest and preparation of cannabis infused products, if any, to final sale of finished products. To meet this tracking requirement, the inventory tracking process is mandated to utilize unique plant and batch identification numbers. Besides capturing all processes associated with each cannabis plant, licensees must also establish and abide by inventory controls and procedures for conducting inventory reviews and comprehensive inventories of cultivating, finished, and stored cannabis products.

Massachusetts Security

Adequate security systems that prevent and detect diversion, theft, or loss of cannabis are required of each licensee. To ensure licensees meet the rigorous security standards, use of surveillance cameras is mandated. Video cameras must be appropriate for the lighting conditions of the area under surveillance. Interior video cameras must be directed at all safes, vaults, sales areas, and areas where cannabis is cultivated, harvested, processed, prepared, stored, handled, or dispensed.

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Massachusetts Record-keeping/Reporting

Massachusetts uses METRC as the track and trace system. Individual licensees, whether directly or through a third-party application programming interface, are required to push data to the state to meet all reporting requirements.

Massachusetts Inspections

The CCC or its agents may inspect a licensee and affiliated vehicles at any time without prior notice. A licensee shall immediately upon request make available to the CCC information that may be relevant to a CCC inspection, and the CCC may direct a licensee to test cannabis for contaminants.

U.S. Attorney Statements in Massachusetts

On July 10, 2018, the U.S. Attorney for the District of Massachusetts, Andrew Lelling, issued a statement regarding the legalization of adult-use cannabis in Massachusetts. Mr. Lelling stated that since he has a constitutional obligation to enforce the laws passed by Congress, he would not immunize the residents of Massachusetts from federal law enforcement. He did state, however, that his office’s resources would be primarily focused on combating the opioid epidemic. He stated that considering those factors and the experiences of other states that have legalized adult-use cannabis, his office’s enforcement efforts would focus on the areas of (i) overproduction, (ii) targeted sales to minors and (iii) organized crime and interstate transportation of drug proceeds.

To the knowledge of management of the Company, other than as disclosed in this Document, there have not been any statements or guidance made by federal authorities or prosecutors regarding the risk of enforcement action in Massachusetts.

Nevada

History

Nevada’s medical cannabis market was introduced in June 2013 when the legislature passed SB374, legalizing the medicinal use of cannabis for certified patients. The first dispensaries opened to patients in August 2015.

The Nevada Division of Public and Behavioral Health licensed medical cannabis establishments up until July 1, 2017 when the State’s medical cannabis program merged with adult-use cannabis enforcement under the State of Nevada Department of Taxation, Marijuana Enforcement Division (the “Nevada Taxation Department”). In 2014, Nevada accepted medical cannabis business applications and a few months later the division approved 182 cultivation licenses, 118 licenses for the production of edibles and infused products, 17 independent testing laboratories, and 55 medical cannabis dispensary licenses. The number of dispensary licenses was then increased to 66 by legislative action in 2015. The application process is merit-based, competitive, and is currently closed. Residency is not required to own or invest in a Nevada medical cannabis business. In addition, vertical integration is neither required nor prohibited. Nevada’s medical law includes patient reciprocity, which permits medical patients from other States to purchase cannabis from Nevada dispensaries. Nevada also allows for dispensaries to deliver medical cannabis to patients.

Each medical cannabis establishment must register with the Nevada Taxation Department and apply for a medical cannabis establishment registration certificate. As noted above, the application process is competitive, and, among other requirements, there are minimum liquidity requirements and restrictions on the geographic location of a medical cannabis establishment as well as restrictions relating to the age and criminal background of employees, owners, officers and board members of the establishment. All employees must be over 21 and all owners, officers and board members must not have any previous felony convictions or had a previously granted medical cannabis registration revoked. Additionally, each volunteer, employee, officer, board member, and owner of an effective 5% or greater interest of a medical cannabis establishment must be individually registered with the Nevada Taxation Department as a medical cannabis agent and hold a valid medical cannabis establishment agent card. The establishment must have adequate security measures and use an electronic verification system and inventory control system. If the proposed medical cannabis establishment will sell or deliver edible cannabis products or cannabis-infused products, the proposed establishment must establish operating procedures for handling such products, which must be preapproved by the Nevada Taxation Department.

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In response to the rescission of the Cole Memo, Nevada Attorney General Adam Laxalt had issued a public statement, pledging to defend the law after it was approved by voters. Then-Governor Brian Sandoval also stated, “Since Nevada voters approved the legalization of recreational cannabis in 2016, I have called for a well-regulated, restricted and respected industry. My administration has worked to ensure these priorities are met while implementing the will of the voters and remaining within the guidelines of both the Cole and Wilkinson federal memos,” and that he would like for Nevada to follow in the footsteps of Colorado, where the U.S. attorneys do not plan to change the approach to prosecuting crimes involving recreational cannabis.

In determining whether to issue a medical cannabis establishment registration certificate pursuant to NRS 453A.322, the Nevada Taxation Department, in addition the application requirements set out, considers the following criteria of merit:

●	the total financial resources of the applicant, both liquid and illiquid;

●	the previous experience of the persons who are proposed to be owners, officers of board members of the proposed medical cannabis establishment at operating other businesses or non-profit organizations;

●	the educational achievements of the persons who are proposed to be owners, officers of board members of the proposed medical cannabis establishment;

●	any demonstrated knowledge or expertise on the part of the persons who are proposed to be owners, officers or board members of the proposed medical cannabis establishment with respect to the compassionate use of cannabis to treat medical conditions;

●	whether the proposed location of the proposed medical cannabis establishment would be convenient to serve the needs of persons who are authorized to engage in the medical use of cannabis;

●	whether the applicant has an integrated plan for the care, quality and safekeeping of medical cannabis from seed to sale;

●	the amount of taxes paid to, or other beneficial financial contributions made to, the State of Nevada or its political subdivisions by the applicant or the persons who are proposed to be the owners, officers or board members of the proposed medical cannabis establishment; and

●	any other criteria of merit that the Nevada Taxation Department determines to be relevant.

A medical cannabis establishment registration certificate expires 1 year after the date of issuance and may be renewed upon resubmission of the application information and renewal fee to the Nevada Taxation Department.

The sale of cannabis for adult-use in Nevada was approved by ballot initiative on November 8, 2016, and Nevada Revised Statute 453D exempts a person who is 21 years of age or older from state or local prosecution for possession, use, consumption, purchase, transportation or cultivation of certain amounts of cannabis and requires the Nevada Taxation Department to begin receiving applications for the licensing of cannabis establishments on or before January 1, 2018. The legalization of retail cannabis does not change the medical cannabis program.

In February 2017, the Nevada Taxation Department announced plans to issue “early start” recreational cannabis establishment licenses in the summer of 2017. These licenses, which began on July 1, 2017, allowed cannabis establishments holding both a retail cannabis store and dispensary license to sell their existing medical cannabis inventory as either medical or adult-use cannabis, and expired at the end of the year. As of July 1, 2017, medical and adult-use cannabis have incurred a 15% excise tax on the first wholesale sale (calculated on the fair market value) and adult-use cannabis has incurred an additional 10% special retail cannabis sales tax in addition to any general State and local sales and use taxes.

On January 16, 2018, the Nevada Taxation Department issued final rules governing its adult-use cannabis program, pursuant to which up to sixty-six (66) permanent adult-use cannabis dispensary licenses will be issued. Existing adult-use cannabis licensees under the “early start” regulations must re-apply for licensure under the permanent rules in order to continue adult-use sales.

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Under Nevada’s adult-use cannabis law, the Nevada Taxation Department licenses cannabis cultivation facilities, product manufacturing facilities, distributors, retail stores and testing facilities. For the first 18 months, applications to the Nevada Taxation Department for adult-use distribution establishment licenses can only be accepted from existing medical cannabis establishments and existing liquor distributors.

In September, 2018, the Nevada Taxation Department accepted applications from existing Nevada medical cannabis establishment certificate owners to be awarded licenses for approximately 65 retail cannabis stores throughout the State. The application period closed on September 20, 2018, and the additional retail store licenses were awarded by the Nevada Taxation Department on December 5, 2018.

Regulatory Overview

The State of Nevada utilizes Metrc as its statewide seed-to-sale tracking system for all cannabis and cannabis products. All licensees within the State system are required, either directly or through third-party software systems that are capable of data integration, to report to the State all creation and transfers of such inventory to other licensees and sales to consumers. CSAC intends to designate a third-party computerized seed-to-sale inventory software tracking system designed to integrate with Metrc via an application programming interface.

Licensing Requirements

There are five certificate/license types issued in the State of Nevada:

“Marijuana cultivation facility” means an entity licensed to cultivate, process, and package cannabis, to have cannabis tested by a cannabis testing facility, and to sell cannabis to retail cannabis stores, to cannabis product manufacturing facilities, and to other cannabis cultivation facilities, but not to consumers. NRS 453D.030(9).

“Marijuana product manufacturing facility” means an entity licensed to purchase cannabis, manufacture, process, and package cannabis and cannabis products, and sell cannabis and cannabis products to other cannabis product manufacturing facilities and to retail cannabis stores, but not to consumers. NRS 453D.030(12).

“Retail marijuana store” means an entity licensed to purchase cannabis from cannabis cultivation facilities, to purchase cannabis and cannabis products from cannabis product manufacturing facilities and retail cannabis stores, and to sell cannabis and cannabis products to consumers. NRS 453D.030(18).

“Marijuana distributor” means an entity licensed to transport cannabis from a cannabis establishment to another cannabis establishment. NRS 453D.030(10).

“Marijuana testing facility” means an entity licensed to test cannabis and cannabis products, including for potency and contaminants. NRS 453D.030(15).

Administration of the regular retail program in Nevada is governed by Nevada Revised Statutes Section 453D and the Adopted Regulation of the Nevada Department of Taxation, LCB File R092-17 (the “Nevada Adult-Use Regulation”). The Nevada Adult-Use Regulation was adopted on February 27, 2018 and is a regulation relating to cannabis responsible for: (i) revising requirements relating to independent testing laboratories; (ii) providing for the licensing of cannabis establishments and registration of cannabis establishment agents; (iii) providing requirements concerning the operation of cannabis establishments; (iv) providing additional requirements concerning the operation of marijuana cultivation facilities, marijuana distributors, marijuana product manufacturing facilities, marijuana testing facilities and retail marijuana stores; (v) providing standards for the packaging and labeling cannabis and cannabis products; (vi) providing requirements relating to the production of edible cannabis products and other cannabis products; (vii) providing standards for the cultivation and production of cannabis; (viii) establishing requirements relating to advertising by cannabis establishments; (ix) establishing provisions relating to the collection of excise taxes from cannabis establishments; (x) establishing provisions relating to dual licensees; and (xi) providing other matters properly relating thereto.

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In the State of Nevada, only cannabis that is grown or produced in the state by a licensed establishment may be sold in the state. The Nevada regulatory regime does not mandate or prohibit vertically integrated facilities and only permits the holder of a retail dispensary license and registration certificate to purchase cannabis from cultivation facilities, cannabis and cannabis products from product manufacturing facilities and cannabis from other retail stores, for the sale of such products to consumers.

A medical cultivation license permits its holder to acquire, possess, cultivate, deliver, transfer, have tested, transport, supply or sell cannabis and related supplies to medical cannabis dispensaries, facilities for the production of edible medical cannabis products and/or medical cannabis-infused products, or other medical cannabis cultivation facilities.

The medical product manufacturing license permits its holder to acquire, possess, manufacture, deliver, transfer, transport, supply, or sell edible cannabis products or cannabis infused products to other medical cannabis production facilities or medical cannabis dispensaries.

Medical marijuana establishment certificates and recreational cannabis facility licenses are issued independently to specific owners and at identified locations. Ownership of certificates and licenses is transferable in accordance with the Nevada Taxation Department’s policies and procedures, including completion of a background investigation. Establishment certificates and facility licenses may only be relocated to a new location within the identified local jurisdiction.

All licenses expire one year after the date of issue. The Nevada Taxation Department shall issue a renewal license within 10 days after the receipt of a renewal application and applicable fee if the license is not then under suspension or has not been revoked.

Company Licenses

YMY, in which the Company owns a 50% interest, holds one medical cultivation license and one recreational cultivation license and one medical product manufacturing license and one recreational product manufacturing license in the State of Nevada. The table below lists the licenses indirectly held by the Company:

Holding Entity	Permit/License	City, State	Expiration Date	Description
YMY(1)	18897864143987354009	Las Vegas, Nevada	June 30, 2021	Medical Cultivation License
YMY(1)	49988620104464639364	Las Vegas, Nevada	June 30, 2021	Recreational Cultivation License
YMY(1)	78715576282428558550	Las Vegas, Nevada	June 30, 2021	Medical Product Manufacturing License
YMY(1)	32704290606712932888	Las Vegas, Nevada	June 30, 2021	Recreational Product Manufacturing License

Note:

(1)	The Company holds a 50% interest in YMY, which operates a cannabis facility in North Las Vegas, Nevada.

Nevada Transportation

In Nevada, cannabis may only be transported from a licensed cultivation or production facility to a licensed retail cannabis establishment by a licensed marijuana distributor. Prior to transporting the cannabis or cannabis products, the distributor must complete a trip plan which includes: the agent name and registration number providing and receiving the cannabis; the date and start time of the trip; a description, including the amount, of the cannabis or cannabis products being transported; and the anticipated route of transportation.

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During the transportation of cannabis or cannabis products, the licensed marijuana distributor agent must: (a) carry a copy of the trip plan with him or her for the duration of the trip; (b) have his or her cannabis establishment agent card in his or her immediate possession; (c) use a vehicle without any identification relating to cannabis and which is equipped with a secure lockbox or locking cargo area which must be used for the sanitary and secure transportation of cannabis, or cannabis products; (d) have a means of communicating with the cannabis establishment for which he or she is providing the transportation; and (e) ensure that all cannabis or cannabis products are not visible. After transporting cannabis or cannabis products a licensed marijuana distributor agent must enter the end time of the trip and any changes to the trip plan that was completed.

Each licensed marijuana distributor agent transporting cannabis or cannabis products must report any: (a) vehicle accident that occurs during the transportation to a person designated by the marijuana distributor to receive such reports within two (2) hours after the accident occurs; and (b) loss or theft of cannabis or cannabis products that occurs during the transportation to a person designated by the marijuana distributor to receive such reports immediately after the cannabis establishment agent becomes aware of the loss or theft. A marijuana distributor that receives a report of loss or theft pursuant to this paragraph must immediately report the loss or theft to the appropriate law enforcement agency and to the Nevada Taxation Department. The distributor must report any unauthorized stop that lasts longer than two (2) hours to the Nevada Taxation Department.

A marijuana distributor shall maintain the required documents and provide a copy of the documents required to the Nevada Taxation Department for review upon request. Each marijuana distributor shall maintain a log of all received reports.

Employees of licensed marijuana distributors, including drivers transporting cannabis and cannabis products, must be 21 years of age or older and must obtain a valid cannabis establishment agent registration card issued by the Nevada Taxation Department. If a marijuana distributor is co-located with another type of business, all employees of co-located businesses must have cannabis establishment agent registration cards unless the co-located business does not include common entrances, exits, break room, restrooms, locker rooms, loading docks, and other areas as are expedient for business and appropriate for the site as determined and approved by Nevada Taxation Department inspectors. While engaged in the transportation of cannabis and cannabis products, any person that occupies a transport vehicle when it is loaded with cannabis or cannabis products must have their physical cannabis establishment agent registration card in their possession.

All drivers must carry in the vehicle valid driver’s insurance at the limits required by the State of Nevada and the Nevada Taxation Department. All drivers must be bonded in an amount sufficient to cover any claim that could be brought or disclose to all parties that their drivers are not bonded. Cannabis establishment agent registration cardholders and the licensed marijuana distributor they work for are responsible for the cannabis and cannabis product once they take control of the product and leave the premises of the cannabis establishment.

There is no load limit on the amount or weight of cannabis and cannabis products that are being transported by a licensed marijuana distributor. Cannabis distributors are required to adhere to Nevada Taxation Department regulations and those required through their insurance coverage. When transporting by vehicle, cannabis and cannabis product must be in a lockbox or locked cargo area. A trunk of a vehicle is not considered secure storage unless there is no access from within the vehicle and it is not the same key access as the vehicle. Live plants can be transported in a fully enclosed, windowless locked trailer or secured area inside the body/compartment of a locked van or truck so that they are not visible to the outside. If the value of the cannabis and cannabis products being transported by vehicle is in excess of $10,000 (the insured value per the shipping manifest), the transporting vehicle must be equipped with a car alarm with sound or have no less than two (2) of the marijuana distributor’s cannabis establishment agent registration cardholders involved in the transportation. All cannabis and cannabis product must be tagged for purposes of inventory tracking with a unique identifying label as required by the Nevada Taxation Department and remain tagged during transport. This unique identifying label should be similar to the stamp for cigarette distribution. All cannabis and cannabis product when transported by vehicle must be transported in sealed packages and containers and remain unopened during transport. All cannabis and cannabis product transported by vehicle should be inventoried and accounted for in the inventory tracking system. Loading and unloading of cannabis and cannabis products from the transporting vehicle must be within view of existing video surveillance systems prior to leaving the origination location. Security requirements are required for the transportation of cannabis and cannabis products.

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Nevada Inventory

Each cannabis establishment must maintain an inventory control system to monitor and report on chain of custody of cannabis in real-time, from the point of harvest at a cultivation facility until it is sold at a dispensary, or it is processed at a facility for the production of edible cannabis products or cannabis-infused products. For this purpose, Nevada tracks information through METRC which maintains the name of each person or cannabis establishment to cannabis is sold, for dispensaries, the date of sales, quantity, and potency. Cannabis establishments must exercise vigilance to ensure personal identifying information contained in the inventory control system is encrypted, protected and not divulged for any purpose not specifically authorized by law.

Nevada Security

To prevent unauthorized access to cannabis at a Nevada-licensed cannabis establishment, the cannabis establishment must have security equipment to deter and prevent unauthorized entrance into limited access areas. This includes devices or a series of devices interconnected with a radio frequency, such as cellular or private radio signals, or other mechanical device, covering the entirety of the facility. Exterior lighting to facilitate surveillance, video cameras with a recording rate of at least 15 frames per second covering all entrances and exits of the building, any room or area that hold a vault or point-of-sale location and which records 24 hours per day. Recordings must be accessible remotely by law enforcement in real time upon request. Video quality providing coverage of a point-of-sale location must allow for the identification of any person purchasing cannabis. Video recording must be restored for at least 30 days in a secure off-site location or other service that provides on-demand access to the Department Nevada Taxation Department.

Department Inspections

Each establishment that has been granted a provisional operating certificate by the Nevada Taxation Department must undergo facility and audit inspections by the Nevada Taxation Department prior to the issuance of a final registration certificate. Additionally, the issuance of a registration certificate is considered provisional until the establishment is in compliance with all applicable local government requirements including, without limitation, the issuance of a local business licenses.

After an establishment registration certificate has been issued, the cannabis establishment is subject to reasonable inspection from the Nevada Taxation Department and a licensee must make himself or herself, or an agent, available and present for any inspection required by the Nevada Taxation Department.

Delivery and Online Distribution

There are specific situations in which the delivery of cannabis to customers is allowed under the Nevada Taxation Department regulations. Delivery services to customers may only be carried out by retail stores that are licensed properly by the Nevada Taxation Department. Deliveries can only be brought to the residential addresses of customers and only within the State of Nevada. Delivery was allowed as soon as retail cannabis sales began on July 1, 2017, although those regulations were only temporary. Drivers may not deliver more than the legal amount of cannabis, which is currently one ounce, in compliance with the existing seed-to-sale tracking system. Cannabis or cannabis products may not be shipped via the US Postal Service or via any private courier.

U.S. Attorney Statements in Nevada

In response to the rescission of the Cole Memo, Nevada Attorney General Adam Laxalt had issued a public statement, pledging to defend the law after it was approved by voters. Then-Governor Brian Sandoval also stated, “Since Nevada voters approved the legalization of recreational cannabis in 2016, I have called for a well-regulated, restricted and respected industry. My administration has worked to ensure these priorities are met while implementing the will of the voters and remaining within the guidelines of both the Cole and Wilkinson federal memos,” and that he would like for Nevada to follow in the footsteps of Colorado, where the U.S. attorneys do not plan to change the approach to prosecuting crimes involving recreational cannabis.

In June 2019, incoming U.S. Attorney of the District of Nevada Nicholas Trutanich stated to the Reno Gazette Journal that he would not rule out the possibility of prosecuting cases related to cannabis but did emphasize that it also was not a priority. He stated cannabis remains illegal under federal law, and his job is to enforce federal law. He stated, however, that one of his main priorities was to tackle the opioid crisis and human trafficking. He further stated that he is following orders from the DOJ.

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To the knowledge of management of Stem, other than as disclosed in this Document, there have not been any statements or guidance made by federal authorities or prosecutors regarding the risk of enforcement action in Nevada. See “Risk Factors”.

New York (Industrial Hemp)

In December 2014, New York State enacted legislation authorizing a research-based industrial hemp program pursuant to authority granted in the Original Farm Bill (as defined herein) (predecessor to the Farm Bill in which industrial hemp was initially legalized in the U.S., though legalization extended to research-related activities only). The state of New York subsequently launched an Industrial Hemp Agricultural Research Pilot Program regulated by the New York Department of Agriculture (“NY DOH”). In December 2018, the state of New York opened an application period for “hemp cannabis,” or industrial hemp grown and processed for cannabinoid content, and particularly for CBD. In late 2019, the state of New York enacted legislation that made sweeping, structural changes to the hemp program. As is relevant to the Company, processing hemp for the purpose of extracting cannabinoids and manufacturing hemp-derived cannabinoid products was removed from NY DOA regulatory oversight and moved to the New York Department of Health (“NY DOA”), which regulates medical cannabis. State regulators have initiated the process of transitioning licensees, such as Sound Wellness, from NY DOA to NY DOH. This process is expected to continue through calendar year 2020. Once the transition is complete, NY DOH is expected to promulgate hemp regulations. No significant changes to the hemp program are expected between now and when NY DOH issues new regulations.

Company Licenses

The table below lists the licences directly held by the Company:

Holding Entity	Permit/License	City, State	Expiration Date	Description
Stem Holdings Agri, Inc.	HEMP-G-000478	New York	September 30, 2020	Industrial Hemp Research Partner Authorization

Oklahoma

History

Oklahoma’s medical cannabis market was introduced in June 2018 when voters approved State Question 788, with 56.86% of the vote.

The Oklahoma State Department of Health, which is responsible for establishing regulations for the implementation of State Question 788, released a draft of the proposed rules on July 8, 2018. After a series of revisions, Governor Mary Fallin signed and approved the rules on August 1, 2018. Operating under the Oklahoma State Department of health is the Oklahoma Medical Marijuana Authority (“OMMA”) which is responsible for licensing, regulation, and administering the program as authorized by state law. On August 25, 2018 the OMMA began accepting online applications for medical cannabis licenses.

Regulatory Summary

There are four licenses available for commercial applicants: (i) a medical cannabis grower license; (ii) a medical cannabis processor license; (iii) a medical cannabis dispensary license; and (iv) a medical cannabis transportation license.

A medical cannabis grower license allows a business to legally grow cannabis for medical purposes in Oklahoma. Licensed growers can sell to licensed processors and licensed dispensaries only.

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A medical cannabis processor license allows a business to legally process cannabis for medical purposes in Oklahoma. Licensed processors can sell to licensed dispensaries and other licensed processors. Licensed processors may also process cannabis into a concentrated form for a patient license holder for a fee. All growing and processing of cannabis must take place indoors in a building that has a complete roof enclosure on a foundation or slab that meets standards that ensure that the growing and processing activities contained within are undetectable.

A medical cannabis dispensary license allows a business to legally sell medical cannabis and medical cannabis products, including mature plants and seedlings. Licensed dispensaries can only sell to patient license holders, caregiver license holders, research license holders, and the parent or legal guardian named on a minor patient’s license. Dispensaries must be at least 1,000 feet from schools and may only be open to the public on Monday through Saturday, from 10:00 a.m. to 9:00 p.m. A single transaction by a dispensary is limited to three ounces of useable cannabis, one ounce of cannabis concentrate, and 72 ounces of medical cannabis products.

Company Licenses

The Company holds a minority interest in an entity that holds one cultivation and one dispensary license in the State of Oklahoma. The table below lists the licences indirectly held by the Company:

Holding Entity	Permit/License	City, State	Expiration Date	Description
SOK 1(1)	DAAA-NKHY-INEU	Oklahoma City, Oklahoma	September 19, 2021	Medical Cannabis Dispensary License
Cultivate ADA(1)	GAAA-4YBJ-EC7U	Ada, Oklahoma	September 19, 2021	Medical Cannabis Grower License

Note:

(1)	The Company holds 7% interests in SOK 1 and Cultivate ADA, which operate a cannabis dispensary and cannabis facility, respectively.

Oklahoma Transportation

A medical cannabis transportation license is issued to qualifying applicants for a commercial license at the time of approval. The transportation license allows the holder to transport cannabis from an Oklahoma licensed dispensary, grower, processor to an Oklahoma licensed dispensary, grower processor or researcher. All medical cannabis must be transported in a locked container shielded from public view and clearly labeled as “Medical Marijuana or Derivative.”

A medical cannabis transportation license will be provided with an approved grower, processor, or dispensary license allowing the licensee to legally transport medical cannabis from a licensed grower, licensed processor, or licensed dispensary to a licensed grower, licensed processor, licensed dispensary, or licensed researcher.

Oklahoma Inventory

Oklahoma uses BioTrack THC as the central trace and tracking system to oversee inventory of licensed cannabis operations across the state. All cultivation and manufacturing facilities and retail dispensaries are required to utilize an inventory management system to record certain information depending on the license type. For a grower, such information includes the amount of cannabis harvested, sold to a process or dispensary, or dried and on hand. For a processor, details on the amount of cannabis purchased from a grower or sold to a researcher and the amount of cannabis waste must be accounted for in inventory. The licensee must also document with detailed explanations any discrepancies for cannabis that cannot be accounted for or is considered overage.

The licensee is required to document the ‘chain of custody’ of all cannabis and cannabis-related products with frequent on-going inventory reviews in order to detect any diversion, theft or loss in a timely manner. The system must be able to accurately trace the timeline from the time a cannabis plant is propagated to the time it is sold to a patient or caregiver. Traceability is a requirement in the event of a serious adverse event or recall to correctly source the cannabis product.

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Oklahoma Record-keeping/Reporting

The state requires all commercial licensees to submit monthly reporting to the Oklahoma State Department of Health. Reports are considered untimely if not received by the state by the 15th of each month for activity from the preceding month. The report must include the amount purchased from a licensed process and/or grower, the amount sold to a licensee and the type of licensee, total sales to patients and caregivers as well as taxes collected from sales. If necessary, detailed explanations of inventory discrepancies must be included. Inaccurate reporting may result in fines and failure to report timely or to correct deficiencies within 30 days of department notification may lead to license revocation.

Oklahoma Inspections

Submission of an application for a medical cannabis processing license constitutes permission for entry to and inspection of the processing licensee’s premises during hours of operation and other reasonable times in Oklahoma, and refusal to permit such entry or inspection is grounds for the nonrenewal, suspension, or revocation of a license. The Oklahoma State Department of Health may perform an unannounced on-site inspection of a licensed processor’s operations to determine compliance with these rules and food safety/preparation standards one a year. If the Oklahoma State Department of Health receives a complaint concerning a licensed processor’s noncompliance with this Chapter, the Oklahoma State Department of Health may conduct additional unannounced, on-site inspections beyond an annual inspection. The Oklahoma State Department of Health may review any and all records of a licensed processor and may require and conduct interviews with such persons or entities and persons affiliated with such entities, for the purpose of determining compliance with Oklahoma State Department of Health rules and applicable laws.

U.S. Attorney Statements in Oklahoma

To the knowledge of management of Stem, other than as disclosed in this Document, there have not been any statements or guidance made by federal authorities or prosecutors regarding the risk of enforcement action in Oklahoma. See “Risk Factors”.

Oregon

History

Oregon’s medical cannabis program was introduced in November 1998 when voters approved Measure 67, the Oregon Medical Marijuana Act, with 55% of the vote. In November 2014, voters approved Measure 91, the ‘Oregon Legalized Marijuana Initiative,’ which legalized adult-use cannabis in the state. In October 2015, the first adult-use dispensaries opened for sale.

Regulatory Summary

There are four types of adult-use cannabis licenses: producer, processor, wholesaler and retail. Additionally, the Oregon Liquor Control Commission (“OLCC”) grants a certificate for research and a hemp certificate. A producer is permitted to cultivate cannabis. A processor is permitted to transform raw cannabis into another product (topicals, edibles, concentrates, or extracts). A wholesaler is permitted to buy cannabis in bulk and sell to licensees but not to consumers. A retailer is permitted to sell cannabis to consumers. A laboratory is permitted to test cannabis based on rules established by the Oregon Health Authority. To receive a laboratory license, the lab must be accredited by the Oregon Environmental Laboratory Accreditation program. The hemp certificate allows persons that are registered with the Oregon Department of Agriculture to transfer hemp flower, extracts, or concentrates to OLCC licensed processors who hold an industrial hemp processor endorsement.

Company Licenses

Pursuant to the purchase of the Operating Companies by the Company, Stem has acquired an interest in three retail licenses, four producer licenses, one wholesaler license and two processing licenses.

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The table below lists the licenses that are: (i) directly held by the Company; and (ii) held by the Company’s operating partners:

Holding Entity	Permit/License	City, State	Expiration Date	Description
JV Retail 2 LLC	#100244446EC	Eugene, Oregon	September 3, 2021	Retailer License
Kind Care LLC	#1002427235E	Eugene, Oregon	September 3, 2021	Retailer License
Opco Retail 1 LLC	#10055331011	Portland, Oregon	September 3, 2021	Retailer License
JV Wholesale LLC	#1003324579F	Eugene, Oregon	September 3, 2021	Wholesaler License
JV Productions 3 LLC	#1001944721B	Eugene, Oregon	September 3, 2021	Producer License (Indoor Tier II)
JV Extraction LLC	#100331855FF	Eugene, Oregon	September 3, 2021	Processor License (Edible, Topical, Concentrate, Extract and Hemp)
JV Foods LLC	#10033219048	Eugene, Oregon	September 3, 2021	Processor License (Edible, Topical, Concentrate and Hemp)
Stem Holdings Oregon, Inc.	#10000662000	Hillsboro, Oregon	June 24, 2021	Producer License
JV Applegate LLC	#100439807B5	Jacksonville, Oregon	November 11, 2021	Producer License (Outdoor Tier 1)
Alternative Organics(1)	#1003304ACE7	Medford, Oregon	July 2, 2021	Producer License (Mixed Tier II)
Opco Production II, LLC	#10074973A9C	Mulino, Oregon	September 3, 2021	Producer License (Indoor Tier II)
Opco Production 1 LLC	#1007550202B	Springfield, Oregon	September 3, 2021	Producer License (Indoor Tier II)

Note:

(1)	The Company has entered into an operating agreement with Alternative Organics pursuant to which the Company acts as director and management of all day-to-day business operations.

Oregon Transportation

Licensed producers which transport cannabis to licensed retailers must comply with the following: (a) a licensee must keep cannabis items in transit shielded from public view, (b) the cannabis items must be of secured (locked-up) during transport, (c) the transport must be equipped with an alarm system, (d) the transport must be temperature controlled if perishable cannabis items are being transported, (e) the transport must provide arrival date and estimated time of arrival information, (f) all cannabis items must be packaged in shipping containers and labeled with a unique identifier, and (g) the transport must provide a copy of the printed manifest and any printed receipts for cannabis items delivered to law enforcement officers or other representatives of a government agency if requested to do so while in transit.

Oregon Inventory/Storage

OLCC licensees must report the following to Oregon’s Cannabis Tracking System (“CTS”) (a) a reconciliation of all on-premise and in-transit cannabis item inventories each day, (b) all information for seeds, usable cannabis, CBD concentrates and extracts by weight, (c) the wet weight of all harvested cannabis plants immediately after harvest, (d) all required information for CBD products by unit count, and (e) for retailer license holders, the price before tax and amount of each item sold to consumers and the date of each transaction. The data must be transmitted for each individual transaction before the retailer opens the next business day. All cannabis items on a licensed retailer’s premises must be held in a safe or vault. All usable cannabis, cut and drying mature cannabis plants, CBD concentrates, extracts or products on the licensed premises of a licensee other than a retailer are to be kept in a locked, enclosed area within the licensed premises that is secured with at a minimum, a steel door with a steel frame or equivalent, and a commercial grade, non-residential door lock. All licensees must keep all video recordings and archived required records not stored electronically in a locked storage area. Current records may be kept in a locked cupboard or desk outside the locked storage area during hours when the licensed business is open.

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Oregon Record-keeping/Reporting

Oregon uses the METRC trace and tracking system and allows other third-party system integration via an API to track cannabis. The Subsidiaries in Oregon use a third-party trace and tracking system to push the data to the state through an API to meet all reporting requirements. All cannabis products dispensed are documented at point of sale via the track and trace system. License holders must maintain the documentation from the track and trace system in a secure locked location at each dispensing or growing location for three years as required by the OLCC. The OLCC requires all cannabis licensees to have and maintain records that clearly reflect all financial transactions and the financial condition of the business. The following records may be kept in either paper or electronic form and must be maintained for a three year period and be made available for inspection if requested by the OLCC: (a) purchase invoices and supporting documents for items and services purchased for use in the production, processing, research, testing and sale of cannabis items that include from whom the items were purchased and the date of purchase, (b) bank statements for any accounts, (c) accounting and tax records, (d) documentation of all financial transactions, including contracts and agreements for services performed or received, and (e) all employee records, including training.

Oregon Security

A licensed premise must have a fully operational security alarm system, activated at all times when the licensed premises is closed for business. Among other features the security alarm system for the licensed premises must (a) be able to detect unauthorized entry onto the licensed premises and unauthorized activity within any limited access area where mature cannabis plants, usable cannabis, CBD concentrates, extracts or products are present, (b) be programmed to notify the licensee, a licensee representative or other authorized personnel in the event of an unauthorized entry, and (c) either have at least two operational “panic buttons” located inside the licensed premises that are linked with the alarm system that immediately notifies a security company or law enforcement, or have operational panic buttons physically carried by all employees present on the licensed premises that are linked with the alarm system that immediately notifies a security company or law enforcement.

A licensed premise must have a fully operational video surveillance recording system. Among other requirements, a licensed premise must have cameras that continuously record, 24 hours a day, seven days a week: (a) in all areas where mature cannabis plants, usable cannabis, CBD concentrates, extracts or products may be present on the licensed premises; and (b) all points of ingress and egress to and from areas where mature cannabis plants, usable cannabis, CBD concentrates, extracts or products are present. A licensee must keep all surveillance recordings for a minimum of 90 calendar days and have the surveillance room or surveillance area with limited access.

Oregon Inspections

All cannabis licensees may be subject to safety inspections of licensed premises by state or local government officials to determine compliance with state or local health and safety laws. The OLCC also may conduct an inspection at any time to ensure that a registrant, licensee or permittee is in compliance with Oregon state laws. A licensee, licensee representative, or permittee must cooperate with the OLCC during an inspection. If licensee, licensee representative or permittee fails to permit the OLCC to conduct an inspection the OLCC may seek an investigative subpoena to inspect the premises and gather books, payrolls, accounts, papers, documents or records.

U.S. Attorney Statements in Oregon

To the knowledge of management of Stem, other than as disclosed in this Document, there have not been any statements or guidance made by federal authorities or prosecutors regarding the risk of enforcement action in Oregon. See “Risk Factors”.

Compliance with Applicable State Law in the United States

The Company is classified as having both a direct and indirect involvement in the U.S. cannabis industry and is in compliance with applicable state law, licensing requirements and the regulatory framework enacted by each U.S. state in which it operates. The Company is not subject to any citations or notices of violation with applicable licensing requirements and the regulatory framework enacted by each applicable U.S. state which may have an impact on its licenses, business activities or operations.

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The Company has in place a detailed compliance program, which oversees, maintains, and implements the compliance program and personnel. In addition to the Company’s robust internal legal and compliance departments, the Company has state and local regulatory/compliance counsel engaged in every jurisdiction in which it operates.

The Company’s compliance department oversees training for all employees, including on the following topics: (i) compliance with state and local laws; (ii) safe cannabis use; (iii) dispensing procedures; (iv) security and safety policies and procedures; (v) inventory control; (vi) quality control; and (vii) transportation procedures. The Company’s compliance department includes the Chief Executive Officer and Chief Operating Officer of the Company, as well as the Company’s managers in charge of cultivation, branding and sales.

The Company monitors all compliance notifications from the regulators and inspectors in each market, timely resolving any issues identified. The Company keeps records of all compliance notifications received from the state regulators or inspectors and how and when the issue was resolved.

To ensure compliance with the U.S. federal laws and the regulatory framework enacted by each U.S. state in which the Company operates, the Company adheres to the following procedures and controls:

●	The Company ensures the operations of its subsidiaries are compliant with all licensing requirements that are set forth by applicable state, county or municipal law by retaining appropriately experienced legal counsel;

●	The Company ensures that its activities adhere to the scope of the licensing obtained; and

●	The Company only works through licensed operators, which must pass a range of requirements, adhere to strict business practice standards and be subjected to strict regulatory oversight whereby sufficient checks and balances ensure that no revenue is distributed to criminal enterprises, gangs and cartels.

The Company will continue to monitor compliance on an ongoing basis in accordance with its compliance program and standard operating procedures. While the Company’s operations are in full compliance with all applicable state laws, regulations and licensing requirements, such activities remain illegal under United States federal law. For the reasons described above and the risks further described under “Risk Factors” in this Document, there are significant risks associated with the business of the Company. Readers are strongly encouraged to carefully read all of the risk factors described under “Risk Factors” in this Document

Ability to Access Public and Private Capital

While the Company is not able to obtain traditional bank financing in the U.S. or financing from other U.S. federally regulated entities, the Company currently has access to equity financing through the private markets in Canada and the U.S. Since the use of cannabis is illegal under U.S. federal law, and in light of concerns in the banking industry regarding money laundering and other federal financial crime related to cannabis, U.S. banks have been reluctant to accept deposit funds from businesses involved with the cannabis industry. Consequently, businesses involved in the cannabis industry often have difficulty finding a bank willing to accept its business. Likewise, cannabis businesses have limited access, if any, to credit card processing services. As a result, cannabis businesses in the U.S. are largely cash-based. This complicates the implementation of financial controls and increases security issues.

Commercial banks, private equity firms and venture capital firms have approached the cannabis industry cautiously to date. However, there are increasing numbers of high-net-worth individuals and family offices that have made meaningful investments in companies and businesses similar to the Company. Although there has been an increase in the amount of private financing available over the last several years, there is neither a broad nor deep pool of institutional capital that is available to cannabis license holders and license applicants. There can be no assurance that additional financing, if raised privately, will be available to the Company when needed or on terms which are acceptable to the Company. The Company’s inability to raise financing to fund capital expenditures or acquisitions could limit its growth and may have a material adverse effect upon future profitability. See “Risk Factors”.

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History of the Business

The Company was formed to purchase, lease and improve certain real estate properties (the “Properties”), initially in the State of Oregon, which are or will be utilized as either state-licensed cannabis selling retail establishments or state-licensed cannabis growing and processing facilities. The Company previously operated primarily as a real estate holding company, and now engages in direct operations with respect to its properties and activities other than the leasing of properties, funding of capital improvements and administration of its leases and provision of financing to certain lessees.

The initial business of the Company was detailed in a multiparty agreement dated as of August 4, 2016, as revised on October 24, 2016 (“Multiparty Agreement”), by and among the Company and the following entities, which are affiliates of the founders of the Company: Oregon Acquisitions, JV LLC, Gated Oregon Holdings LLC, Kind Care Holdings, LLC, and Never Again Real Estate, LLC.

The Multiparty Agreement contemplated that the initial Properties owned by the Company and identified in the Multiparty Agreement (and as further described below) would be leased by the Company to subsidiaries of OpCo Holdings, Inc. (“OpCo”). Opco is a company formed in 2016 by the Company’s founders and their affiliates for the purpose of operating multiple cannabis-related businesses initially in the State of Oregon, and the Company’s founders and their affiliated entities directly and indirectly collectively own approximately 24.06% of the outstanding stock of Opco.

The following is an overview of acquisitions completed by the Company:

In September 2016, the Company entered into a 10-year lease with respect to certain property located in Springfield, OR (the “42nd Street Property”) with the landlord that commenced in November 2016. In July 2017, the Company entered into a lease agreement for the 42nd Street Property.

On November 1, 2016, the Company acquired certain property located in Eugene, OR (the “Willamette Property”). In July 2017, the Company entered into an operating lease agreement with a marijuana dispensary to move into the Willamette Property.

On February 6, 2017, the Company acquired certain real property located at 7827 SE Powell Blvd, Portland, OR 97206 (the “Powell Property”). In July 2017, the Company entered into a lease agreement for the Powell Property.

In January 2018 the Company consummated a “Contract for Sale” whereby it purchased a Farm Property in Mulino OR (the “Mulino Property”) which will be used for the cultivation of cannabis. In July 2017, the Company entered into a lease agreement with a third party for the Mulino Property.

Investments in Subsidiaries. In April 2018, the Company acquired a 37.5%, which was increased in fiscal 2020 to 50%, interest in NVD RE Corp. (“NVD”). NVD used its available funding to acquire an under- construction cannabis indoor grow building in Nevada and to continue the buildout of the property. NVD leases the property to YMY Ventures LLC (“YMY”).

In September 2018, the Company entered into an agreement to acquire 50% of the membership interest of YMY. YMY is a startup operation located near Las Vegas, Nevada and owns a license to cultivate and produce cannabis products. The purchase was conditioned upon the receipt of approval of the transfer of ownership by the State of Nevada Department of Taxation. On February 21, 2019, YMY received the approval of the transfer of ownership by the State of Nevada Department of Taxation. Thereafter, on March 1, 2019, the Company closed its acquisition of 50% of YMY. YMY has licenses that allow it to cultivate and produce cannabis and related products, but the Company failed in its attempt to acquire a retail sales license. As of March 31, 2020, YMY had commenced operations and begun generating revenues in the wholesale market.

On October 8, 2018, the Company and Yerba Buena Oregon, LLC”) entered into an Asset Purchase Agreement which provided for the Company to purchase certain assets and assume certain liabilities of Yerba. Yerba is a wholesale producer of recreational marijuana flower, by-product and pre-roll product in the state of Oregon.

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On June 24, 2019, Stem received regulatory approval from the Oregon Liquor Control Commission and closed the previously-announced acquisition of Yerba. Yerba operates an award-winning state-of-the-art cultivation facility equipped with an in-house genetics program and a cannabis library consisting of a few hundred strains.

On March 22, 2019, the Company entered into a share purchase agreement with South African Ventures, Inc., a Nevada corporation (“SAV”) and its shareholders pursuant to which the Company acquired all of the outstanding capital stock of SAV, which became a wholly-owned subsidiary of the Company. At the closing, SAV had no operations and held approximately $5.75 million cash. In addition, the Company held an additional $2.5 million in escrow for the benefit of SAV, which it delivered to SAV at the closing. These funds were raised by SAV from various investors, who became Company shareholders at the Closing. In 2019, we fully impaired our investment of $5.75 million in Stempro International which was acquired in connection with our acquisition of SAV. As of this date, the Company has discontinued its plans to subsequently invest, operate or develop the related licensure pursuant to this project.

On March 29, 2019, the Company executed a definitive agreement to acquire Western Coast Ventures, Inc. (“WCV”). WCV had a working capital surplus of approximately $2,000,000 and had negotiated a joint venture (the “JV”) with ILCA Holdings, Inc. (“ILCA”). ILCA has been issued a limited Conditional Use Permit for a Marijuana Production Facility (a “MPF”) by the City of San Diego, California, which will only be initially granting a total of 40 MPFs. Upon issuance of the final MPF permit and the completed construction, the JV will: (1) operate an advanced cannabis facility to grow and cultivate cannabis; (2) manufacture cannabis-derived products; and (3) distribute cannabis and cannabis-derived products state-wide throughout California. The Conditional Use Permit expires on August 30, 2023 and is subject to various terms and conditions detailed in the Permit.

The MPF encompasses 10,700 square feet and will feature state-of-the-art technology for cultivation, production and distribution. A complex, sophisticated, portable racking system will create a 10,000 square foot canopy that has the potential to produce over 6,000 pounds of product per year with the help of high efficiency LED lights. The production sector of the MPF will deliver a large variety of cannabis-derived offerings such as flowers, pre-rolls, infused edibles, and topicals.

SOK Management, LLC

During the year ended September 30, 2019, the Company advanced approximately $830,000 to a group of companies attempting to start up cannabis operations in Oklahoma. In May 2019, the Company and the group of entities entered into a formal agreement in which $500,000 of the advanced funds would become a 7% ownership interest in SOK Management, LLC. The remaining $330,000 of advanced funds were returned to the Company, and the Company is no longer required to advance further amounts. The Company accounted for its $500,000 investment in SOK Management LLC using the equity method of accounting. As of September 30, 2019, the Company recorded a loss on investment of $500,000, bringing its total investment to zero.

Tilstar Medical, LLC

In April 2019, the Company entered into an agreement to acquire 48% of the membership interest of Tilstar Medical, LLC (“TIL”). TIL is a startup operation located in Laurel, Maryland and owns a project management company which assists in procuring licenses for the production and sale of cannabis. The purchase price for the 48% interest was $550,000 to capitalize TIL which under the operating agreement occurs upon the execution of the agreement. As of September 30, 2019, the Company had funded the $550,000 and accounted for its investment using the equity method of accounting. During the year ended September 30, 2019, the Company recorded a loss on investment of approximately $279,000. The Company was not made aware at time of its investment in the type and magnitude of expenses that would be funded with its investment capital and is currently in the process of renegotiating the terms of the operating agreement. During the year ended September 30, 2019, Tilstar Medical along with its partner, Stem Holdings, Inc, received a letter from the Maryland Medical Cannabis commission with notification that we received stage one pre-approval for a processor license. The Companies application ranked amongst the top nine highest scoring applications for a medical cannabis processor license. Final awards will be issued during calendar year 2020. As of September 30, 2020 and 2019, the difference between the investment and the percentage of net assets attributable to the Company’s investment was approximately $0.28 million

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Community Growth Partners, INC

On January 6, 2020, the Company entered into a joint venture with Community Growth Partners, Inc. (“CGP”), a vertically-integrated cannabis company with provisional licensed operations in Massachusetts.

The Massachusetts Cannabis Control Commission recently awarded CGP three provisional cannabis licenses for cultivation, manufacturing and retail – making CGP one of the Commonwealth’s first women- and minority-founded and owned businesses to become approved as a vertically-integrated cannabis operation. A new state-of-the-art indoor cultivation and manufacturing facility will be constructed in Northampton, MA for completion by Fall 2020, which will provide extraction and distribution capability. The Company intends to commence Dispensary operations during 2020 to begin serving the market with partner cannabis brands.

Stem will acquire 7% of CGP’s common stock and provide CGP with a revolving line of credit for future expansion into Massachusetts. Stem will also provide CGP with administrative, cultivation, and manufacturing support services. Stem will also license and market CGP’s Rebelle™-brand products in its other licensed markets, including California, Oregon, Oklahoma and Nevada. The agreements are subject to approval of the Massachusetts Cannabis Control Commission and other local state authorities.

Seven Leaf Ventures Corp. (“7LV”)

On March 6, 2020, the Company closed the acquisition of Seven Leaf Ventures Corp. (“7LV”), a private Alberta, Canada corporation, and its subsidiaries, pursuant to the terms of a share purchase agreement dated March 6, 2020. 7LV owns Foothills Health and Wellness, a medical dispensary, in the greater Sacramento, California area (the “Sacramento Dispensary”). Company management believes that the Sacramento Dispensary is expected to drive synergies with Stem’s premium branded dispensaries in Oklahoma City, OK, and in Eugene and Portland, OR. Stem also expects that the Sacramento Dispensary will receive its recreational license in the near term. 7LV also has an option to acquire a dispensary in Los Angeles, California.

Company purchase of Opco businesses

As long as the Company has fully satisfied all of its obligations and milestones pursuant to the Multiparty Agreement, the Company had the obligation to acquire the business operations of Opco Holdings and its subsidiaries, and Oregon Acquisitions, Gated Oregon and Kind Care (the “Operating Companies”) has the obligation to sell such operations to the Company, within a reasonable time after the Company receives a legal opinion that the operation of the Opco marijuana businesses in the State of Oregon by Stem will not violate any federal or state laws. On August 12, 2019, the parties agreed to waive this condition with the Company proceeding with the purchase of the operating companies.

Pursuant to the terms of a merger agreement between the parties, Stem will acquire Opco Holdings and its subsidiaries, and Oregon Acquisitions, Gated Oregon and Kind Care for a deemed aggregate purchase price of 12.5 million shares of the Company’s common stock. The purchase price will be satisfied by releasing these shares which are currently being held in escrow, to the beneficial owners of above-mentioned entities. As previously disclosed, certain beneficial owners of these entities are also directors, officers and/or shareholders of Stem. The transaction remains subject to receipt of all necessary regulatory approvals from government entities of the State of Oregon and therefore is outside the control of the Company. Closing of the transaction is expected to occur this calendar year. Definitive agreements have been executed and filed with the regulatory agency. On September 4, 2020, the Company received all of the necessary regulatory approvals from government entities of the State of Oregon and, pursuant to the Merger Agreements, the transaction was consummated on that date.

Merger with Driven

On October 5, 2020, Stem, Driven Deliveries, Inc. (“Driven”) and Stem Driven Acquisition, Inc. (“SDA”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) wherein Driven has agreed to merge with and into SDA, with Driven being the surviving entity. Following completion of the merger transaction contemplated by the Merger Agreement (the “Merger”), Driven will become a wholly-owned subsidiary of Stem. Pursuant to the Merger Agreement, Stem will exchange one newly-issued Share for each issued and outstanding share of Driven. Management of the Company believes that the Merger will close prior to the end of calendar year 2020, subject to satisfaction of all terms and conditions of the Merger Agreement and completion of due diligence by all entities.

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Driven is an e-commerce and DaaS (delivery-as-a-service) provider with proprietary logistics and omni-channel user experience/customer experience (“UX/CX”) technology. At the closing of the Merger, it is anticipated Stem will be re-named Driven by Stem. Management of both Driven and Stem believe that following completion of the Merger, Driven by Stem will be the first vertically-integrated cannabis company with a DaaS platform. See “Information Concerning Driven” and “Description of the Company – Post-Merger”.

The shares of common stock of Driven trade on the OTCQB market under the symbol “DRVD”. At the effective date of the closing of the Merger, all of the then issued and outstanding shares of Driven will be converted into the right to receive shares of common stock of the Company (the “Merger Consideration”). The Merger Agreement includes interim covenant provisions applicable prior to the earlier of the (i) closing of the Merger, or (ii) termination of the Merger Agreement that, among other things, restrict the Company’s ability to take certain actions with respect to the Company’s organizational documents, including but not limited to amending the Certificate of Incorporation of the Company.

Under the terms of the Merger Agreement, Driven shareholders will receive one share of Company common stock for each share of Driven owned at the Effective Date. It is currently anticipated that shareholders of Stem and shareholders of Driven will hold approximately 47.4% and 52.6% of the Company following completion of the Merger. The Merger does not constitute a “significant acquisition” for the Company under Part 8 of National Instrument 51-102 – Continuous Disclosure Obligations (“NI 51-102”).

Following the completion of the Merger, management of the Company believes that the combined companies will achieve synergies in sales and operations and reduced sales, general and administrative expense as a percentage of sales. Management of the Company also believes that the Merger will lead to further organic growth and margin expansion. The Merger is an arm’s length transaction. Following the effective date of the Merger, the shares of Driven will be delisted from the OTCQB market. Management of the Company expects the Shares to continue to trade on the OTCQX and on the CSE under Stem’s current symbols (OTCQX: STMH, CSE: STEM) following the closing of the Merger.

The completion of the Merger is subject to satisfaction or waiver of various closing conditions, including (i) the receipt of all required approvals of the stockholders of all merger participants and any required third-party consents and regulatory clearances, (ii) the absence of any governmental order or law that makes consummation of the Merger illegal or otherwise prohibited, (iii) the effectiveness of a registration statement on Form S-4 to be filed by Stem pursuant to which the Shares to be issued in connection with the Merger are registered with the U.S. Securities and Exchange Commission, (iv) the completion of equity financings by Stem and Driven, and (v) the absence of any material adverse change prior to the effective date of the Merger. The obligation of each party to consummate the Merger is also conditioned upon the other party’s representations and warranties being true and correct (subject to certain materiality exceptions) and the other party having performed in all material respects its obligations under the Merger Agreement. If either party fails to meet its obligations under its equity financing closing conditions, either party may elect to terminate the Merger Agreement or proceed to close the Merger. Further, either party to the Merger could elect to waive certain conditions to the closing of the Merger in order to effect the transaction and, as a result, there can be no assurance that the combined organization will have the benefit of the conditions to closing described above or otherwise set forth in the Merger Agreement. See “Risk Factors”.

Principal Products and Markets

The Company’s principal operations have historically related to the leasing of properties, funding of capital, tenant improvements and administration of its leases and provision of financing to certain lessees, engaged in the production and sale of cannabis. While the Company originally operated primarily as a real estate holding company, it is now engaged in direct operations, primarily the production and sale of cannabis in states where it is legal to do so, with respect to its properties and activities other than the leasing of properties, funding of capital improvements and administration of its leases and provision of financing to certain lessees. Historically, the Company’s principal market has been in the State of Oregon, but it is now engaged in expansion into other markets where sale of marijuana is legal, including California, Nevada, Massachusetts, Maryland and, Oklahoma.

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Production and Sales

The Company’s business requires that it possess or be in a position to access specialized knowledge and expertise regarding the state-licensed cannabis industry and those persons and entities who are involved in the industry. The Company believes that its management has such specialized expertise and experience, and the Company retains legal counsel that has recognized expertise in the industry. The Company does not believe that any aspect of its business is either: (i) cyclical or seasonal; or (ii) dependent on any particular franchise or license or other agreement to use a patent, formula, trade secret, process or trade name. The Company has not identified any specific environmental protection issues which will affect its business. The Company does not own significant identifiable intangible properties outside of its cannabis licenses.

The Company does not believe that its operations are dependent on any factors within the general economy. However, any material changes in either U.S. federal law enforcement priorities or the law of the State of California, Oregon, Nevada Massachusetts, Maryland and Oklahoma or other states where the Company operates affecting the cultivation and sale of cannabis could have a material impact on the Company’s business, particularly since the growth, marketing, sale, and use of marijuana is illegal under federal law.

Company Funding

Private Placement Transactions

The Company has sold shares of its common stock in private placement transactions under the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Regulation D promulgated thereunder and certain exemptions of the laws of the jurisdictions where any offering is made. In the fiscal years ended September 30, 2020 and 2019, the Company raised gross proceeds of approximately $845,000 and $35,000, respectively.

The securities issued in the above-mentioned transactions were issued in connection with private placements exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended, pursuant to the terms of Section 4(2) of that Act and Rule 506 of Regulation D. Investors who acquired shares of our common stock in the foregoing private placement transactions were all accredited investors and were required to complete, execute and deliver a subscription agreement and related documentation, which included customary representations and warranties, certain covenants and restrictions and indemnification provisions.

Promissory Note

In January 2020, the Company issued two promissory notes with a principal balance of $500,000 to accredited investors (the “Note Holders”). The notes mature in July 2020 and has an annual rate of interest of 12%. In connection with the issuance of the promissory notes, the Company issued the Note Holders 100,000 common stock purchase warrants with a five-year term from the issuance date, $0.85 per share. As of July 2020, in consideration of the warrants being amended to $0.45 per share with an extended the term from five to a ten-year term, the maturity date has been extended to December 13, 2020. In May 2020, the Company made a principal payment of $20,000. As of September 30, 2020, the obligation outstanding is $480,000.

In January 2020, the Company issued two promissory notes with a principal balance of $500,000 to accredited investors (the “Note Holders”). The note matures in October 2020 and has an annual rate of interest of 12%. In connection with the issuance of the promissory note, the Company issued the Note Holders 100,000 common stock purchase warrants with a five-year term from the issuance date, $0.85 per. As of July 2020, in consideration of the warrants being amended to $0.45 per share with an extended the term from five to a ten-year term, the maturity date has been extended to December 13, 2020 As of September 30, 2020, the obligation outstanding is $500,000.

In July 2020, the Company issued a promissory note with a principal balance of $500,000 to the Companies merging entity (the “Note Holders”). The note matures in January 2022 and has interest rate of 6%. As of September 30, 2020, the obligation outstanding is $500,000.

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The below Promissory Notes evidencing the PPP Loans are entered into subject to guidelines applicable to the program and contains customary representations, warranties, and covenants for this type of transaction, including customary events of default relating to, among other things, payment defaults and breaches of representations and warranties or other provisions of the Promissory Notes. The occurrence of an event of default may result in, among other things, the Company becoming obligated to repay all amounts outstanding. We continue to evaluate and may still apply for additional programs under the CARES Act, there is no guarantee that we will meet any eligibility requirements to participate in such programs or, even if we are able to participate, that such programs will provide meaningful benefit to our business. The Company plans to use the PPP funds received in a manner to obtain debt forgiveness. The Company will use the funds for payroll, rent, and utilities.

In July 2020, the Company’s wholly owned subsidiary in Oregon received loan proceeds of $220,564 pursuant to the Paycheck Protection Program under the CARES Act. The Loan, which was in the form of a promissory note, dated July 09, 2020, between the Company and Cross River Bank as the lender, matures on July 09, 2022 and bears interest at a fixed rate of 1% per annum, payable monthly commencing in six months. Under the terms of the PPP, the principal may be forgiven if the Loan proceeds are used for qualifying expenses as described in the CARES Act, such as payroll costs, benefits mortgage interest, rent, and utilities. No assurance can be provided that the Company will obtain forgiveness of the Loan in whole or in part. In addition, details of the PPP continue to evolve regarding which companies are qualified to receive loans pursuant to the PPP and on what terms, and the Company may be required to repay some or all of the Loan due to these changes or different interpretations of the PPP requirements. As of September 30, 2020, the obligation outstanding is $220,564.

The Company received loan proceeds of $266,820 pursuant to the Paycheck Protection Program under the CARES Act. The Loan, which was in the form of a promissory note, dated May 01, 2020, between the Company and Transportation Alliance Bank as the lender, matures on May 01, 2022 and bears interest at a fixed rate of 1% per annum, payable monthly commencing in six months. Under the terms of the PPP, the principal may be forgiven if the Loan proceeds are used for qualifying expenses as described in the CARES Act, such as payroll costs, benefits mortgage interest, rent, and utilities. No assurance can be provided that the Company will obtain forgiveness of the Loan in whole or in part. In addition, details of the PPP continue to evolve regarding which companies are qualified to receive loans pursuant to the PPP and on what terms, and the Company may be required to repay some or all of the Loan due to these changes or different interpretations of the PPP requirements. As of September 30, 2020, the obligation outstanding is $266,820.

The Company’s related entity received loan proceeds of $245,400 pursuant to the Paycheck Protection Program under the CARES Act. The Loan, which was in the form of a promissory note, dated June 03, 2020, between the Company and Coastal States Bank as the lender, matures on June 03, 2022 and bears interest at a fixed rate of 1% per annum, payable monthly commencing in six months. Under the terms of the PPP, the principal may be forgiven if the Loan proceeds are used for qualifying expenses as described in the CARES Act, such as payroll costs, benefits mortgage interest, rent, and utilities. No assurance can be provided that the Company will obtain forgiveness of the Loan in whole or in part. In addition, details of the PPP continue to evolve regarding which companies are qualified to receive loans pursuant to the PPP and on what terms, and the Company may be required to repay some or all of the Loan due to these changes or different interpretations of the PPP requirements. As of September 30, 2020, the obligation outstanding is $245,400.

The Company’s subsidiary received loan proceeds of $62,500 pursuant to the Paycheck Protection Program under the CARES Act. The Loan, which was in the form of a promissory note, dated June 25, 2020, between the Company and First Home Bank as the lender, matures on June 25, 2022 and bears interest at a fixed rate of 1% per annum, payable monthly commencing in six months. Under the terms of the PPP, the principal may be forgiven if the Loan proceeds are used for qualifying expenses as described in the CARES Act, such as payroll costs, benefits mortgage interest, rent, and utilities. No assurance can be provided that the Company will obtain forgiveness of the Loan in whole or in part. In addition, details of the PPP continue to evolve regarding which companies are qualified to receive loans pursuant to the PPP and on what terms, and the Company may be required to repay some or all of the Loan due to these changes or different interpretations of the PPP requirements. As of September 30, 2020, the obligation outstanding is $62,500.

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The Company’s subsidiary received loan proceeds of $147,407 pursuant to the Paycheck Protection Program under the CARES Act. The Loan, which was in the form of a promissory note, dated July 15, 2020, between the Company and Cross River Bank as the lender, matures on December 30, 2020 and bears interest at a fixed rate of 1% per annum, payable monthly commencing in six months. Under the terms of the PPP, the principal may be forgiven if the Loan proceeds are used for qualifying expenses as described in the CARES Act, such as payroll costs, benefits mortgage interest, rent, and utilities. No assurance can be provided that the Company will obtain forgiveness of the Loan in whole or in part. In addition, details of the PPP continue to evolve regarding which companies are qualified to receive loans pursuant to the PPP and on what terms, and the Company may be required to repay some or all of the Loan due to these changes or different interpretations of the PPP requirements. As of September 30, 2020, the obligation outstanding is $147,407.

Convertible Promissory Notes and Mortgages

Mortgages payable

On January 16, 2018, the Company consummated a “Contract for Sale” for a Farm Property in Mulino Oregon (the “Mulino Property”). The purchase price was $1,700,000 which was reduced by a rental credit of approximately $135,000 which is equivalent to nine months’ rent at $15,000 a month and an additional credit of $9,500 for additional work done on the property. In connection with the purchase of the property, the Company made a cash payment as down payment plus payment of closing costs in the amount of $370,637 and issued a promissory note in the amount of $1,200,000 with a maturity of January 2020. The Company will pay monthly installments of principal and interest (at a rate of 2% per annum) in the amount of $13,500, commencing in July 2018 through the maturity date (January 2020), at which time the entire unpaid principal balance and any remaining accrued interest shall be due and payable in full. No amount was recorded for the premium for the below market rate feature of the note as it was immaterial. The note is secured by a deed of trust on the property. The Company performed an analysis and determined that the rate obtained was below market, however, no premium was recorded as the Company determined it was immaterial. As of September 30, 2020, and 2019, the balance due is $922,500 and $1,027,500, respectively.

On February 28, 2018, the Company executed a $550,000 mortgage payable on the Willamette property to acquire additional funds. The mortgage bears interest at 15% per annum. Monthly interest only payments began March 1, 2018 and continue each month thereafter until paid. The entire unpaid balance is due on March 1, 2020, the maturity date of the mortgage, and is secured by the underlying property. The Company paid costs of approximately $28,000 to close on the mortgage. The mortgage terms do not allow participation by the lender in either the appreciation in the fair value of the mortgaged real estate project or the results of operations of the mortgaged real estate project. The note has been cross guaranteed by the CEO and Director of the Company. As of September 30, 2019, $550,000 was outstanding under this mortgage. In March 2020, the note was paid in full in conjunction with a refinance agreement. The terms of the refinance are described below under long-term debt mortgages.

On April 4, 2018, the Company executed a $314,000 mortgage payable on the Powell property to acquire additional funds. At closing $75,000 of the proceeds was put into escrow. The mortgage bears interest at 15% per annum. Monthly interest only payments began May 1, 2018 and continue each month thereafter until paid. The entire unpaid balance is due on April 1, 2020, the maturity date of the mortgage, and is secured by the underlying property. The Company plaid costs of approximately $19,000 to close on the mortgage. The mortgage terms do not allow participations by the lender in either the appreciation in the fair value of the mortgaged real estate project or the results of operations of the mortgaged real estate project. The note has been cross guaranteed by the CEO and Director of the Company. As of September 30, 2019, $314,000 was outstanding under this mortgage. In January 2020, the note was paid in full in conjunction with a refinance agreement. The terms of the refinance are described below under long-term debt mortgages.

Long-term debt, mortgages

In January 2020, the Company refinanced a mortgage payable on property located in Oregon to acquire additional funds. The mortgage bears interest at 15% per annum. Monthly interest only payments began February 1, 2020, and continue each month thereafter until paid. The entire unpaid balance is due on January 31, 2022, the maturity date of the mortgage, and is secured by the underlying property. The mortgage terms do not allow participation by the lender in either the appreciation in the fair value of the mortgaged real estate project or the results of operations of the mortgaged real estate project. The note has been cross guaranteed by the CEO and Director of the Company. As of September 30, 2020, the obligation outstanding is $400,000.

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In March 2020, the Company executed a $1,585,000 mortgage payable on property located in Oregon to acquire additional funds. The mortgage bears interest at 11.55% per annum. Monthly interest only payments began April 1, 2020 and continue each month thereafter until paid. The entire unpaid balance is due on April 1, 2023, the maturity date of the mortgage, and is secured by the underlying property. The Company paid costs of approximately $120,000 to close on the mortgage. The mortgage terms do not allow participation by the lender in either the appreciation in the fair value of the mortgaged real estate project or the results of operations of the mortgaged real estate project. The note has been cross guaranteed by the CEO and Director of the Company. As of September 30, 2020, the obligation outstanding is $1,585,000.

In March 2020, the Company executed a $400,000 mortgage payable on property located in Oregon to acquire additional funds. The mortgage bears interest at 11.55% per annum. Monthly interest only payments began May 1, 2020 and continue each month thereafter until paid. The entire unpaid balance is due on April 1, 2022, the maturity date of the mortgage, and is secured by the underlying property. The Company paid costs of approximately $38,000 to close on the mortgage. The mortgage terms do not allow participation by the lender in either the appreciation in the fair value of the mortgaged real estate project or the results of operations of the mortgaged real estate project. The note has been cross guaranteed by the CEO and Director of the Company. As of September 30, 2020, the obligation outstanding is $400,000.

In March 2020, the Company refinanced a mortgage payable on property located in Nevada to acquire additional funds. The mortgage bears interest at 15% per annum. Monthly interest only payments began April 1, 2020 and continue each month thereafter until paid. The entire unpaid balance is due on March 31, 2022, the maturity date of the mortgage, and is secured by the underlying property. The mortgage terms do not allow participation by the lender in either the appreciation in the fair value of the mortgaged real estate project or the results of operations of the mortgaged real estate project. The note has been cross guaranteed by the CEO and Director of the Company. As of September 30, 2020, the obligation outstanding is $700,000.

In July 2020, the Company executed a mortgage payable on property located in Nevada to acquire additional funds. The mortgage bears interest at 14% per annum. Monthly interest only payments began August 1, 2020 and continue each month thereafter until paid. The entire unpaid balance is due on July 31, 2023, the maturity date of the mortgage, and is secured by the underlying property. The mortgage terms do not allow participation by the lender in either the appreciation in the fair value of the mortgaged real estate project or the results of operations of the mortgaged real estate project. The note has been cross guaranteed by the CEO and Director of the Company. As of September 30, 2020, the obligation outstanding is $200,000.

In April 2018, the Company received a 37.5% interest in NVD RE Corp. (“NVD”) upon its issuance to NVD of a commitment to contribute $1.275 million to NVD which included the purchase price of $600,000 and an additional commitment to pay tenant improvement costs of $675,000. In the year ended September 30, 2019, NVD obtained $300,000 in proceeds from a mortgage on its property. The funds from this mortgage were advanced to the Company. The advance is undocumented, non-interest bearing and due on demand. As of September 30, 2019, the balance due totals $300,000. In August 2020, the Company refinanced this obligation and paid the $300,000 balance. The refinanced mortgage term is 36 months and includes and interest rate of 14% and monthly interest only payments of $4,666,67. As of September 30, 2020, the balance due totals $400,000.

CD Special Warrant Offering

On December 27, 2018, the Company entered into an Agency Agreement (the “Agency Agreement”) for a private offering of up to 10,000 convertible debenture special warrants of the Company (the “CD Special Warrants”) for aggregate gross proceeds of up to CDN$10,000,000 (the “Offering”). The net proceeds of the Offering were used for expansion initiatives and general corporate purposes. The Company’s functional currency is U.S. dollars.

In December 2018 and January 2019, the Company issued 3,121 CD Special Warrants in the first closing of the Offering, at a price of CDN $1,000 per CD Special Warrant, and received aggregate gross proceeds of CDN $3.1 million or $2.3 million USD. In connection with this offering, the Company issued the agents in such offering 52,430 convertible debenture special warrants (the “Broker CD Special Warrants”) as partial satisfaction of a selling commission.

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On March 14, 2019, the Company issued 962 CD Special Warrants in the second and final closing of the Offering, at a price of CDN $1,000 per CD Special Warrant, and received aggregate gross proceeds of CDN $1.0 million or $0.7 million USD. In connection with this offering, the Company issued the agents in such offering 5,600 convertible debenture special warrants (the “Broker CD Special Warrants”) as partial satisfaction of a selling commission.

The total aggregate proceeds of the Offering totaled $4.1 million CDN or $3.1 million USD.

Each CD Special Warrant will be exchanged (with no further action on the part of the holder thereof and for no further consideration) for one convertible debenture unit of the Company (a “Convertible Debenture Unit”), on the earlier of: (i) the third business day after the date on which both (A) a receipt (the “Receipt”) for a (final) document (the “Qualification Document”) qualifying the distribution of the Convertible Debentures (as defined below) and Warrants (as defined below) issuable upon exercise of the CD Special Warrants has been issued by the applicable securities regulatory authorities in the Canadian jurisdictions in which purchasers of the CD Special Warrants are resident (the “Canadian Jurisdictions”), and (B) a registration statement (the “Registration Statement”) registering the resale of the common shares underlying the Convertible Debentures and Warrants has been declared effective by the U.S. Securities and Exchange Commission (the “Registration”); and (ii) the date that is six months following the closing of the Offering. The Company has also provided certain registration rights to purchasers of the CD Special Warrants. The CD Special Warrants were exchanged for Convertible Debenture Units after six months as U.S. and Canadian registrations were not effective at that time.

Each Convertible Debenture Unit is comprised of CDN $1,000 principal amount 8.0% senior unsecured convertible debenture (each, a “Convertible Debenture”) of the Company and 167 common share purchase warrants of the Company (each, a “Warrant”). Each Warrant entitles the holder to purchase one common share of the Company (each, a “Warrant Share”) at an exercise price of CDN $3.90 per Warrant Share for a period of 24 months following the closing of the Offering.

The Company has agreed to use its best efforts to obtain the Receipt and Registration within six months following the closing of the Offering. If the Receipt and Registration have not been obtained on or before 5:00 p.m. (PST) on the date that is 120 days following the closing of the Offering, each unexercised CD Special Warrant will thereafter entitle the holder thereof to receive, upon the exercise thereof and at no additional cost, 1.05 Convertible Debenture Units per CD Special Warrant (instead of 1.0 Convertible Debenture Unit per CD Special Warrant). Until the Receipt and Registration have been obtained, securities issued in connection with the Offering (including any underlying securities issued upon conversion or exercise thereof) will be subject to a 6-month hold period from the date of issue. Since the CD Special Warrants were exchanged for Convertible Debenture Units after 6 months as U.S. and Canadian registrations were not effective at that time, the holders received 1.05 Convertible Debenture Units per CD Special Warrant.

The brokered portion of the Offering (CDN $2.5 million, $1.9 million USD) was completed by a syndicate of agents (collectively, the “Agents”). The Company paid the Agents a cash commission equal to 7.0% of the gross proceeds raised in the brokered portion of the Offering. As additional consideration, the Company issued the Agents such number of non-transferable broker convertible debenture special warrants (the “Broker CD Special Warrants”) as is equal to 7.0% of the number of CD Special Warrants sold under the brokered portion of the Offering. Each Broker CD Special Warrant shall be exchanged, on the same terms as the CD Special Warrants, into broker warrants of the Company (the “Broker Warrants”). Each Broker Warrant entitles the holder to acquire one Convertible Debenture Unit at an exercise price of CDN $1,000, until the date that is 24 months from the closing date of the Offering. The distribution of the Broker Warrants issuable upon the exchange of the Broker CD Special Warrants shall also be qualified under the Qualification Document and the resale of the common shares underlying the Broker Warrants will be registered under the Registration Statement. The Company also paid the lead agent a commission noted above of CDN$157,290, corporate finance fee equal to CDN $50,000 in cash and as to $50,000 in common shares of the Company at a price per share of CDN $3.00 plus additional expenses of CDN$20,000. In addition, the Company paid the trustees legal fees of CDN$181,365. In total the Company approx. USD $0.32 million in fees and expenses associated with the offering.

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The issuance of the securities was made in reliance on the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), for the offer and sale of securities not involving a public offering, Regulation D promulgated under the Securities Act, Regulation S, in Canada to “accredited investors” within the meaning of National Instrument 45106 and other exempt purchasers in each province of Canada, except Quebec, and/or outside Canada and the United States on a basis which does not require the qualification or registration. The securities being offered have not been registered under the Securities Act and may not be offered or sold in the United States or to, or for the account or benefit of, U.S. persons absent registration or an applicable exemption from the registration requirements.

Merger Agreement

On October 13, 2020, Stem Holdings, Inc. (“STEM”), Driven Deliveries, Inc. (“DRVD”) and Stem Driven Acquisition, Inc. (“SDA”) and entered into an Agreement and Plan of Merger (the “Merger Agreement”) wherein DRVD would merge with and into SDA, with DRVD being the surviving entity and, following closing of the merger transaction, would become a wholly-owned subsidiary of STEM. Pursuant to the Merger Agreement, STEM will exchange one newly-issued share of STEM common stock for each issued and outstanding share of DRVD. Management believes that the merger transaction closed on December 29, 2020, subject to the satisfaction of several conditions subsequent, including the effectiveness of this Prospectus and the Prospectus included in the Company’s Registration Statement on Form S-4 (File # 333-251761) with respect to the shares to be issued in the merger.

STEM is a vertically-integrated cannabis and hemp branded products company with state-of-the-art cultivation, processing, extraction, retail, and distribution operations throughout the United States. DRVD is an e-commerce and DaaS (delivery-as-a-service) provider with proprietary logistics and omnichannel UX/CX technology. At the closing, STEM would be re-named Driven by Stem and would maintain its corporate headquarters in Boca Raton, Florida. Management of both DRVD and STEM believe that following completion of the merger transaction, Driven by Stem will be the first vertically-integrated cannabis company with a DaaS platform, which will meet the needs of all cannabis consumers in markets served.

Presently, STEM is traded on the OTCQX market and Canadian Stock Exchange under the symbols STMH and STEM, respectively. DRVD is presently traded on the OTCQB market. At the effective date of the closing of the merger transaction, all shares of DRVD will be converted into the right to receive shares of STEM Common Stock (the “Merger Consideration”). The Merger Agreement includes interim covenant provisions applicable prior to the earlier of the (i) closing of the Merger or (ii) termination of the Merger Agreement that, among other things, restrict our ability to take certain actions with respect to the Company’s organizational documents, including but not limited to amending the Certificate of Incorporation.

Under the terms of the Merger Agreement, DRVD shareholders will receive (based on closing share prices as of October 13, 2020) an aggregate purchase price of approximately US$27.5M. Based on the October 13, 2020 closing prices of both DRVD and STEM, Driven by Stem would have a combined market capitalization of approximately US$54 million, based on to closing market price of the Stem Shares and Driven Shares on the OTCQX and the OTCQB, respectively, on October 13, 2020 and 65M Stem Shares and 75M Driven Shares being outstanding on October 13, 2020.

The Board of Directors of each of STEM, SDA and DRVD have unanimously approved the Merger and it is expected to close in late 2020, subject to regulatory and stockholder approvals, completion of final due diligence and other customary closing conditions. Driven by Stem, the combined entity after giving effect to the Acquisition, will maintain its headquarters at Stem’s current location in Boca Raton, FL.

Following the completion of the merger transaction, management believes that the combined companies will achieve synergies in sales and operations and reduced sales, general and administrative expense as a percentage of sales. Management also believes that the merger transaction will lead to further organic growth and margin expansion. The merger transaction is an arm’s length transaction. Following the effective date of the merger transaction, the shares of common stock of the combined companies are expected to continue to trade under STEM’s current symbols (OTCQX: STMH CSE: STEM).

Driven by Stem will integrate DRVD’s delivery capability and its robust technology in every state in which STEM currently operates and add STEM’s iconic cannabis brands to DRVD’s platform of over 400 cannabis products. Stem’s brand offerings cover multiple cannabis product categories, particularly flower, extracts, edibles and topicals with award-winning brands including TJ’s Gardens™ and Yerba Buena™; Cannavore™ an edible brand; and Doseology™, a CBD mass market brand launching in 2021. As a cannabis technology company, DRVD’s Budee™ and Ganjarunner™ e-commerce platforms will also partner with leading cannabis companies in new geographies to meet demand for quick and accurate product deliveries. Initial operations will span nine states.

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Management and Corporate Governance

Upon the closing of the merger transaction, the members of senior management of Driven by Stem expected to be:

●	Adam Berk, Chief Executive Officer and Chairman: Adam Berk is the current CEO of STEM and a member of DRVD’s Board of Directors. Mr. Berk is the former CEO of Osmio (currently GrubHub), which was the first patented web-online food ordering system.

●	Steve Hubbard, Chief Financial Officer: Steve Hubbard is the current CFO of STEM.

●	Ellen Deutsch, EVP/Chief Operating Officer: Ellen Deutsch is the current Executive Vice President and COO of STEM. Ms. Deutsch was an executive of Hain Celestial for over 20 years prior to joining STEM.

●	Salvador Villanueva, President: Salvador Villanueva is the current President of DRVD.

●	Brian Hayek, Chief Compliance Officer & Special Projects: Brian Hayek is a co-founder and current Chief Financial Officer of DRVD.

Synergies

Management of both companies believe that the merger transaction will be accretive to EPS of the combined companies in calendar year 2021. Other expected benefits are: (1) increased scale to drive sales growth, (2) leveraging DRVD’s proprietary technology in new markets to drive market share; (3) cost savings estimated at $1.5M in the first year of combined operations through productivity initiatives, vertical supply chain efficiencies, and reduction and consolidation of overhead and administrative costs.

Both STEM and DRVD have taken steps to commence equity raises of up to $20M on a combined basis. The merger transaction is not expected to increase debt levels.

The completion of the merger transaction is subject to satisfaction or waiver of various closing conditions, including (i) the receipt of all required approvals of the stockholders of all merger participants and any required third-party consents and regulatory clearances, (ii) the absence of any governmental order or law that makes consummation of the merger transaction illegal or otherwise prohibited, (iii) the effectiveness of a Registration Statement on Form S-4 to be filed by STEM pursuant to which the shares of Common Stock to be issued in connection with the merger transaction are registered with the SEC, (iv) the completion of equity financings by STEM and DRVD and (v). The completion of due diligence by all parties and the absence of any material adverse change prior to the effective date of the merger transaction. The obligation of each party to consummate the merger transaction is also conditioned upon the other party’s representations and warranties being true and correct (subject to certain materiality exceptions) and the other party having performed in all material respects its obligations under the Merger Agreement. If either party fails to meet its obligations under its equity financing closing conditions, either party may elect to terminate the Merger Agreement or proceed to close the merger transaction. Further, the either party to the merger transaction could elect to waive certain conditions to the closing of the Merger in order to effect the transaction and, as a result, there can be no assurance that the combined organization will have the benefit of the conditions to closing described above or otherwise set forth in the Merger Agreement.

Employees

As of September 30, 2020, the Company had approximately one hundred (100) employees, most of whom devote their full time to the Company’s operations. The Company intends to increase staff as warranted by its operations and market conditions. No employee is covered by a collective bargaining agreement.

Website.

The Company operates a website at www.stemholdings.com

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. This prospectus includes statements regarding our plans, goals, strategies, intent, beliefs or current expectations. These statements are expressed in good faith and based upon a reasonable basis when made, but there can be no assurance that these expectations will be achieved or accomplished. These forward looking statements can be identified by the use of terms and phrases such as “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect,” and the like, and/or future-tense or conditional constructions “may,” “could,” “should,” etc. Items contemplating or making assumptions about, actual or potential future sales, market size, collaborations, and business opportunities also constitute such forward-looking statements.

Although forward-looking statements in this report reflect the good faith judgment of our management, forward-looking statements are inherently subject to known and unknown risks, business, economic and other risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this report, other than as may be required by applicable law or regulation. Readers are urged to carefully review and consider the various disclosures made by us in our reports filed with the Securities and Exchange Commission which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected.

CORPORATE ADDRESS AND TELEPHONE NUMBER

The Company maintains its designated office at 2201 NW Corporate Blvd, Suite 205, Boca Raton, FL 33431. The Company’s telephone number is (561) 237-2931.

THE OFFERING

This prospectus will be utilized in connection with the sale of Warrants and shares of common stock issued on the exercise of the Warrants issued in connection with the Company’s offering of 20,000,000 Units consisting of up to 20,000,000 shares of common stock (which was separately registered under File # 333-239226) and warrants to purchase a like number of shares (registered under File # 333-251897).

Common stock currently outstanding	70,534,167 shares(1)
Common stock offered by the Company	20,000,000 shares
Use of proceeds (stock offered by the Company)	Acquisitions, working capital and general corporate purposes

(1) Shares of common stock issued and outstanding as of December 23, 2020.

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FINANCIAL INFORMATION

SELECTED CONSOLIDATED FINANCIAL DATA

The following selected consolidated statement of operations data contains consolidated statement of operations data and consolidated balance sheet for the fiscal years period ended September 30, 2020, September 30, 2019 and September 30, 2018. The consolidated statement of operations data and balance sheet data were derived from the audited consolidated financial statements. Such financial data should be read in conjunction with the consolidated financial statements and the notes to the consolidated financial statements starting on page F-1 and with “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	9/30/2020	9/30/3019	9/30/2018
Revenues	$13,974,000	$2,451,000	$1,296,000
Net loss	$(11,493,000)	$(28,985,000)	$(8,698,000)
Net income loss per share (basic)	$(0.18)	$(1.01)	$(1.05)
Weighted average no. shares (basic)	60,143,056	28,245,297	8,305,383
Stockholders’ Equity	$26,832,000	$23,594,000	$8,287,000
Total assets	$45,017,000	$31,097,000	$14,377,000
Total liabilities	$18,185,000	$7,503,000	$6,090,000

RISK FACTORS

Before you invest in our securities, you should be aware that there are various risks. You should consider carefully these risk factors, together with all of the other information included in this annual report before you decide to purchase our securities. If any of the following risks and uncertainties develop into actual events, our business, financial condition or results of operations could be materially adversely affected.

An investment in our securities involves a high degree of risk. In addition to the other information contained in this prospectus, prospective investors should carefully consider the following risks before investing in our securities. If any of the following risks actually occur, as well as other risks not currently known to us or that we currently consider immaterial, our business, operating results and financial condition could be materially adversely affected. As a result, the trading price of our common stock could decline, and you may lose all or part of your investment in our common stock. The risks discussed below also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements” in this prospectus. In assessing the risks below, you should also refer to the other information contained in this prospectus, including the financial statements and the related notes, before deciding to purchase any of our securities.

Risks Related to the Marijuana Industry

Cannabis continues to be a Controlled Substance under the United States Federal Controlled Substances Act and our business may result in federal civil or criminal prosecution.

We are directly engaged in the medical and recreational cannabis industry in the U.S. where local state law permits such activities however all such activities remain illegal under federal law in the U.S. Investors are cautioned that in the U.S., cannabis is highly regulated at the state level. To our knowledge, there are to date a total of 33 states, and the District of Columbia, Puerto Rico and Guam that have legalized medical cannabis in some form, including California, although not all states have fully implemented their legalization programs. Eleven states and the District of Columbia have legalized cannabis for recreational use. Fourteen additional states have legalized high-cannabidiol (“CBD”), low Delta-9-tetrahydrocannabinol (“THC”) oils for a limited class of patients. Notwithstanding the permissive regulatory environment of cannabis at the state level, cannabis continues to be categorized as a Schedule I controlled substance under the U.S. Controlled Substance Act of 1970 (codified in 21 U.S.C.A. Section 812) (the “Controlled Substances Act”). Under United States federal law, a Schedule I drug is considered to have a high potential for abuse, no accepted medical use in the United States, and a lack of accepted safety for the use of the substance under medical supervision. Federal law prohibits commercial production and sale of all Schedule I controlled substances, and as such, cannabis-related activities, including without limitation, the importation, cultivation, manufacture, distribution, sale and possession of cannabis remain illegal under U.S. federal law. It is also illegal to aid or abet such activities or to conspire or attempt to engage in such activities. Strict compliance with state and local laws with respect to cannabis may neither absolve us of liability under U.S. federal law, nor provide a defense to any federal proceeding brought against us. An investor’s contribution to and involvement in such activities may result in federal civil and/or criminal prosecution, including, but not limited to, forfeiture of his, her or its entire investment, fines and/or imprisonment.

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Violations of any federal laws and regulations could result in significant fines, penalties, administrative sanctions, convictions or settlements arising from civil proceedings conducted by either the federal government or private citizens, or criminal charges and penalties, including, but not limited to, disgorgement of profits, cessation of business activities, divestiture, or prison time. This could have a material adverse effect on us, including our reputation and ability to conduct business, the potential listing of our securities on the Canadian Securities Exchange (the “CSE”), our financial position, operating results, profitability or liquidity or the market price of our publicly traded shares. In addition, it is difficult for us to estimate the time or resources that would be needed for the investigation or defense of any such matters or our final resolution because, in part, the time and resources that may be needed are dependent on the nature and extent of any information requested by the applicable authorities involved, and such time or resources could be substantial.

The approach to the enforcement of cannabis laws may be subject to change, which creates uncertainty for our business.

As a result of the conflicting views between state legislatures and the federal government regarding cannabis, investments in, and the operations of, cannabis businesses in the U.S. are subject to inconsistent laws and regulations. The so-called “Cole Memorandum” issued by former Deputy Attorney General James Cole on August 29, 2013 and other Obama-era cannabis policy guidance, discussed below, provided the framework for managing the tension between federal and state cannabis laws. Subsequently, as discussed below, former Attorney General Jeff Sessions rescinded the Cole Memo and related policy guidance. Although no longer in effect, these policies, and the enforcement priorities established within, appear to continue to be followed during the Trump administration and remain critical factors that inform the past and future trend of state-based legalization.

The Cole Memo directed U.S. Attorneys not to prioritize the enforcement of federal cannabis laws against individuals and businesses that comply with state medical or adult-use cannabis regulatory programs, provided certain enumerated enforcement priorities (such as diversion or sale of cannabis to minors) were not implicated. In addition to general prosecutorial guidance issued by the DOJ, FinCEN issued a the FinCEN Memorandum on February 14, 2014 outlining Bank Secrecy Act-compliant pathways for financial institutions to service state-sanctioned cannabis businesses, which echoed the enforcement priorities outlined in the Cole Memorandum. On the same day the FinCEN Memorandum was published, the DOJ issued complimentary policy guidance directing prosecutors to apply the enforcement priorities of the Cole Memo when determining whether to prosecute individuals or institutions with crimes related to financial transactions involving the proceeds of cannabis-related activities.

On January 4, 2018, the then Attorney General Jeff Sessions rescinded the Cole Memo, the Cole Banking Memorandum, and all other related Obama-era DOJ cannabis enforcement guidance. While the rescission did not change federal law, as the Cole Memo and other DOJ guidance documents were not themselves laws, the rescission removed the DOJ’s formal policy that state-regulated cannabis businesses in compliance with the Cole Memo guidelines should not be a prosecutorial priority. Notably, former Attorney General Sessions’ rescission of the Cole Memo and the Cole Banking Memorandum has not affected the status of the FinCEN Memorandum issued by the Department of Treasury, which remains in effect. In addition to his rescission of the Cole Memo, former Attorney General Sessions issued a one-page memorandum known as the “Sessions Memorandum.” The Sessions Memorandum explains the DOJ’s rationale for rescinding all past DOJ cannabis enforcement guidance, claiming that Obama-era enforcement policies are “unnecessary” due to existing general enforcement guidance adopted in the 1980s, in chapter 9.27.230 of the U.S. Attorney’s Manual (the “USAM”). The USAM enforcement priorities, like those of the Cole Memo, are based on the use of the federal government’s limited resources and include “law enforcement priorities set by the Attorney General,” the “seriousness” of the alleged crimes, the “deterrent effect of criminal prosecution,” and “the cumulative impact of particular crimes on the community.” Although the Sessions Memorandum emphasizes that cannabis is a federally illegal Schedule I controlled substance, it does not otherwise instruct U.S. Attorneys to consider the prosecution of cannabis-related offenses a DOJ priority, and in practice, most U.S. Attorneys have not changed their prosecutorial approach to date. However, due to the lack of specific direction in the Sessions Memorandum as to the priority federal prosecutors should ascribe to such cannabis activities and the lack of additional guidance since the resignation of former Attorney General Sessions, there can be no assurance that the federal government will not seek to prosecute cases involving cannabis businesses that are otherwise compliant with state law.

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Such potential proceedings could involve significant restrictions being imposed upon us or third parties, while diverting the attention of key executives. Such proceedings could have a material adverse effect on our business, revenues, operating results and financial condition as well as our reputation and prospects, even if such proceedings were concluded successfully in our favor. In the extreme case, such proceedings could ultimately involve the criminal prosecution of our key executives, the seizure of corporate assets, and consequently, the inability of us to continue its business operations. Strict compliance with state and local laws with respect to cannabis does not absolve us of potential liability under U.S. federal law, nor provide a defense to any federal proceeding which may be brought against us. Any such proceedings brought against us may adversely affect our operations and financial performance.

We may be in violation of anti-money laundering laws and regulations which could impact our ability to obtain banking services, result in the forfeiture or seizure of our assets and could require us to suspend or cease operations.

We are subject to a variety of laws and regulations domestically and in the U.S. that involve money laundering, financial recordkeeping and proceeds of crime, including the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), as amended and the rules and regulations thereunder, the Criminal Code (Canada) and any related or similar rules, regulations or guidelines, issued, administered or enforced by governmental authorities in the U.S. and Canada. Since the cultivation, manufacture, distribution and sale of cannabis remains illegal under the Controlled Substances Act, banks and other financial institutions providing services to cannabis-related businesses risk violation of federal anti-money laundering statutes (18 U.S.C. §§ 1956 and 1957), the unlicensed money-remitter statute (18 U.S.C. § 1960) and the Bank Secrecy Act, among other applicable federal statutes. Banks or other financial institutions that provide cannabis businesses with financial services such as a checking account or credit card in violation of the Bank Secrecy Act could be criminally prosecuted for willful violations of money laundering statutes, in addition to being subject to other criminal, civil, and regulatory enforcement actions. Banks often refuse to provide banking services to businesses involved in the cannabis industry due to the present state of the laws and regulations governing financial institutions in the U.S. The lack of banking and financial services presents unique and significant challenges to businesses in the cannabis industry. The potential lack of a secure place in which to deposit and store cash, the inability to pay creditors through the issuance of checks and the inability to secure traditional forms of operational financing, such as lines of credit, are some of the many challenges presented by the unavailability of traditional banking and financial services. These statutes can impose criminal liability for engaging in certain financial and monetary transactions with the proceeds of a “specified unlawful activity” such as distributing controlled substances which are illegal under federal law, including cannabis, and for failing to identify or report financial transactions that involve the proceeds of cannabis-related violations of the Controlled Substances Act. We may also be exposed to the foregoing risks.

As previously introduced, in February 2014, FinCEN issued the FinCEN Memo providing instructions to banks seeking to provide services to cannabis-related businesses. The FinCEN Memo states that in some circumstances, it is permissible for banks to provide services to cannabis-related businesses without risking prosecution for violation of the Bank Secrecy Act. It refers to supplementary guidance that former Deputy Attorney General James M. Cole issued to federal prosecutors relating to the prosecution of money laundering offenses predicated on cannabis-related violations of the Controlled Substances Act. Although the FinCEN Memo remains in effect today, it is unclear at this time whether the current administration will follow the guidelines of the FinCEN Memo. Overall, the DOJ continues to have the right and power to prosecute crimes committed by banks and financial institutions, such as money laundering and violations of the Bank Secrecy Act, that occur in any state, including in states that have legalized the applicable conduct and the DOJ’s current enforcement priorities could change for any number of reasons. A change in the DOJ’s enforcement priorities could result in the DOJ prosecuting banks and financial institutions for crimes that previously were not prosecuted. If we do not have access to a U.S. banking system, its business and operations could be adversely affected.

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Other potential violations of federal law resulting from cannabis-related activities include the Racketeer Influenced Corrupt Organizations Act (“RICO”). RICO is a federal statute providing criminal penalties in addition to a civil cause of action for acts performed as part of an ongoing criminal organization. Under RICO, it is unlawful for any person who has received income derived from a pattern of racketeering activity (which includes most felonious violations of the Canadian Securities Administrators), to use or invest any of that income in the acquisition of any interest, or the establishment or operation of, any enterprise which is engaged in interstate commerce. RICO also authorizes private parties whose properties or businesses are harmed by such patterns of racketeering activity to initiate a civil action against the individuals involved. Although RICO suits against the cannabis industry are rare, a few cannabis businesses have been subject to a civil RICO action. Defending such a case has proven extremely costly, and potentially fatal to a business’ operations.

In the event that any of our operations, or any proceeds thereof, any dividends or distributions therefrom, or any profits or revenues accruing from such operations in the United States were found to be in violation of money laundering legislation or otherwise, such transactions may be viewed as proceeds of crime under one or more of the statutes noted above or any other applicable legislation. This could restrict or otherwise jeopardize our ability to declare or pay dividends, effect other distributions, and subject us to civil and/or criminal penalties. Furthermore, while there are no current intentions to declare or pay dividends on our Common Stock in the foreseeable future, in the event that a determination was made that our proceeds from operations (or any future operations or investments in the United States) could reasonably be shown to constitute proceeds of crime, we may decide or be required to suspend declaring or paying dividends without advance notice and for an indefinite period of time. We could likewise be required to suspend or cease operations entirely.

We may become subject to federal and state forfeiture laws which could negatively impact our business operations.

Violations of any federal laws and regulations could result in significant fines, penalties, administrative sanctions, convictions or settlements arising from civil proceedings conducted by either the federal government or private citizens, or criminal charges, including, but not limited to, seizure of assets, disgorgement of profits, cessation of business activities or divestiture. As an entity that conducts business in the cannabis industry, we are potentially subject to federal and state forfeiture laws (criminal and civil) that permit the government to seize the proceeds of criminal activity. Civil forfeiture laws could provide an alternative for the federal government or any state (or local police force) that wants to discourage residents from conducting transactions with cannabis related businesses but believes criminal liability is too difficult to prove beyond a reasonable doubt. Also, an individual can be required to forfeit property considered to be the proceeds of a crime even if the individual is not convicted of the crime, and the standard of proof in a civil forfeiture matter is lower than the standard in a criminal matter. Depending on the applicable law, whether federal or state, rather than having to establish liability beyond a reasonable doubt, the federal government or the state, as applicable, may be required to prove that the money or property at issue is proceeds of a crime only by either clear and convincing evidence or a mere preponderance of the evidence.

Investors located in states where cannabis remains illegal may be at risk of prosecution under federal and/or state conspiracy, aiding and abetting, and money laundering statutes, and be at further risk of losing their investments or proceeds under forfeiture statutes. Many states remain fully able to take action to prevent the proceeds of cannabis businesses from entering their state. Because state legalization is relatively new, it remains to be seen whether these states would take such action and whether a court would approve it. Our investors and prospective investors should be aware of these potentially relevant federal and state laws in considering whether to invest in us.

We are subject to certain tax risks and treatments that could negatively impact our results of operations.

Section 280E of the Internal Revenue Code, as amended, prohibits businesses from deducting certain expenses associated with trafficking controlled substances (within the meaning of Schedule I and II of the Controlled Substances Act). The IRS has invoked Section 280E in tax audits against various cannabis businesses in the U.S. that are permitted under applicable state laws. Although the IRS issued a clarification allowing the deduction of certain expenses, the scope of such items is interpreted very narrowly and the bulk of operating costs and general administrative costs are not permitted to be deducted. While there are currently several pending cases before various administrative and federal courts challenging these restrictions, there is no guarantee that these courts will issue an interpretation of Section 280E favorable to cannabis businesses.

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The heightened regulatory scrutiny could have a negative impact on our ability to raise capital.

Our business activities rely on newly established and/or developing laws and regulations in multiple jurisdictions, including in Nevada. These laws and regulations are rapidly evolving and subject to change with minimal notice. Regulatory changes may adversely affect our profitability or cause it to cease operations entirely. The cannabis industry may come under the scrutiny or further scrutiny by the U.S. Food and Drug Administration, SEC, the DOJ, the Financial Industry Regulatory Authority or other federal, Nevada or other applicable state or non-governmental regulatory authorities or self-regulatory organizations that supervise or regulate the production, distribution, sale or use of cannabis for medical or non-medical purposes in the U.S. It is impossible to determine the extent of the impact of any new laws, regulations or initiatives that may be proposed, or whether any proposals will become law. The regulatory uncertainty surrounding our industry may adversely affect our business and operations, including without limitation, the costs to remain compliant with applicable laws and the impairment of its ability to raise additional capital, create a public trading market in the U.S. for our securities or to find a suitable acquirer, which could reduce, delay or eliminate any return on investment in the company.

The potential re-classification of cannabis in the United States could create additional regulatory burdens on our operations and negatively affect our results of operations.

If cannabis and/or CBD is re-categorized as a Schedule II or lower controlled substance, the ability to conduct research on the medical benefits of cannabis would most likely be improved; however, rescheduling cannabis may materially alter enforcement policies across many federal agencies, primarily the U.S. Food and Drug Administration (the “FDA”). FDA is responsible for ensuring public health and safety through regulation of food, drugs, supplements, and cosmetics, among other products, through its enforcement authority pursuant to the Federal Food Drug and Cosmetic Act (the “FFDCA”). FDA’s responsibilities include regulating the ingredients as well as the marketing and labeling of drugs sold in interstate commerce. Because cannabis is federally illegal to produce and sell, and because it has no federally recognized medical uses, the FDA has historically deferred enforcement related to cannabis to the U.S. Drug Enforcement Agency (the “DEA”); however, the FDA has enforced the FFDCA with regard to hemp-derived products, especially CBD, sold outside of state-regulated cannabis businesses. If cannabis were to be rescheduled to a federally controlled, yet legal, substance, FDA would likely play a more active regulatory role. Further, in the event that the pharmaceutical industry directly competes with state-regulated cannabis businesses for market share, as could potentially occur with rescheduling, the pharmaceutical industry may urge the DEA, FDA, and others to enforce the FFDCA against businesses that comply with state but not federal law. The potential for multi-agency enforcement post-rescheduling could threaten or have a materially adverse effect on the operations of existing state-legal cannabis businesses, including the company.

There is uncertainty regarding the availability of U.S. federal patent and trademark protection.

As long as cannabis remains illegal under U.S. federal law, the benefit of certain federal laws and protections which may be available to most businesses, such as federal trademark and patent protection regarding the intellectual property of a business, may not be available to us. As a result, our intellectual property may never be adequately or sufficiently protected against the use or misappropriation by third-parties. In addition, since the regulatory framework of the cannabis industry is in a constant state of flux, we can provide no assurance that it will ever obtain any protection of its intellectual property, whether on a federal, state or local level.

We could experience difficulty enforcing our contracts.

Due to the nature of our business and the fact that our contracts involve cannabis and other activities that are not legal under U.S. federal law and in some jurisdictions, we may face difficulties in enforcing our contracts in federal and certain state courts. The inability to enforce any of our contracts could have a material adverse effect on our business, operating results, financial condition or prospects.

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Risks Related to the Business

We will require additional financing to support our on-going operations.

We will require equity and/or debt financing to support on-going operations, to undertake capital expenditures or to undertake acquisitions or other business combination transactions. A number of factors could cause us to incur higher borrowing costs and experience greater difficulty accessing public and private markets for debt. These factors include disruptions or declines in the global capital markets and/or a decline in our financial performance, outlook, or credit ratings. There can be no assurance that additional financing will be available to us when needed or on terms which are acceptable. Our inability to raise financing to fund on-going operations, capital expenditures or acquisitions may adversely affect our ability to fund our operations, meet contractual commitments, make future investments or desirable acquisitions, or respond to competitive challenges and may have a material adverse effect upon our business, results of operations, financial condition or prospects.

If additional funds are raised through further issuances of equity or convertible debt securities, existing shareholders could suffer significant dilution, and any new equity securities issued could have rights, preferences and privileges superior to those of holders of Common Stock. Any debt financing secured in the future could involve restrictive covenants relating to capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions.

We may not be able to continue to operate as a going concern.

Since our inception, we have incurred significant operating losses and negative cash flows from operations. For the fiscal year ended September 30, 2020, the Company incurred a net loss of approximately $11.493,000 and used cash in operating activities of approximately $5,028,000. In addition, the Company’s independent registered public accounting firm, in their report on the Company’s September 30, 2020 audited financial statements, raised substantial doubt about the Company’s ability to continue as a going concern. These factors raise substantial doubt about the Company’s ability to continue as a going concern within one year of the date that the financial statements are issued. The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

The Company’s ability to continue as a going concern is dependent upon improving its profitability and raising additional debt or equity capital. No assurance can be given that any future financing, if needed, will be available or, if available, that it will be on terms that are satisfactory to the Company. Even if the Company is able to obtain additional financing, if needed, it may contain undue restrictions on its operations, in the case of debt financing, or cause substantial dilution for its shareholders, in the case of equity financing.

We have identified material weaknesses in our internal control over financial reporting that, if not properly remediated, could result in material misstatements in our financial statements in future periods.

Management identified material weaknesses in our internal control over financial reporting as of September 30, 2020. See “Item 9A – Controls and Procedures” of our Form 10-K/A (Amendment No. 1) for the fiscal year ended September 30, 2020 filed with the Securities and Exchange Commission on December 28, 2020.

Although we are undertaking steps to address these material weaknesses, the existence of a material weakness is an indication that there is more than a remote likelihood that a material misstatement of our financial statements will not be prevented or detected in the current or any future period. Remediation efforts are still in process and have not yet been completed. We cannot assure you that the steps taken will remediate such weakness, nor can we be certain of whether additional actions will be required or the costs of any such actions.

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In addition, we may in the future identify further material weaknesses in our internal control over financial reporting that we have not discovered to date. Although we are engaged in remediation efforts with respect to the material weaknesses, the existence of one or more material weaknesses could result in errors in our financial statements, and substantial costs and resources may be required to rectify these or other internal control deficiencies. If we cannot produce reliable financial reports, investors could lose confidence in our reported financial information, the market price of our common stock could decline significantly, we may be unable to obtain additional financing to operate and expand our business, and our business and financial condition could be harmed. We cannot assure you that we will be able to remediate these material weaknesses in a timely manner.

We may experience difficulties in generating profits.

We may experience difficulties in our development process, such as capacity constraints, quality control problems or other disruptions, which would make it more difficult to generate profits. Our failure to achieve a low-cost structure through economies of scale or improvements in manufacturing processes and design could have a material adverse effect on our business, prospects, results of operations and financial condition.

We will likely incur significant costs and obligations in relation to our on-going and anticipated business operations.

We expect to incur significant on-going costs and obligations related to our investment in infrastructure and growth and for regulatory compliance, which could have a material adverse impact on our results of operations, financial condition and cash flows. In addition, future changes in regulations, more vigorous enforcement thereof or other unanticipated events could require extensive changes to our operations, increased compliance costs or give rise to material liabilities, which could have a material adverse effect on the business, results of operations and financial condition of the company.

Acquisitions may be cash flow negative.

We may acquire companies which operate at a negative cash flow, which could place a strain on our cash resources and otherwise have a negative impact on our overall cash flow and need to access additional capital.

We are reliant on key employees in the management of our business and loss of their services could materially adversely affect our business.

Our success is dependent upon the ability, expertise, judgment, discretion and good faith of our senior management. While employment agreements or management agreements are customarily used as a primary method of retaining the services of key employees, these agreements cannot assure the continued services of such employees. Any loss of the services of such individuals could have a material adverse effect on our business, operating results, financial condition or prospects. We do not carry any key man life insurance.

Public company compliance may make it more difficult to attract and retain officers and directors.

The Sarbanes-Oxley Act and rules implemented by the SEC required changes in corporate governance practices of public companies. As a public company, these rules and regulations increase our compliance costs and make certain activities more time consuming and costly. As a public company, these rules and regulations also may make it more difficult and expensive for us to obtain director and officer liability insurance and we may at times be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. Thus, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers, and to maintain insurance at reasonable rates, or at all.

Our business is heavily regulated which could have a material adverse effect on our results of operations and financial condition.

The business and activities of the company are heavily regulated in all jurisdictions (particularly with respect to state and local governments) where it carries on business. Our operations are subject to various laws, regulations and guidelines by governmental authorities, relating to the manufacture, marketing, management, transportation, storage, sale, pricing and disposal of marijuana and cannabis oil, and also including laws and regulations relating to health and safety, insurance coverage, the conduct of operations and the protection of the environment. Laws and regulations, applied generally, grant government agencies and self-regulatory bodies broad administrative discretion over the activities of the company, including the power to limit or restrict business activities as well as impose additional disclosure requirements on our products and services. Achievement of our business objectives is contingent, in part, upon compliance with regulatory requirements enacted by governmental authorities and obtaining all regulatory approvals, where necessary, for the sale of our products. Similarly, we cannot predict the time required to secure all appropriate regulatory approvals for its products, or the extent of testing and documentation that may be required by governmental authorities. Any delays in obtaining, or failure to obtain regulatory approvals would significantly delay the development of markets and products and could have a material adverse effect on the business, results of operations and financial condition of the company.

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We will incur ongoing costs and obligations related to regulatory compliance. Failure to comply with regulations may lead to possible sanctions including the revocation or imposition of additional conditions on licenses to operate our business, the suspension or expulsion from a particular market or jurisdiction or of our key personnel, and the imposition of fines and censures. In addition, changes in regulations, more vigorous enforcement thereof or other unanticipated events could require extensive changes to our operations, increased compliance costs or give rise to material liabilities, which could have a material adverse effect on the business, results of operations and financial condition of the company.

Our industry is subject to intense competition.

There is potential that we will face intense competition from other companies, some of which can be expected to have longer operating histories and more financial resources and experience than the company. Increased competition by larger and better-financed competitors could materially and adversely affect the business, financial condition, results of operations or prospects of the company. If we are unable to compete effectively, it could decrease our customer traffic, sales and profit margins, which could adversely affect our business, financial condition, and results of operations.

Because of the early stage of the industry in which we operate, we expect to face additional competition from new entrants. To become and remain competitive, we will require research and development, marketing, sales and support. We may not have sufficient resources to maintain research and development, marketing, sales and support efforts on a competitive basis which could materially and adversely affect the business, financial condition, results of operations or prospects of the company.

We have a limited operating history.

The Company and its subsidiaries have varying and limited operating histories, which can make it difficult for investors to evaluate our operations and prospects and may increase the risks associated with investment into the company.

The results of future clinical research may negatively impact our business.

Research in Canada, the U.S. and internationally regarding the medical benefits, viability, safety, efficacy, dosing and social acceptance of cannabis or isolated cannabinoids (such as CBD and THC) remains in early stages. There have been relatively few clinical trials on the benefits of cannabis or isolated cannabinoids (such as CBD and THC). Although we believe that the articles, reports and studies support its beliefs regarding the medical benefits, viability, safety, efficacy, dosing and social acceptance of cannabis, future research and clinical trials may prove such statements to be incorrect, or could raise concerns regarding, and perceptions relating to, cannabis. Given these risks, uncertainties and assumptions, prospective purchasers of our Common Stock should not place undue reliance on such articles and reports. Future research studies and clinical trials may draw opposing conclusions to those stated in this Prospectus or reach negative conclusions regarding the medical benefits, viability, safety, efficacy, dosing, social acceptance or other facts and perceptions related to cannabis, which could have a material adverse effect on the demand for our products with the potential to lead to a material adverse effect on our business, financial condition, results of operations or prospects.

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We are reliant on key inputs and changes in their costs could negatively impact our profitability.

The manufacturing business is dependent on a number of key inputs and their related costs including raw materials and supplies related to product development and manufacturing operations. Any significant interruption or negative change in the availability or economics of the supply chain for key inputs could materially impact the business, financial condition, results of operations or prospects of the company. Some of these inputs may only be available from a single supplier or a limited group of suppliers. If a sole source supplier was to go out of business, the company might be unable to find a replacement for such source in a timely manner or at all. If a sole source supplier were to be acquired by a competitor, that competitor may elect not to sell to the company in the future. Any inability to secure required supplies and services or to do so on appropriate terms could have a materially adverse impact on the business, financial condition, results of operations or prospects of the company.

We are subject to environmental regulations.

Our operations are subject to environmental regulation in the various jurisdictions in which we operate. These regulations mandate, among other things, the maintenance of air and water quality standards and land reclamation. They also set forth limitations on the generation, transportation, storage and disposal of solid and hazardous waste. Environmental legislation is evolving in a manner which will require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects and a heightened degree of responsibility for companies and their officers, directors and employees. There is no assurance that future changes in environmental regulation, if any, will not adversely affect our operations.

Failure to comply with applicable environmental laws, regulations and permitting requirements may result in enforcement actions thereunder, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment, or remedial actions. We may be required to compensate those suffering loss or damage due to our operations and may have civil or criminal fines or penalties imposed for violations of applicable laws or regulations.

The market for our products is difficult to forecast and our forecasts may not be accurate which could negatively impact our results of operations.

We must rely largely on our own market research to forecast sales as detailed forecasts are not generally obtainable from other sources at this early stage of the industry. A failure in the demand for our products to materialize as a result of competition, technological change or other factors could have a material adverse effect on the business, results of operations, financial condition or prospects of the company.

We are subject to certain risks regarding the management of our growth.

We may be subject to growth-related risks including capacity constraints and pressure on our internal systems and controls. The ability of the company to manage growth effectively will require it to continue to implement and improve its operational and financial systems and to expand, train and manage its employee base. The inability of the company to deal with this growth may have a material adverse effect on our business, financial condition, results of operations or prospects.

We may experience difficulties in maintaining adequate internal controls.

Certain of our officers and directors lack experience in and with the reporting and disclosure obligations of publicly-traded companies. Such lack of experience may impair our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures, which may result in material misstatements to our financial statements and an inability to provide accurate financial information to our stockholders. Effective internal controls are necessary for the company to provide reliable financial reports and to help prevent fraud. Failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our results of operations or cause it to fail to meet its reporting obligations. If the company or its auditors discover a material weakness, the disclosure of that fact, even if quickly remedied, could reduce the market’s confidence in our Consolidated Financial Statements and materially adversely affect the trading price of our Common Stock. In addition, our operations, future earnings and ultimate financial success could suffer irreparable harm due to our officers’ and directors’ lack of experience with publicly-traded companies and their reporting requirements in general.

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We are subject to product liability regarding our products, which could result in costly litigation and settlements.

As a distributor of products designed to be ingested by humans, the company faces an inherent risk of exposure to product liability claims, regulatory action and litigation if its products are alleged to have caused significant loss or injury. In addition, the sale of our products involves the risk of injury to consumers due to tampering by unauthorized third parties or product contamination. Previously unknown adverse reactions resulting from human consumption of our products alone or in combination with other medications or substances could occur. We may be subject to various product liability claims, including, among others, that our products caused injury or illness, include inadequate instructions for use or include inadequate warnings concerning possible side effects or interactions with other substances.

A product liability claim or regulatory action against the company could result in increased costs, could adversely affect our reputation with our clients and consumers generally, and could have a material adverse effect on our results of operations and financial condition of the company. Although we have secured product liability insurance, and strictly enforce a quality standard within the operations, there can be no assurances that we will be able to maintain our product liability insurance on acceptable terms or with adequate coverage against potential liabilities. This scenario could prevent or inhibit the commercialization of our potential products. To date, there have been no product related issues.

We may have uninsured or uninsurable risks.

We may be subject to liability for risks against which we cannot insure or against which we may elect not to insure due to the high cost of insurance premiums or other factors. The payment of any such liabilities would reduce the funds available for our normal business activities. Payment of liabilities for which the company does not carry insurance may have a material adverse effect on our financial position and operations.

Certain remedies shareholders may seek against our officers and directors may be limited and such officers and directors may be entitled to indemnification by the company.

Our governing documents provide that the liability of our board of directors and officers is eliminated to the fullest extent allowed under the laws of the State of Nevada. Thus, the company and the shareholders of the company may be prevented from recovering damages for alleged errors or omissions made by the members of our board of directors and officers. Our governing documents also provide that the company will, to the fullest extent permitted by law, indemnify members of our board of directors and officers for certain liabilities incurred by them by virtue of their acts on behalf of the company.

Breaches in our security, cyber-attacks or other cyber-risks could expose us to significant liability and cause our business and reputation to suffer.

Our operations involve transmission and processing of our customers’ confidential, proprietary and sensitive information. We have legal and contractual obligations to protect the confidentiality and appropriate use of customer data. Despite our security measures, our information technology and infrastructure may be vulnerable to attacks as a result of third-party action, employee error or misconduct. Security risks, including, but not limited to, unauthorized use or disclosure of customer data, theft of proprietary information, loss or corruption of customer data and computer hacking attacks or other cyber-attacks, could expose us to substantial litigation expenses and damages, indemnity and other contractual obligations, government fines and penalties, mitigation expenses and other liabilities. We are continuously working to improve our information technology systems, together with creating security boundaries around our critical and sensitive assets. We provide advance security awareness training to our employees and contractors that focuses on various aspects of the cyber security world. Because techniques used to obtain unauthorized access or to sabotage systems change frequently and generally are not recognized until successfully launched against a target, we may be unable to anticipate these techniques or to implement adequate preventative measures. If an actual or perceived breach of our security occurs, the market perception of the effectiveness of our security measures and our products could be harmed, we could lose potential sales and existing customers, our ability to operate our business could be impaired, and we may incur significant liabilities.

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Our business, results of operations and financial condition may be adversely impacted by the COVID-19 pandemic.

The COVID-19 pandemic has negatively affected the U.S. and global economies, disrupted global supply chains, resulted in significant travel and transport restrictions, including mandated closures and orders to “shelter-in-place,” and created significant disruption of the financial markets. We are closely monitoring the impact of the COVID-19 pandemic on all aspects of our business, including how it will impact our customers, employees and supply chain. Given the critical nature of the services and products that we provide, our calibration labs, distribution centers and support offices have remained open during the pandemic. While the COVID-19 pandemic did not have a material adverse effect on our reported results for the second quarter of fiscal year 2020, we are unable to predict the ultimate impact that it may have on our business, future results of operations, financial position or cash flows. The extent to which our operations may be impacted by the COVID-19 pandemic will depend largely on future developments, which are highly uncertain and cannot be accurately predicted. We may experience additional operating costs due to increased challenges with our workforce (including as a result of illness, absenteeism or government orders), access to supplies, capital, and fundamental support services (such as shipping and transportation). Even after the COVID-19 pandemic has subsided, we may experience materially adverse impacts to our business due to any resulting economic recession or depression. Furthermore, the impacts of a potential worsening of global economic conditions and the continued disruptions to and volatility in the financial markets remain unknown.

The impact of the COVID-19 pandemic may also exacerbate other risks discussed in this section, any of which could have a material adverse effect on us. This situation is changing rapidly and additional impacts may arise that we are not aware of currently.

The COVID-19 pandemic may significantly disrupt our workforce and internal operations.

The COVID-19 pandemic may significantly disrupt our workforce if a significant percentage of our employees are unable to work due to illness, quarantines, government actions, facility closures in response to the pandemic, fear of acquiring COVID-19 while performing essential business functions, or as a result of recent changes to unemployment insurance where unemployed workers can receive, in the short-term, benefits in excess of what would be offered for working for us. As part of our response to the pandemic, we instituted hazard pay for certain employees that perform essential work at customer sites. While we remain fully operational as an essential business, we cannot guarantee that we will be able to adequately staff our operations when needed, particularly as the COVID-19 pandemic progresses, which may strain our existing personnel, increase costs, and negatively impact our operations. As a result, our internal operations may experience disruptions. The pandemic may create additional challenges in attracting and retaining quality employees in the future. In addition, COVID-19 related-illness could impact members of our board of directors resulting in absenteeism from meetings of the directors or committees of directors, making it more difficult to convene the quorums of the full board of directors or its committees needed to conduct meetings for the management of our affairs. We cannot predict the extent to which the COVID-19 pandemic may disrupt our workforce and internal operations.

We have taken certain precautions due to the COVID-19 pandemic that could negatively impact our business.

In response to the COVID-19 pandemic, we have taken measures intended to protect the health and well-being of our employees, customers, and communities, which could negatively impact our business. These measures include temporarily requiring all non-essential employees (personnel whose roles allow) to work remotely, restricting work-related travel except for direct onsite service to our customers, restricting non-essential visitors from entering our sites, increasing the frequency and extent of cleaning and disinfecting facilities, workstations, and equipment, developing social distancing plans, and instituting specialized training to ensure the safe handling of our customers’ critical equipment. The health of our workforce, customers and communities is of primary concern and we may take further actions as may be required by government authorities or as we determine are in the best interests of our employees, customers and others. In addition, our management team has, and will likely continue to, spend significant time, attention and resources monitoring the COVID-19 pandemic and seeking to manage its effects on our business and workforce. The extent to which the pandemic and our precautionary measures may impact our business will depend on future developments, which are highly uncertain and cannot be predicted at this time.

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Risks related to this Offering and the Ownership of our Common Stock

Our directors and officers control a significant percentage of our Common Stock.

The officers and directors of the company currently own a significant portion of the issued and outstanding shares of Common Stock. Our shareholders nominate and elect our board of directors, which generally has the ability to control the acquisition or disposition of our assets, and the future issuance of our Common Stock or other securities. Accordingly, for any matters with respect to which a majority vote of our Common Stock may be required by law, our directors and officers may have the ability to control such matters. Because the directors and officers control a substantial portion of such Common Stock, investors may find it difficult or impossible to replace our directors if they disagree with the way our business is being operated.

Because our common stock is deemed a low-priced “Penny” stock, an investment in our common stock should be considered high risk and subject to marketability restrictions.

Since our common stock is a penny stock, as defined in Rule 3a51-1 under the Exchange Act, it will be more difficult for investors to liquidate their investment. The SEC defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. The shares of Common Stock are covered by the penny stock rules pursuant to Rule 15g-9 under the Exchange Act, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the securities of the company that are captured by the penny stock rules. Consequently, the penny stock rules may affect the ability of broker-dealers to trade our securities. Management believes that the penny stock rules could discourage investor interest in and limit the marketability of our Common Stock.

Financial Industry Regulatory Authority sales practice requirements may also limit a stockholder’s ability to buy and sell our common stock, which could depress the price of our common stock.

In addition to the “penny stock” rules described above, the U.S. Financial Industry Regulatory Authority (“FINRA”) has adopted rules that require a broker-dealer to have reasonable grounds for believing that an investment is suitable for a customer before recommending an investment to a customer. Prior to recommending speculative, low priced securities to non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives, and other information. Pursuant to the interpretation of these rules, FINRA believes that there is a high probability that speculative, low priced securities will not be suitable for at least some customers. Thus, the FINRA requirements make it more difficult for broker-dealers to recommend our Common Stock to customers which may limit an investor’s ability to buy and sell our Common Stock, have an adverse effect on the market for our Common Stock, and thereby negatively impact the price of our Common Stock.

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Our Common Stock is subject to liquidity risks.

Our Common Stock trades on the OTCQX in the United States and the CSE in Canada. The OTCQX is an inter-dealer, over-the-counter market that provides significantly less liquidity than other national or regional exchanges. Securities traded on the OTCQX tend to be thinly traded, highly volatile, have fewer market makers and are not followed by analysts. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTCQX. Quotes for stocks listed on the OTCQX are not listed in newspapers. Therefore, prices for securities traded solely on the OTCQX may be difficult to obtain and holders of our securities may be unable to resell their securities at or near their original acquisition price, or at any price.

We cannot predict at what prices our Common Stock will trade in the future and there can be no assurance that an efficient and liquid trading market will develop or be sustained. Commencing in July 2018, our Common Stock began trading on the CSE. Because our Common Stock may be thinly traded on the CSE, we have limited liquidity on this exchange and we cannot guaranty that we will do so in the future. There is a significant liquidity risk associated with an investment in the company.

The shares of our Common Stock we may issue in the future and the options we may issue in the future may have an adverse effect on the market price of our Common Stock and cause dilution to investors.

We may issue shares of Common Stock and warrants to purchase Common Stock pursuant to private offerings and we may issue options to purchase Common Stock to our executive officers pursuant to their employment agreements. The sale, or even the possibility of sale, of shares pursuant to a separate offering or to executive officers could have an adverse effect on the market price of our Common Stock or on our ability to obtain future financing.

Our stock price may be volatile and you may not be able to sell your shares for more than what you paid.

Our stock price may be subject to significant volatility, and you may not be able to sell shares of Common Stock at or above the price you paid for them. The trading price of our Common Stock has been subject to fluctuations in the past and the market price of our Common Stock could continue to fluctuate in the future in response to various factors, including, but not limited to: quarterly variations in operating results; our ability to control costs and improve cash flow; announcements of innovations or new products by us or by our competitors; changes in investor perceptions; and new products or product enhancements by us or our competitors. An investment in our common stock is speculative and there is no assurance that investors will obtain any return on their investment. Investors will be subject to substantial risks involved in an investment in us, including the risk of losing their entire investment.

USE OF PROCEEDS

The proceeds from the Offering will be used for working capital and general corporate purposes.

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DETERMINATION OF OFFERING PRICE

The Warrants were issued as a part of a Unit comprising one share of Common Stock and a Warrant to purchase one share of Company Common Stock at a price of $0.53 per share for a period of two years from the date of issuance. All shares of our common stock underlying the warrants will be sold by the Company at a fixed price of $0.53, which is based on the exercise price of the warrants which are the subject of this Prospectus.

DILUTION

Our historical net tangible book value as of September 30, 2020 was approximately $6,342,000, or approximately $0.09 per share of Common Stock. Our historical net tangible book value is the amount of our total tangible assets less our liabilities. Historical net tangible book value per common share is our historical net tangible book value divided by the number of shares of Common Stock outstanding as of September 30, 2020.

After giving effect to the exercise of warrants to purchase 20,000,000 shares of our Common Stock at an exercise price of $0.53 per share of common stock, the sale of 10,000,000 shares of Common Stock which comprise part of the Units which also includes the Warrants and after deducting the estimated offering expenses payable by us, our as-adjusted net tangible book value as of September 30, 2020 would have been approximately $26,867,000 or approximately $0.24 per share of Common Stock based on our estimate of $25,000 of costs associated with this offering. This represents an immediate increase in pro forma net tangible book value of approximately $0.15 per share to our existing Common stockholders, and an immediate dilution of approximately $0.29 per Common Share to new investors purchasing securities in this offering at the assumed public offering price.

The following table illustrates this dilution on a per share basis as of September 30, 2020:

Assuming 20,000,000 shares resulting from the exercise of warrants (100% of shares offered) with gross proceeds of $10,600,000:
Assumed Public Offering Price per Share	$0.53
Historical net tangible book value per Common Share as of September 30, 2020	$0.09
Pro forma increase in net tangible book value per share attributable to investors in this offering	$0.15
As adjusted net tangible book value per Common Share after this offering	$0.24
Dilution per share to investors participating in this offering	$(0.29)

Assuming 16,000,000 shares resulting from the exercise of warrants (75% of shares offered) with gross proceeds of $8,480,000:
Assumed Public Offering Price per Share	$0.53
Historical net tangible book value per Common Share as of September 30, 2020	$0.09
Pro forma increase in net tangible book value per share attributable to investors in this offering	$0.14
As adjusted net tangible book value per Common Share after this offering	$0.23
Dilution per share to investors participating in this offering	$(0.30)

Assuming 10,000,000 shares resulting from the exercise of warrants (50% of shares offered) with gross proceeds of $5,300,000:
Assumed Public Offering Price per Share	$0.53
Historical net tangible book value per Common Share as of September 30, 2020	$0.09
Pro forma increase in net tangible book value per share attributable to investors in this offering	$0.12
As adjusted net tangible book value per Common Share after this offering	$0.21
Dilution per share to investors participating in this offering	$(0.32)

Assuming 5,000,000 shares resulting from the exercise of warrants (25% of shares offered) with gross proceeds of $2,650,000:
Assumed Public Offering Price per Share	$0.53
Historical net tangible book value per Common Share as of September 30, 2020	$0.09
Pro forma increase in net tangible book value per share attributable to investors in this offering	$0.11
As adjusted net tangible book value per Common Share after this offering	$0.20
Dilution per share to investors participating in this offering	$(0.33)

The foregoing discussion and table are based on 70,534,167 shares of Common Stock outstanding as of December 23, 2020, together with the sale of 10,000,000 shares of Common Stock which comprise part of the Units which also includes the Warrants.

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PLAN OF DISTRIBUTION

We may, from to time, offer Units comprising up to 20,000,000 shares of common stock and a like number of warrants to purchase shares of common stock at $0.53 per share. We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, with or without an underwriting syndicate, through agents, or directly to one or more purchasers or a combination of these methods. The Company may distribute securities from time to time in one or more transactions:

●	any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	through the writing of options, whether such options are listed on an options exchange or otherwise;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales;

●	broker-dealers may agree with the Company to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

Once shares are issued pursuant to the exercise of the warrants under this registration statement, of which this prospectus forms a part, the resulting Common Shares will be freely tradable in the hands of persons other than our affiliates.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Our authorized capital stock consists of 300,000,000 shares of common stock, par value $0.001 per share, and 50,000,000 shares of preferred stock, par value $0.001 per share, the rights and preferences of which may be established from time to time by our board. As of December 23, 2020, there were 70,534,167 shares of Common Stock and no shares of Preferred Stock issued and outstanding.

Common Stock

Holders of our common stock are entitled to one vote for each share on all matters voted upon by our stockholders, including the election of directors, and do not have cumulative voting rights. Subject to the rights of holders of any then outstanding shares of our preferred stock, our common stockholders are entitled to any dividends that may be declared by our board. Holders of our common stock are entitled to share ratably in our net assets upon our dissolution or liquidation after payment or provision for all liabilities and any preferential liquidation rights of our preferred stock then outstanding. Holders of our common stock have no preemptive rights to purchase shares of our stock. The shares of our common stock are not subject to any redemption provisions and are not convertible into any other shares of our capital stock. All outstanding shares of our common stock are, and the shares of common stock to be issued in the offering will be, upon payment therefor, fully paid and non-assessable. The rights, preferences and privileges of holders of our common stock will be subject to those of the holders of any shares of our preferred stock we may issue in the future.

Preferred Stock

Our board may, from time to time, authorize the issuance of one or more classes or series of preferred stock without stockholder approval. Subject to the provisions of our certificate of incorporation and limitations prescribed by law, our board is authorized to adopt resolutions to issue shares, establish the number of shares, change the number of shares constituting any series, and provide or change the voting powers, designations, preferences and relative rights, qualifications, limitations or restrictions on shares of our preferred stock, including dividend rights, terms of redemption, conversion rights and liquidation preferences, in each case without any action or vote by our stockholders. One of the effects of undesignated preferred stock may be to enable our board to discourage an attempt to obtain control of our company by means of a tender offer, proxy contest, merger or otherwise. The issuance of preferred stock may adversely affect the rights of our common stockholders by, among other things:

●	Restricting dividends on the common stock;
●	diluting the voting power of the common stock;
●	impairing the liquidation rights of the common stock; or
●	delaying or preventing a change in control without further action by the stockholders.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

The Company’s common stock commenced trading on the OTCQB on May 23, 2018 under the symbol “STMH” and the Canadian Securities Exchange (CSE) on July 13, 2018 under the symbol “STEM”. On October 3, 2019, the Company commenced trading on the OTCQX.

The following table shows the high and low prices of our common shares on the OTCQB/OTCQX for each quarter for quarter from May 23, 2018 through September 30, 2020. The following quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions:

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Period	High	Low
May 23, 2018-June 30, 2018	$7.75	$5.00
July 1, 2018-September 30, 2019	$5.55	$1.70
October 1, 2018-December 31, 2018	$2.48	$1.80
January 1, 2019-March 31, 2019	$3.00	$1.32
April 1, 2019-June 30, 2019	$1.94	$1.00
July 1, 2019-September 30, 2019	$1.20	$0.80
October 1, 2010-December 31, 2019	$1.20	$0.79
January 1, 2020-March 31, 2020	$1.10	$0.31
April 1, 2020-June 30, 2020	$0.60	$0.38
July 1, 2020-September 30, 2020	$0.50	$0.21

The market price of our common stock, like that of other early-stage cannabis-related companies, is highly volatile and is subject to fluctuations in response to variations in operating results, announcements of technological innovations or new products, or other events or factors. Our stock price may also be affected by broader market trends unrelated to our performance.

Holders

As of December 23, 2020, there were 70,534,167 shares of common stock outstanding and approximately 250 shareholders of record.

Transfer Agent and Registrar

Our transfer agent is Odyssey Stock Transfer, Inc., located at Suite 702, 67 Yonge Street, Toronto, ON M5E 1J8.

Dividend Policy

We have never paid any cash dividends on our Common Stock and do not anticipate paying any cash dividends on our Common Stock in the foreseeable future. We intend to retain future earnings to fund ongoing operations and future capital requirements of our business. Any future determination to pay cash dividends will be at the discretion of the Board of Directors and will be dependent upon our financial condition, results of operations, capital requirements and such other factors as the Board of Directors deems relevant.

The Securities Enforcement and Penny Stock Reform Act of 1990

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the Commission, which:

●	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

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●	contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of the Securities Act of 1934, as amended;

●	contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the bid and ask price;

●	contains a toll-free telephone number for inquiries on disciplinary actions;

●	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

●	contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

●	the bid and offer quotations for the penny stock;

●	the compensation of the broker-dealer and its salesperson in the transaction;

●	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

●	monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(a)	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a) (1)
Equity compensation plans approved by security holders	-	-	-
Equity compensation plans not approved by security holders	2,200,000	2.08	8,038,812
Total	2,200,000	2.08	8,038,812

(1) As of September 30, 2020

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Warrants Issued to Management

Name	Grant Date	Number of Securities Underlying Unexercised Exercisable Warrants	Number of Securities Underlying Unexercised Exercisable Warrants	Warrant Exercise Price($)	Warrant Expiration Date
None

Total

Stock Option Plan

The Company adopted the Stem Holdings, Inc 2016 Employee, Director and Consultant Stock Plan (the “Plan”) as of July 27, 2016. The Plan provides for both incentive stock options and nonqualified stock options to be granted to employees, officers, consultants, independent contractors, directors and affiliates of the Company. The board of directors establishes the terms and conditions of all stock option grants, subject to the Plan and applicable provisions of the Internal Revenue Code. Incentive stock options must be granted at an exercise price not less than the fair market value of the common stock on the grant date. The options granted to participants owning more than 10% of the Company’s outstanding voting stock must be granted at an exercise price not less than 110% of the fair market value of the common stock on the grant date. The options expire on the date determined by the board of directors, but may not extend mare than 10 years from the grant date, while incentive stock options granted to participants owning more than 10% of the Company’s outstanding voting stock expire five years from the grant date. The vesting period for employees is generally over three years. The vesting Period for non-employees is determined based on the services being provided. The maximum number of shares of stock which may be delivered under the plan shall automatically increase by a number sufficient to cause the number of shares covered by the plan to equal 10% of the total number of shares of stock then outstanding on a fully diluted basis.

Under ASC Topic 718, the Company estimates the fair value of option awards on the date of grant using an option pricing model. The grant date fair value is recognized over the option vesting period, the period during which an employee is required to provide service in exchange for the award. No compensation cost is recognized for equity instruments for which employees do not render the requisite service. Under these standards, compensation cost for employee cost for employee stock-based awards is based on the estimated grant-date fair value and recognized over the vesting period of the applicable award on a straight-line basis. As of September 30, 2020, there were options to purchase 5,572,916 outstanding (4,947,916 of which were vested and exercisable options) at an average exercise price of $1.93 per share.

Reports

We are subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish unaudited quarterly financial reports in our quarterly reports filed electronically with the SEC. All reports and information filed by us can be found at the SEC website, www.sec.gov.

INTEREST OF NAMED EXPERT AND COUNSEL

Counsel

The Law Offices of Robert L. B. Diener, 41 Ulua Place, Haiku, HI 96708 was retained for the purpose of preparing this registration statement on Form S-1, rendering the legal opinion attached as an exhibit relative to the validity of the common stock to be issued pursuant to this Registration Statement and for an opinion letter to the auditor which was required to complete the audit enclosed herein. As payment for said service, the Law Office of Robert L. B. Diener estimates that the total fees payable to his firm will be $10,000. The Law Offices of Robert L. B. Diener is not receiving any contingent interest, fee or shares in the Company. The Law Office of Robert L. B. Diener is presently on a monthly retainer arrangement with the Company.

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Independent Registered Accounting Firm

The consolidated financial statements of Stem Holdings, Inc. as of September 30, 2020 and 2019 and for the years then ended have been incorporated by reference herein and in the registration statement in reliance upon the reports of L J Soldinger Associates, LLC, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the September 30, 2020 consolidated financial statements of Stem Holdings, Inc. includes an explanatory paragraph as to the Company’s ability to continue as a going concern and refers to a change in the method of accounting for revenue recognition upon adoption of ASC 606 – Revenue Recognition.

The consolidated financial statements of Driven Deliveries, Inc. as of December 31, 2019 and 2018 and for the years then ended have been incorporated by reference herein and in the registration statement in reliance upon the reports of Rosenberg Rich Baker Berman, P.A., independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2019 consolidated financial statements of Driven Deliveries, Inc. includes an explanatory paragraph as to the Company’s ability to continue as a going concern.

INFORMATION WITH RESPECT TO THE REGISTRANT

See “Summary Information and Risk Factors, above.

OTHER

Employees

We currently have approximately 100 employees.

Websites

The Company operates websites at www.stemholdings.com.

LEGAL PROCEEDINGS

D.H. Flamingo, Inc. v. Department of Taxation, et. al.

On February 27, 2020, a subsidiary of the Company (YMY Ventures, LLC) was served with a Summons and Second Amended Complaint in a matter pending in the District Court of Clark County Nevada (Case # A-19-787004-B) which is styled “D.H. Flamingo, Inc. v. Department of Taxation, et. al.” (the DOT Litigation”). In this matter, the Plaintiff is alleging that certain parties (including YMY Ventures, LLC) received Conditional Recreational Marijuana Establishment Licenses, while certain other parties (including Plaintiff) were denied licenses. In the matter, Plaintiff seeks declaratory relief, injunctive relief, relief from violation of procedural and substantive due process, violation of equal protection, unjust enrichment, judicial review of the entire matter, together with a Petition for Writ of Mandamus. The Plaintiff seeks damages in an unspecified amount. Thereafter, on April 20, 2020, YMY Ventures, LLC filed a Notice of Non-Participation and Request for Dismissal. The Company believes it will ultimately be dismissed from the action without any liability exposure. Notwithstanding, there is no guarantee at this time that this will occur, and the ultimate result of the matter could potentially be the loss of YMY Ventures, LLC’s Conditional Recreational Marijuana Establishment License. The Company believes that this result would be highly unlikely and that the matter will be fully resolved as to YMY Ventures, LLC in the near term.

Chord Advisors, LLC v. Stem Holdings, Inc., et. al.

On June 5, 2020 Chord Advisors, LLC (“Chord”) filed a Complaint in the Circuit Court of the Fifteenth Judicial District in and for Palm Beach County, Florida (Case # 502020CA006097) alleging that Stem Holdings, Inc. owes Chord approximately $260,000 on account of fees for accounting services accrued pursuant to a Letter of Agreement dated October 2019. On July 6, 2020, the Company filed an Answer and Affirmative Defenses to the Complaint. This matter is in its early stages and, while the Company believes that it has meritorious defenses to the matters detailed in the Complaint, it is impossible to predict the outcome of the matter.

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Lili Enterprises, LLC adv. YMY Ventures and OPCO, LLC

In July 2020, a dispute arose with the Company’s joint venture partner in connection with the Company’s operations in the State of Nevada. In this regard, the Company’s joint venture partner claims that it is owed certain amounts totaling approximately $307,500 pursuant to the joint venture Operating Agreement. On the other hand, the Company claims that the joint venture partner is in breach of its agreements with the Company and that the Company has heretofore advanced over $1 million in excess of its commitments under the Operating Agreement. The operative agreements require the disputes to be arbitrated. The parties have engaged an arbitrator and the matters are set for an arbitration hearing in February 2021. Ultimately, while the Company believes that a settlement will be reached, it is impossible to predict the outcome of the matter.

Additionally, we are subject from time to time to litigation, claims and suits arising in the ordinary course of business. As of September 30, 2020, we were not a party to any material litigation, claim or suit whose outcome could have a material effect on our financial statements.

DESCRIPTION OF PROPERTY

In March 2018, the Company entered into a 3-year lease for the occupancy of the Company’s corporate office located in Boca Raton, Florida. The lease requires the Company to pay a base rental fee of $3,024 per month. All taxes, maintenance and utilities are billed separately. In addition, the Company also remitted $6,048 or a security deposit to the landlord. The landlord provided the Company with 2 free months.

In September 2016, the Company entered into a 10-year lease with respect to certain property located in Springfield, OR (the “42nd Street Property”) with the landlord that commenced in November 2016. The lease requires the Company to pay a base rental fee of $7,033 plus an additional estimated $315 per month in real estate taxes in which the base rental fee escalates each year by approximately 2%. All taxes (including reconciling real estate taxes), maintenance and utilities are included at the end of each year as a one-time payment. In addition, the Company also remitted $14,000 for a security deposit to the landlord. In July 2017, the Company entered into a lease agreement to lease the property to a related entity. The lease agreement is for a term of ten years, after completion of the buildout by the Company of the property, and a monthly rent obligation of $64,640, subject to annual increases of 3% per year plus an amount for additional rent based on final buildout costs incurred by the Company. The lease is a double net lease with maintenance and real property taxes to be paid by the tenant and insurance costs paid by the Company. Rent payments have not yet commenced. The Company has treated tenancy for the period prior to rent commencement as a free rental period for accounting purposes. The lease was included in the consolidated financial statements for the year ended September 30, 2019.

On November 1, 2016, the Company acquired certain property located in Eugene, OR (the “Willamette Property”) for a total cash purchase price plus closing costs of approximately $918,000. In July 2017, the Company entered into an operating lease agreement with a marijuana dispensary, which is a related party to the Company, to move into the Willamette Property. The lease agreement is for a base term of ten years (see note below) and a monthly rent obligation of $13,800, subject to annual increases of 3% per year, plus an amount for additional rent based on final buildout costs incurred by the Company. The lease was included in the consolidated financial statements for the year ended September 30, 2019. The lease is a double net lease with maintenance and real property taxes to be paid by the Tenant and insurance costs paid by the Company. The Company provided the tenant with one month of free rent. Upon the expiration of the term of ten years, the Lessee has the option to renew the lease agreement for one five-year term, on the same terms as provided in the lease agreement. On February 28, 2018, the Company executed a $550,000 mortgage payable on the Willamette property to acquire additional funds. The mortgage bears interest at 15% per annum. Monthly interest only payments began March 1, 2018 and continue each month thereafter until paid. The entire unpaid balance is due on March 1, 2020, the maturity date of the mortgage, and is secured by the underlying property. The mortgage terms do not allow participations by the lender in either the appreciation in the fair value of the mortgaged real estate project or the results of operations of the mortgaged real estate project. For the twelve months ended September 30, 2019, interest expense related to this mortgage amounted to $82,500.00. The note has been cross guaranteed by the CEO and Director of the Company. In March 2020, the Company completed a refinance of this mortgage. In the refinance, the Company entered into a mortgage, secured by the property with an additional personal guaranty of the CEO of the Company, for $700,000 with an annual interest rate of 15%, paid points at closing totaling $42,000 and a maturity date of March 31, 2022. The Company has included the mortgage outstanding as of March 31, 2020 in long-term liabilities as a result of the refinance.

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On February 6, 2017, the Company acquired certain real property located at 7827 SE Powell Blvd, Portland, OR 97206 (the “Powell Property”) for a total purchase price plus closing costs of approximately $656,498. In July 2017, the Company entered into a lease agreement for the Powell Property, with a related party as tenant. The lease agreement is for a term of ten years and a monthly rent obligation of $6,523, subject to annual increases of 3% per year. Maintenance and real property taxes shall be paid by the Tenant and insurance paid by the Company. Additional rents will be added to pay landlord back for tenant improvements by the end of the first term of the lease, payments will include annual interest at 12% compounded monthly. The Company has treated tenancy for the period prior to rent commencement as a free rental period for accounting purposes. The lease was included in the consolidated financial statements for the year ended September 30, 2019. On April 4, 2018, the Company executed a $314,000 mortgage payable on the Powell property to acquire additional funds. The mortgage bears interest at 15% per annum. Monthly interest only payments began May 1, 2018 and continue each month thereafter until paid. The entire unpaid balance is due on April 1, 2020, the maturity date of the mortgage, and is secured by the underlying property. The mortgage terms do not allow participations by the lender in either the appreciation in the fair value of the mortgaged real estate project or the results of operations of the mortgaged real estate project. The note has been cross guaranteed by the CEO and Director of the Company. In January 2020, the Company completed a refinance of this mortgage. In the refinance, the Company entered into a mortgage, secured by the property with an additional personal guaranty of the CEO plus an assignment of the right and title in all of CEO’s common shares of the Company as collateral under the mortgage, for $400,000 with an annual interest rate of 15%, paid points at closing totaling $24,000 and a maturity date of January 31, 2022. The Company has included the mortgage outstanding as of March 31, 2020 in long-term liabilities as a result of the successful refinance.

In January 2018 the Company consummated a “Contract for Sale” for a Farm Property in Mulino OR (the “Mulino Property”). The purchase price was $1,700,000 which was reduced by a rental credit of approximately $135,000 which is equivalent to nine months’ rent at $15,000 a month and an additional credit of $9,500 for additional work done on the property. In connection with the purchase of the property, the Company made a cash payment as down payment plus payment of closing costs in the amount of $370,637 and issued a promissory note in the amount of $1,200,000 with a maturity of January 2020. The note is currently being extended through mutual negotiations with its management including the same terms and conditions as previously adhered to. The Company will pay monthly installments of principal and interest (at a rate of 2% per annum) in the amount of $13,500, commencing in July 2018 through the maturity date (January 2020), at which time the entire unpaid principal balance and any remaining accrued interest shall be due and payable in full. The note is secured by a deed of trust on the property. At March 31, 2020, the balance due was $958,500. Currently the Company has received a verbal extension through September 30, 2020 to procure additional financing on this property to pay off the indebtedness.

On July 10, 2019, the Company entered into an asset purchase agreement with an Oregon limited liability company which owns title to Real property (buildings and improvements) located at 399 and 451 Wallis Street, Eugene, OR 97402 for a total purchase price tendered in kind for approximately 6,322,058 shares of the Company’s common stock, which included the grant of 457,191 shares as the Company determined certain milestones were met within the Mutli-Party Agreement.

On July 10, 2019, the Company entered into an asset purchase agreement with a Oregon limited liability company which owns title to Real property (land) located at 12590 Highway 238, Jacksonville, OR 97503 for a total purchase price tendered in kind for 1,233,665 shares of the Company’s common stock.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

THE FOLLOWING DISCUSSION OF OUR PLAN OF OPERATION AND RESULTS OF OPERATIONS SHOULD BE READ IN CONJUNCTION WITH THE FINANCIAL STATEMENTS AND RELATED NOTES TO THE FINANCIAL STATEMENTS INCLUDED ELSEWHERE IN THIS REPORT. THIS DISCUSSION CONTAINS FORWARD-LOOKING STATEMENTS THAT RELATE TO FUTURE EVENTS OR OUR FUTURE FINANCIAL PERFORMANCE. THESE STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT MAY CAUSE OUR ACTUAL RESULTS, LEVELS OF ACTIVITY, PERFORMANCE OR ACHIEVEMENTS TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, LEVELS OF ACTIVITY, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY THESE FORWARD- LOOKING STATEMENTS. THESE RISKS AND OTHER FACTORS INCLUDE, AMONG OTHERS, THOSE LISTED UNDER “FORWARD-LOOKING STATEMENTS” AND “RISK FACTORS” AND THOSE INCLUDED ELSEWHERE IN THIS REPORT.

The SEC allows Stem and Driven to incorporate certain information into this document by reference to other information that has been filed with the SEC. The information incorporated by reference is deemed to be part of this document, except for any information that is superseded by information in this document or by more recent information incorporated by reference into this document. The documents that are incorporated by reference contain important information about the companies, and you should read this document together with any other documents incorporated by reference in this document.

The Management’s Discussion and Analysis of Financial Condition and Results of Operations of Stem Holdings, Inc. is incorporated by reference to Stem’s Annual Report on Form 10-K for the fiscal year ended September 30, 2020, filed with the SEC on December 28, 2020; The SEC allows Stem and Driven to incorporate certain information into this document by reference to other information that has been filed with the SEC. The information incorporated by reference is deemed to be part of this document, except for any information that is superseded by information in this document or by more recent information incorporated by reference into this document. The documents that are incorporated by reference contain important information about the companies, and you should read this document together with any other documents incorporated by reference in this document.

The Management’s Discussion and Analysis of Financial Condition and Results of Operations of Driven Deliveries, Inc. is incorporated by reference to Driven’s Annual Report on Annual Report on Form 10-K for the year ended December 31, 2019 (filed with the SEC on May 22, 2020) and Driven’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2020, June 30, 2020 and September 30, 2020 (filed with the SEC on June 29, 2020, August 11, 2020 and November 23, 2020).

OFF-BALANCE SHEET ARRANGEMENTS

The Company does not have any off-balance sheet arrangements.

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SEASONALITY

Our operating results are not affected by seasonality.

INFLATION

Our business and operating results are not affected in any material way by inflation.

CHANGES AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Set forth below is certain biographical information concerning our current executive officers and directors.

Name	Age	Position with the Company

Adam Berk	42	Chief Executive Officer, President and Director
Steven Hubbard	72	Chief Financial Officer, Secretary and Director
Ellen B. Deutsch	58	Chief Operating Officer
Garrett M. Bender	59	Director
Lindy Snider	59	Director
Dennis Suskind	74	Director

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Adam Berk (42)

Mr. Berk has been a director, President and Chief Executive Officer of the Company since its inception in June 2016. From January 2013 until January 2015 Adam was the CEO of HYD For Men, an artisanal men’s grooming company that patented the first solution to extend the life of a razor blade by 400%. HYD For Men is currently sold at HSN, Walgreens, Bed Bath & Beyond, Drugstore. com, Birchbox, GiantEagle, Meijers, and Kinney Drugs. Recently, HYD For Men was acquired by Lucas Investment Group. From January 2015 until January 2017 Adam was the Co-President of Consolidated Ventures of Oregon a Cannabis holding company. Mr. Berk’s experience as a founder and principal executive of several start-up companies and skills associated therewith led to the conclusion that he should serve as an executive and director of the Company. From 2002 through 2013, Mr. Berk was employed with Osmio, Inc. (currently GrubHub, an Aramark subsidiary), the first patented web-based corporate expense management system that concentrated on food ordering for law firms, investment banks and consulting firms. He served as chief executive of Osmio from 2002-2007.

Steven Hubbard (72)

Mr. Hubbard has served as Chief Financial Officer, Secretary and a member of the Board of Directors of the Company since its inception in June 2016. He served as Chief Financial Officer and Secretary of Diego Pellecer, Inc., a cannabis-related real estate company From April 2013 through September 2013 and Chief Financial Officer and Secretary of Diego Pellicer Worldwide, Inc. (a publicly reporting company) from September 2013 through December 2014. He served as Chief Financial Officer of Kind Care LLC DBA TJ’s Organic Garden from December 2014 through August 2015 and has been Chief Financial Officer of Consolidated Ventures of Oregon, Inc. since August 2015. Commencing several years prior to April 2013, Mr. Hubbard served as an outside management consultant to several early stage companies, primarily providing financial services. Mr. Hubbard’s experience as a founder and principal executive of several start-up companies, his experience as an auditor with Arthur Andersen & Co prior to 2012 and the skills associated therewith led to the conclusion that he should serve as a director of the Company.

Ellen B. Deutsch (58)

Ms. Deutsch serves as Executive Vice President and Chief Operating Officer of the Company effective from October 3, 2019. Prior to joining the Company, she was employed by The Hain Celestial Group (NASDAQ:HAIN) from 1996 to 2019, serving in successive leadership roles for over 23 years. Hain Celestial is a leading natural and organic food and personal care products company in North America, Europe and India. In 2014, she became Senior Vice President/Chief Marketing Officer, directing the Company’s Hain Pure Protein businesses including Empire® Kosher Poultry, Plainville Farms®, and FreeBird®, in addition to other company responsibilities. Previously, she had served as the company’s Chief Growth Officer, where she led numerous business teams and functional areas, identified and integrated acquisitions, and created the company’s technical and corporate social responsibility platforms. She completed both her B.B.A. and M.B.A. degrees at Hofstra University’s Frank G. Zarb School of Business.

Garrett M. Bender (59)

Mr. Bender has served as a member of the Board of Directors of the Company since its inception in June 2016. He is the Principal and Co-Founder of Ascot Development LLC, a real estate development firm, which commenced operations in 2003. He has guided Ascot through numerous acquisition and sale transactions and strategically manages Ascot’s land portfolio. Mr. Bender’s experience as a founder and principal executive of several start-up companies and the sales and marketing skills associated therewith led to the conclusion that he should serve as a director of the Company.

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Lindy Snider (59)

Ms. Snider has served as a member of the Board of Directors of the Company since its inception in June 2016. She is the founder and for over five years has been CEO of Lindi Skin, the first full line of skin care products for cancer patients. This botanically based skin care line serves the special needs of individuals undergoing cancer treatment and is found in most major cancer centers in the U.S.

Ms. Snider is an active investor in cannabis related businesses. Focused on new business development, brand marketing and investing, Ms. Snider identifies and helps develop innovative companies in the space. She is a passionate entrepreneur and a champion of both start-ups and women-owned businesses. She serves on the following boards and advisories: Sqor.com, Greenhouse Ventures, Intiva, Blazenow, Kind Financial, Elevated Nation, as well as the following philanthropic boards: Fox Chase Cancer Foundation, Cancer Forward, Philadelphia Orchestra, PSPCA, Schuylkill Center for Environmental Education, National Museum of American Jewish History, The Middle East Forum, Shoah Foundation’s Next Generation Council, The Ed Snider Youth Hockey Foundation, and The Snider Foundation. Ms. Snider’s experience as a founder and principal executive of several start-up companies and her service as an independent director of several for-profit and charitable organizations and the skills associated therewith led to the conclusion that she should serve as a director of the Company.

Dennis Suskind (74)

Mr. Suskind has been a director of the Company since May 2020. During his career, he has worked jointly with the Commodity Futures Trading Commission (CFTC) to develop hedge exemptions and went on to build the most significant global precious metals arbitrage business. His team traveled worldwide to educate producers and consumers on the reasons for using futures as their pricing medium to bring credibility to these markets. He has served as Vice Chairman of the Commodity Exchange (COMEX), Vice Chairman of the New York Mercantile Exchange (NYMEX), a member of the Board of Directors Futures Industrial Association, and a member of the Board of International Precious Metals Institute. Mr. Suskind was elected as an inaugural member to the Futures Industry Association’s Hall of Fame in 2005.Suskind was elected to hold a Town Council seat in the Town of Southampton, New York. He has also served as President of the Board of Directors of the Arthur Ashe Institute for Urban Health, as a member of the President’s Council of the Peconic Land Trust, a founding member of Mt. Sinai’s Hospital Associates, a board member of the Nature Conservancy, and a board member of the Collegiate School and Marymount Schools in New York. In 2005 the Preservation League of New York State presented Mr. Suskind with its Pillar of New York Award.

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All of our directors hold office until the next annual meeting of stockholders and until their respective successors have been elected or qualified. Officers serve at the discretion of the board of directors. There are no family relationships among our directors or executive officers. There is no arrangement or understanding between or among our officers and directors pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management stockholders will exercise their voting rights to continue to elect the current board of directors.

None of our directors and executive officers have during the past five years:

●	had any bankruptcy petition filed by or against any business of which he was a general partner or executive officer, either at the time of the bankruptcy or within two years prior to that time;

●	been convicted in a criminal proceeding and is not subject to a pending criminal proceeding;

●	been subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities, futures, commodities or banking activities;

●	or been found by a court of competent jurisdiction (in a civil action), the Securities Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves as a member of the Board of Directors or compensation committee of any other entity that has one or more of its executive officers serving as a member of our Board of Directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Pursuant to Section 16(a) of the Exchange Act and the rules thereunder, the Company’s executive officers and directors and persons who own more than 10% of a registered class of the Company’s equity securities are required to file with the SEC reports of their ownership of, and transactions in, the Company’s common stock.

Family Relationships

None.

Committees of the Board of Directors

Our board of directors has established the following committees: an audit committee, a compensation committee and a nominating/corporate governance committee. Our board of directors may from time to time establish other committees.

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The Board of Directors has approved charters for each committee. The Audit Committee is currently composed of Steve Hubbard Chairman and Lindy Snider. Lindy Snider is an independent director. Mr. Hubbard and Ms. Snider are each considered financially literate. The Company is currently in the process of adding additional independent board members who will also be members of the Audit Committee. The relevant education and experience of the members of the Audit Committee is detailed above. The Board has yet to make appointments to the other Board committees, neither of which has met as of the date of this report.

Audit Committee

The purpose of the Audit Committee is to oversee the processes of accounting and financial reporting of the Company and the audits and financial statements of the Company. The Audit Committee’s primary duties and responsibilities are to:

●	Monitor the integrity of the Company’s financial reporting process and systems of internal controls regarding finance, accounting and legal compliance.

●	Monitor the independence and performance of the Company’s independent auditors and the Company’s accounting personnel.

●	Provide an avenue of communication among the independent auditors, management, the Company’s accounting personnel, and the Board.

●	Appoint and provide oversight for the independent auditors engaged to perform the audit of the financial statements.

●	Discuss the scope of the independent auditors’ examination.

●	Review the financial statements and the independent auditors’ report.

●	Review areas of potential significant financial risk to the Company.

●	Monitor compliance with legal and regulatory requirements.

●	Solicit recommendations from the independent auditors regarding internal controls and other matters.

●	Make recommendations to the Board.

●	Resolve any disagreements between management and the auditors regarding financial reporting.

●	Prepare the report required by Item 407(d) of Regulation S-K, as required by the rules of the Securities and Exchange Commission (the “SEC”).

●	Perform other related tasks as requested by the Board.

The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Committee has the ability to retain, at the Company’s expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

Compensation Committee

The Compensation Committee’s responsibilities include, but are not limited to, the responsibilities which are required under the corporate governance rules of NASDAQ, including the responsibility to determine compensation of the Chairman of the Board, the Chief Executive Officer (“CEO”), the President and all other executive officers. The Compensation Committee’s actions shall generally be related to overall considerations, policies and strategies.

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The following are specific duties and responsibilities of the Compensation Committee:

●	Review the competitiveness of the Company’s executive compensation programs to ensure (a) the attraction and retention of corporate officers, (b) the motivation of corporate officers to achieve the Company’s business objectives, and I the alignment of the interests of key leadership with the long-term interests of the Company’s stockholders.

●	Review and determine the annual salary, bonus, stock options, other equity-based incentives, and other benefits, direct and indirect, of the Company’s executive officers, including development of an appropriate balance between short-term pay and long-term incentives while focusing on long-term stockholder interests.

●	Determine salary increases and bonus grants for the Chairman of the Board, the CEO, the President and all other executive officers of the Company.

●	Review and approve corporate goals and objectives for purposes of bonuses and long- term incentive plans.

●	Review and approve benefit plans, including equity incentive plans, and approval of individual grants and awards.

●	Review and approve employment or other agreements relating to compensation for the Chairman of the Board, the CEO, the President and the other executive officers of the Company.

●	Review and discuss with management the Company’s CD&A and recommend to the Board that the CD&A be included in the Post-Effective Amendment #1 to Form S-1 and/or proxy statement in accordance with applicable SEC rules.

●	If required by SEC rules, provide a Compensation Committee Report on executive compensation to be included in the Company’s annual proxy statement in accordance with applicable SEC rules.

●	Perform an annual evaluation of the performance of the Chairman of the Board, the CEO, the President and the other executive officers.

●	Perform an annual review of non-employee director compensation programs and recommend changes thereto to the Board when appropriate.

●	Plan for executive development and succession.

●	Review and approve all equity-based compensation plans and amendments thereto, subject to any stockholder approval under the listing standards of NASDAQ.

●	Recommend an appropriate method by which stockholder concerns about compensation may be communicated by stockholders to the Committee and, as the Committee deems appropriate, to respond to such stockholder concerns.

●	Perform such duties and responsibilities as may be assigned by the Board to the Committee under the terms of any executive compensation plan, incentive compensation plan or equity-based plan.

●	Review risks related to the Company’s compensation policies and practices and review and discuss, at least annually, the relationship between the Company’s risk management policies and practices, corporate strategy and compensation policies and practices.

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Nominating/Corporate Governance Committee

The Nominating/Corporate Governance Committee’s responsibilities include, but are not limited to, the responsibilities which are required under the corporate governance rules of NASDAQ, including the responsibilities to identify individuals who are qualified to become directors of the Company, consistent with criteria approved by the Board, and make recommendations to the Board of nominees, including Stockholder Nominees (nominees whether by appointment or election at the Annual Meeting of Stockholders) to serve as a directors of the Company. To fulfill its purpose, the responsibilities and duties of the Nominating/Corporate Governance Committee are as follows:

●	Evaluate, in consultation with the Chairman of the Board and Chief Executive Officer (“CEO”), the current Composition, size, role and functions of the Board and its committees to oversee successfully the business and affairs of the Company in a manner consistent with the Company’s Corporate Governance Guidelines and make recommendations to the Board for approval.

●	Determine, in consultation with the Chairman of the Board and CEO, director selection criteria consistent with the Company’s Corporate Governance Guidelines and conduct searches for prospective directors whose skills and attributes reflect these criteria.

●	Assist in identifying, interviewing and recruiting candidates for the Board.

●	Evaluate, in consultation with the Chairman of the Board and CEO, nominees, including nominees nominated by stockholders in accordance with the provisions of the Company’s Bylaws, and recommend nominees for election to the Board or to fill vacancies on the Board.

●	Before recommending an incumbent, replacement or additional director, review his or her qualifications, including capability, availability to serve, conflicts of interest, and other relevant factors.

●	Evaluate, in consultation with the Chairman of the Board and CEO and make recommendations to the Board concerning the appointment of directors to Board committees and the selection of the Chairman of the Board and the Board committee chairs consistent with the Company’s Corporate Governance Guidelines.

●	Determine the methods and execution of the annual evaluations of the Board’s and each Board committee’s effectiveness and support the annual performance evaluation process.

●	Evaluate and make recommendations to the Board regarding director retirements, director re-nominations and directors’ changes in circumstances in accordance with the Company’s Corporate Governance Guidelines.

●	Review and make recommendations to the Board regarding policies relating to directors’ compensation, consistent with the Company’s Corporate Governance Guidelines.

●	As set forth herein, monitor compliance with, and at least annually evaluate and make recommendations to the Board regarding, the Company’s Corporate Governance Guidelines and overall corporate governance of the Company.

●	Assist the Board and the Company’s officers in ensuring compliance with an implementation of the Company’s Corporate Governance Guidelines.

●	Develop and implement continuing education programs for all directors, including orientation and training programs for new directors.

●	Annually evaluate and make recommendations to the Board regarding the Committee’s performance and adequacy of this Charter.

●	Review the Code of Ethics periodically and propose changes thereto to the Board, if appropriate.

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●	Review requests from outside the Committee for any waiver or amendment of the Company’s Code of Business Conduct and Ethics and recommend to the Board whether a particular waiver should be granted or whether a particular amendment should be adopted.

●	Oversee Committee membership and qualifications and the performance of members of the Board.

●	Review and recommend changes in (i) the structure and operations of Board Committees, and (ii) Committee reporting to the Board.

●	Make recommendations annually to the Board as to the independence of directors under the Corporate Governance Guidelines.

●	Review and make recommendations to the Board regarding the position the Company should take with respect to any proposals submitted by stockholders for approval at any annual or special meeting of stockholders.

●	Regularly report on Committee activities and recommendations to the Board.

●	Perform any other activities consistent with this Charter, the Company’s Certificate of Incorporation and Bylaws, as amended from time to time, the NASDAQ company guide, and any governing law, as the Board considers appropriate and delegates to the Committee.

Code of Business Conduct and Ethics

Effective May 11, 2020, the Board of Directors (the “Board”) of Stem Holdings, Inc. (the “Company”) adopted a Code of Ethics (the “Code of Ethics”) applicable to the Company and all subsidiaries and entities controlled by the Company and the Company’s directors, officers and employees. Compliance with the Code of Ethics is required of all Company personnel at all times. The Company’s senior management is charged with ensuring that the Code of Ethics and the Company’s corporate policies will govern, without exception, all business activities of the Company. The Code of Ethics addresses, among other things, the use and protection of Company assets and information, avoiding conflicts of interest, corporate opportunities and transactions with business associates and document retention.

Legal Proceedings

There are no material proceedings to which any director or officer, or any associate of any such director or officer, is a party that is adverse to our Company or any of our subsidiaries or has a material interest adverse to our Company or any of our subsidiaries. No director or executive officer has been a director or executive officer of any business which has filed a bankruptcy petition or had a bankruptcy petition filed against it during the past ten years. No director or executive officer has been convicted of a criminal offense or is the subject of a pending criminal proceeding during the past ten years. No director or executive officer has been the subject of any order, judgment or decree of any court permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities during the past ten years. No director or officer has been found by a court to have violated a federal or state securities or commodities law during the past ten years.

Officers and Directors Indemnification

Under our Articles of Incorporation and Bylaws of the corporation, the Company may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his or her position, if he or she acted in good faith and in a manner he or she reasonably believed to be in the Company’s best interest. The Company may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he or she is to be indemnified, the Company must indemnify the officer or director against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, then only by a court order. The indemnification coverage is intended to be to the fullest extent permitted by applicable laws.

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Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to officers or directors under applicable state law, the Company is informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

EXECUTIVE COMPENSATION

The following is a summary of the compensation we paid for each of the last two years ended September 30, 2020 and 2019, respectively (i) to the persons who acted as our principal executive officer during our fiscal year ended September 30, 2020 and (ii) to the person who acted as our next most highly compensated executive officer other than our principal executive officer who was serving as an executive officer as of the end of our last fiscal year.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation	Non-Qualified Deferred Compensation Earnings ($)	All other Compensation ($)	Total ($)
Adam Berk	2020	$300,000	$-	$-	$-	$-	$-	$-	$300,000
CEO	2019	$300,000	$-	$3,032,000	$1,407,000	$-	$-	$-	$4,739,000

Steven Hubbard	2020	$45,000	$-	$26,000	$21,000	$-	$-	$-	$92,000
CFO	2019	$60,000	$-	$-	$527,200	$-	$-	$-	$587,200

Garrett M. Bender	2020	$-	$-	$-	$-	$-	$-	$-	$-
Director	2019	$-	$-	$-	$555,170	$-	$-	$-	$555,170

Lindy Snider	2020	$-	$-	$-	$-	$-	$-	$-	$-
Director	2019	$-	$-	$-	$136,200	$-	$-	$-	$136,200

Ellen B. Deutsch	2020	$240,000	$-	$82,000	$26,000	$-	$-	$-	$348,000
EVP & COO	2019	$-	$-	$-	$-	$-	$-	$-	$-

Dennis Suskind	2020	$-	$-	$16,250	$35,191	$-	$-	$-	$51,441
Director	2019	$-	$-	$-	$-	$-	$-	$-	$-

OUTSTANDING EQUITY AWARDS

Grants of Plan-Based Awards

Name	Grant Date Number of Securities Underlying Unexercised Options (#) Exercisable	Option Awards Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date
Steven Hubbard, CFO, Director	6/1/2019	-	100,000	1.4	5/31/2022
Steven Hubbard, CFO, Director	7/1/2020	-	100,000	0.52	5/31/2023
Ellen Deutsch, COO	9/15/2020	-	200,000	0.29	9/14/2023

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Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(a)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a) (1)
Equity compensation plans approved by security holders	-	-	-
Equity compensation plans not approved by security holders	2,200,000	2.08	8,038,812
Total	2,200,000	2.08	8,038,812

(1) As of September 30, 2019

Warrants Issued to Management

Name	Grant Date	Number of Securities Underlying Unexercised Exercisable Warrants	Number of Securities Underlying Unexercised Exercisable Warrants	Warrant Exercise Price($)	Warrant Expiration Date
None

Total

Employment Agreements

Adam Berk—On June 1, 2017, the Company entered into an Employment Agreement for an initial term of one year, subject to automatic renewals for additional one-year periods until terminated, with the remaining term at all times being not less than one year. The Employment Agreement provides for a base salary of $10,000 per month. Mr. Berk also received a restricted stock grant of 100,000 shares of Company common stock and options to purchase 50,000 shares of Company common stock exercisable for a period of three years at an exercise price of $2.40 per share. At the end of the initial one-year term of the Employment Agreement, and assuming that the term is extended, Mr. Berk is entitled to receive an additional restricted stock grant of 100,000 shares of Company common stock and options to purchase 50,000 shares of Company common stock at the then market value, exercisable for a period of three years.

Steven Hubbard— On June 1, 2017, the Company entered into an Employment Agreement for an initial term of one year, subject to automatic renewals for additional one-year periods until terminated, with the remaining term at all times being not less than one year. The Employment Agreement provides for a base salary of $5,000 per month. Mr. Hubbard also received a restricted stock grant of 50,000 shares of Company common stock and options to purchase 100,000 shares of Company common stock exercisable for a period of three years at an exercise price of $2.40 per share. At the end of the initial one-year term of the Employment Agreement, and assuming that the term is extended, Mr. Hubbard is entitled to receive an additional restricted stock grant of 50,000 shares of Company common stock and options to purchase 100,000 shares of Company common stock at the then market value, exercisable for a period of three years.

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Compensation of Directors

Independent members of the Board of Directors receive periodic stock option grants (see Grants of Plan-Based Awards, above). At this time, there is no other board of director compensation plan in place.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND

RELATED STOCKHOLDER MATTERS

The following table sets forth certain information with respect to the beneficial ownership of our voting securities by (i) any person or group owning more than 5% of any class of voting securities, (ii) each director, (iii) our chief executive officer and president and (iv) all executive officers and directors as a group as of September 30, 2020. Unless noted, the address for the following beneficial owners and management is 2201 NW Corporate Blvd., Suite 205, Boca Raton, FL 33431.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner (1)	Percent of Class
Common Stock	Adam Berk (2)	4,074,424	6.01%
Common Stock	Steven Hubbard (3)	1,132,258	1.69%
Common Stock	Garrett M. Bender (4)	3,922,355	5.88%
Common Stock	Lindy Snider (5)	259,044	0.39%
Common Stock	Ellen B. Deutsch (6)	100,000	0.15%
Common Stock	Dennis Suskind (7)	62,500	0.10%
Common Stock	All executive officers and directors as a group	9,550,581	14.38%
Common Stock	Mitchell Gevinson (5% holder) 3299 Harrington Dr. Boca Raton, FL 33496	3,548,266	5.33%
Common Stock	Opco Holdings, Inc. (5% holder) (8) 2201 NW Corporate Blvd., Suite 205 Boca Raton, FL 33431	9,326,207	14.0%

(1)	In determining beneficial ownership of our Common Stock, the number of shares shown includes shares which the beneficial owner may acquire upon exercise of debentures, warrants and options which may be acquired within 60 days. In determining the percent of Common Stock owned by a person or entity on September 30, 2020, (a) the numerator is the number of shares of the class beneficially owned by such person or entity, including shares which the beneficial ownership may acquire within 60 days of exercise of debentures, warrants and options; and (b) the denominator is the sum of (i) the total shares of that class outstanding on September 30, 3030 (68,258,745 shares of Common Stock) and (ii) the total number of shares that the beneficial owner may acquire upon exercise of the debentures, warrants and options. Unless otherwise stated, each beneficial owner has sole power to vote and dispose of its shares.

(2)	Includes 2,924,424 shares and options to purchase 1,150,000 shares.

(3)	Includes 732,258 shares and options to purchase 400,000 shares

(4)	Includes 3,822,355 shares and options to purchase 100,000 shares

(5)	Includes 159,044 shares and options to purchase 100,000 shares

(6)	Includes 100,000 shares granted under Employment Agreement

(7)	Includes 62,500 shares

(8)	The beneficial owner of Opco Holdings, Inc. is Oregon Acquisitions JV, LLC.

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TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS AND DIRECTOR INDEPENDENCE

Due to related parties

As of September 30, 2020 and September 30, 2019, there were no amounts due to related parties.

Consolidated Ventures of Oregon, LLC (“CVO”) and Opco Holdings, LLC (“Opco”)

In August 2016, the Company and certain shareholders of the Company entered into a “Multi Party” Agreement, in which the Company became obligated to lease or acquire three separate real estate assets, and separately, if certain events occur, additional real estate assets held by entities related to those shareholders. The Agreement also gives the Company the right of first refusal in regard to certain properties owned by the persons and entities affiliated with the parties of the Agreement so long as certain targets are met. In the quarter ended June 30, 2019, the Company issued 12,500,000 shares of its common stock (shares are held in escrow) in connection with its acquisition of Consolidated Ventures of Oregon, LLC (“CVO”) and Opco Holdings, LLC (“Opco”) which comprise the entities within the Multi Party Agreement. In addition, the Company is also currently negotiation with the owners of certain properties contained within the Multi Party Agreement. The Company and owners of CVO and Opco closed the Company’s acquisition of CVO and Opco on September 4, 2020. Effective the completion of these transactions, the Company will no longer be engaged primarily in property rental operations, but will take over the operations of its primary renters, which is the cultivation, production and sale of cannabis and related productions. Because CVO and Opco are related to the Company, it will not be accounted for as a business combination at fair value under the codification sections of ASC 805. The assets and liabilities will transfer at their historical cost and the company will include the operations of CVO and Opco for all periods presented and the rental revenue recorded by the Company will eliminate in full the rental expense recorded by CVO and Opco. The Company has therefore recorded the par value of the shares issued of $12,500 as of September 30, 2019. At September 30, 2019, the Company had advanced funds and paid expenses on behalf of CVO in the amount of approximately $492,000.

Purchase of Buildings with Common Stock

On July 10, 2019, the Company entered into an asset purchase agreement with an Oregon limited liability company which owns title to Real property (buildings) located at 399 and 451 Wallis Street, Eugene, OR 97402 for a total purchase price tendered in kind for approximately 6,322,058 shares of the Company’s common stock. The Company acquired the property from a related party and recorded the building and improvements at their carrying value of approximately $2.99 million. Included in the shares above were 457,191 shares which were issued because the Company determined that certain milestones were met contained within the Multi-Party Agreement. Those shares were valued at approximately $0.973 million and were recorded to impairment of property and equipment within the statement of operations.

Purchase of Land with Common Stock

On July 10, 2019, the Company entered into an asset purchase agreement with an Oregon limited liability company which owns title to Real property (land) located at 12590 Highway 238, Jacksonville, Or 97503 for a total purchase price tendered in kind for 1,233,665 shares of the Company’s common stock. The Company acquired the property from a related party and recorded the land at it’s carrying value of approximately $1.205 million.

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Director Independence

As of December 1, 2020, of our five (5) directors, Garrett M. Bender, Lindy Snider and Dennis Suskind are considered “independent” in accordance with Rule 4200(a)(15) of the NASDAQ Marketplace Rules. The remaining three (3) directors are not considered “independent”.

EXPERTS

The consolidated financial statements of Stem Holdings, Inc. as of September 30, 2020 and 2019 and for the years then ended have been incorporated by reference herein and in the registration statement in reliance upon the reports of L J Soldinger Associates, LLC, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the September 30, 2020 consolidated financial statements of Stem Holdings, Inc. includes an explanatory paragraph as to the Company’s ability to continue as a going concern and refers to a change in the method of accounting for revenue recognition upon adoption of ASC 606 – Revenue Recognition.

The consolidated financial statements of Driven Deliveries, Inc. as of December 31, 2019 and 2018 and for the years then ended have been incorporated by reference herein and in the registration statement in reliance upon the reports of Rosenberg Rich Baker Berman, P.A., independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2019 consolidated financial statements of Driven Deliveries, Inc. includes an explanatory paragraph as to the Company’s ability to continue as a going concern.

WHERE YOU CAN FIND MORE INFORMATION

Our filings are available to the public at the SEC’s web site at www.sec.gov. You may also read and copy any document with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Further information on the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330.

We have filed a registration statement on Form S-1 with the SEC under the Securities Act for the common stock offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information, reference is made to the registration statement and its exhibits. Whenever we make references in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for the copies of the actual contract, agreement or other document.

INCORPORATION OF CERTAIN MATERIAL BY REFERENCE

FINANCIAL STATEMENTS OF DRIVEN DELIVERIES, INC.

AND STEM HOLDINGS, INC.

The SEC allows Stem and Driven to incorporate certain information into this document by reference to other information that has been filed with the SEC. The information incorporated by reference is deemed to be part of this document, except for any information that is superseded by information in this document or by more recent information incorporated by reference into this document. The documents that are incorporated by reference contain important information about the companies, and you should read this document together with any other documents incorporated by reference in this document.

This document incorporates by reference the following documents that have previously been filed with the SEC by Stem:

●	Stem’s Annual Report on Form 10-K for the fiscal year ended September 30, 2020, filed with the SEC on December 28, 2020;

●	Stem’s Current Reports on Form 8-K, filed with the SEC on October 7, 2019, January 21, 2020, February 7, 2020, March 6, 2020, September 24, 2020, October 13, 2020, October 29, 2020 and November 19, 2020.

●	The description of Stem common stock contained in the Registration Statement on Form S-1 filed with the SEC on October 21, 2020 (Registration No. 33-249587), including any amendment or report filed for the purpose of updating such description.

This document also incorporates by reference the following documents that have previously been filed with the SEC by Driven:

●	Annual Report on Form 10-K for the year ended December 31, 2019 (filed with the SEC on May 22, 2020);

●	Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2020, June 30, 2020 and September 30, 2020 (filed with the SEC on June 29, 2020, August 11, 2020 and November 23, 2020);

●	Definitive Information Statement on Schedule 14C (filed with the SEC on October 20, 2020);

●	Current Reports on Form 8-K filed with the SEC on March 26, 2020, March 30, 2020, April 8, 2020, April 13, 2020, April 16, 2020, May 14, 2020, May 18, 2020, June 24, 2020, July 2, 2020, July 24, 2020, August 5, 2020, August 11, 2020, August 14, 2020, August 26, 2020 and October 8, 2020, (in each case excluding any information furnished pursuant to Item 2.02 or Item 7.01);

●	Any description of shares of Driven common stock contained in a registration statement filed pursuant to the Exchange Act and any amendment or report filed for the purpose of updating such description;

In addition, Stem and Driven are incorporating by reference (i) any documents they may file under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of the initial registration statement on Form S-4 filed by Stem on December 28, 2020.

You may request copies of this Prospectus and any of the documents incorporated by reference herein or certain other information concerning Stem or Driven, without charge, upon written or oral request to the applicable company’s principal executive offices. The respective addresses and phone numbers of such principal executive offices are included in this Prospectus.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Securities and Exchange Commission’s Policy on Indemnification

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the company pursuant to any provisions contained in its Articles of Incorporation, Bylaws, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of registrant’s legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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This prospectus is part of a registration statement we filed with the SEC. You should rely only on the information or representations provided in or incorporated by reference into this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.

No dealer, salesperson or any other person has been authorized to give any information or to make any representations other than those contained in or incorporated by reference in this prospectus in connection with the offer made by this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy any security other than the securities offered hereby, nor does it constitute an offer to sell or a solicitation of any offer to buy any of the shares offered by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation.

Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date hereof.

The date of this prospectus is January __, 2021.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

Our expenses in connection with the issuance and distribution of the securities being registered are estimated as follows:

Nature of expense	Amount
SEC Registration fee	$1,156.00
Accounting fees and expenses	$7,500.00
Legal fees and expenses	$8,000.00
Printing expenses	$3,000.00
Miscellaneous	$5,000.00

TOTAL	$24,656.00

All amounts are estimates other than the Securities and Exchange Commission’s registration fee.

Item 14. Indemnification of Directors and Officers

Pursuant to our Certificate of Incorporation and By-Laws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The prior discussion of indemnification in this paragraph is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors or officers pursuant to the foregoing provisions. However, we are informed that, in the opinion of the Commission, such indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

Item 15. Recent Sales of Unregistered Securities

The following table sets forth all securities issued by Stem between October 1, 2019 and September 30, 2020:

	Security	No. Shares
Services	Common Stock	1,162,916
Compensation	Common Stock	472,506
Acquisitions	Common Stock	13,291,075
Interest and converted notes	Common Stock	932,069
Cancelled	Common Stock	(700,000)
Investment funding	Common Stock	845,238
Total		16,003,804

The securities issued in the abovementioned transactions were issued in connection with private placements exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended, pursuant to the terms of Section 4(2) of that Act and Rule 506 of Regulation D.

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Below is a list of securities sold by us from October 1, 2017 through September 30, 2020 which were not registered under the Securities Act

●	From October 1, 2017 through January 7, 2019, the Company sold 2,688,834 shares of its common stock and received gross proceeds of $6,560,930.

●

From January 8, 2019 through September 30, 2019, the Company sold 51,418 shares of its common stock and received gross proceeds of $35,021.

From October 1, 2019 through September 30, 2020, the Company sold 845,238 shares of its common stock and received gross proceeds of $449,850.

Share Issuances to Consultants, Employees and Directors for Compensation and Severance

During the year ended September 30, 2020, the Company issued 1,635,422 shares of its common stock and recorded compensation expense of $1.1 million.

During the year ended September 30, 2020, the Company granted options to acquire 2,362,500 shares of its common stock at an exercise prices ranging from $0.29 to $1.25 per share. During the year ended September 30, 2020, the Company granted warrants to acquire 2,872,813 shares of its common stock at exercise prices ranging from $0.36 to $2.96 per share.

During the year ended September 30, 2019, the Company issued 18,900 shares of its common stock related to an employee separation agreement with a fair value of approximately $18,000 or $0.97 per share.

During the year ended September 30, 2019, the Company issued 7,060,754 shares of its common stock and recorded compensation expense of $10.182 million, which included the issuance of 2,757,002 shares which were the result of the board of directors granting the modification to holders of options that reduced the exercise price of those options.

During the year ended September 30, 2019, the Company granted options to acquire 210,000 shares of its common stock at an exercise prices ranging from $.08 to $2.40 per share. During the year ended September 30, 2019, the Company granted warrants to acquire 1,350,000 shares of its common stock at exercise prices ranging from $1.70 to $2.40 per share.

The securities issued in the above-mentioned transactions were issued in connection with private placements exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended, pursuant to the terms of Section 4(2) of that Act and Rule 506 of Regulation D.

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Item 16. Exhibits

Exhibit No.	Description
3.1(a)	Articles of Incorporation of Stem Holdings, Inc. (previously filed on February 13, 2017)
3.2	Bylaws of Stem Holdings, Inc. (previously filed on February 13, 2017)
4.1*	Form of Warrant
5.1*	Legal Opinion of Legal Robert Diener, Esq.
10.1*	Subscription Agreement
23.1*	Legal Opinion of Legal Robert Diener, Esq. (included with Exhibit 5.1)
23.2(a)*	Consent of LJ Soldinger Associates, LLC, Independent Registered Public Accounting Firm
23.2(b)*	Consent of Rosenberg Rich Baker Berman, P.A, Independent Registered Public Accounting Firm

*filed herewith

Item 17. Undertakings

The undersigned registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; Provided however, that:

A.	Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

B.	Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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4.	If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

5.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.	If the registrant is relying on Rule 430B:

A.	Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii.	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

6.	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacity and on the date indicated.

Stem Holdings, Inc.
(Registrant)

By:	/s/ Adam Berk
Adam Berk
Chief Executive Officer and Director (Principal Executive Officer)

Date	January 19, 2021

By:	/s/ Steven Hubbard
Steven Hubbard
Chief Financial Officer and Director
(Principal Financial and Accounting Officer)

Date	January 19, 2021

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Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following person on behalf of the registrant and in the capacity and on the date indicated.

By:	/s/ Adam Berk
Adam Berk
Chief Executive Officer and Director (Principal Executive Officer)

Date	January 19, 2021

By:	/s/ Steven Hubbard
Steven Hubbard
Chief Financial Officer and Director (Principal Financial and Accounting Officer)

Date	January 19, 2021

By:	/s/ Garrett M. Bender
Garrett M. Bender
Director

Date	January 19, 2021

By:	/s/ Lindy Snider
Lindy Snider
Director

Date	January 19, 2021

By:	/s/ Ellen B. Deutsch
Ellen B. Deutsch
Director

Date	January 19, 2021

By:	/s/ Dennis Suskind
Dennis Suskind Director

Date	January 19, 2021

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EXHIBIT LIST

Exhibit No.	Description
3.1(a)	Articles of Incorporation of Stem Holdings, Inc. (previously filed on February 13, 2017)
3.2	Bylaws of Stem Holdings, Inc. (previously filed on February 13, 2017)
4.1*	Form of Warrant
5.1*	Legal Opinion of Legal Robert Diener, Esq.
10.1*	Subscription Agreement
23.1*	Legal Opinion of Legal Robert Diener, Esq. (included with Exhibit 5.1)
23.2(a)*	Consent of LJ Soldinger Associates, LLC, Independent Registered Public Accounting Firm
23.2(b)*	Consent of Rosenberg Rich Baker Berman, P.A, Independent Registered Public Accounting Firm

*filed herewith

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